Exhibit 4.2

FORESIGHT ENERGY LLC,

FORESIGHT ENERGY FINANCE CORPORATION,

THE GUARANTORS PARTY HERETO

AND

WILMINGTON TRUST, NATIONAL ASSOCIATION,

AS TRUSTEE,

AND

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC,

AS NOTES ADMINISTRATOR AND EXCHANGE AGENT,

Indenture

Dated as of August 30, 2016

$299,859,000

Senior Secured Second Lien Exchangeable PIK Notes due 2017

Exhibits & Schedules
Exhibit A	-	Form of Note
Exhibit B	-	Form of Supplemental Indenture to be Delivered by Subsequent Guarantors
Exhibit C	-	Form of Intercreditor Agreement
Exhibit D		Form of Collateral Trust and Intercreditor Agreement
Exhibit E	-	Wire Instructions

INDENTURE dated as of August 30, 2016 (this “Indenture”), among Foresight Energy LLC, a Delaware limited liability company (the “Company”), Foresight Energy Finance Corporation, a Delaware corporation (“Co-Issuer,” and together with the Company, the “Issuers”), the guarantors party hereto (collectively the “Guarantors”), Wilmington Trust, National Association, a national banking association, as trustee (the “Trustee”), and American Stock Transfer & Trust Company, LLC, a New York limited liability trust company, as notes administrator (in such capacity, the “Notes Administrator”) and as exchange agent (in such capacity, the “Exchange Agent”).

RECITALS OF THE ISSUERS AND THE GUARANTORS

The Issuers have duly authorized the execution and delivery of this Indenture to provide for the issuance of their (i) Senior Secured Second Lien Exchangeable PIK Notes issued on the date hereof (the “Original Notes”) and (ii) any additional Notes (including any PIK Notes (as defined herein) “Additional Notes” and, together with the Original Notes, the “Notes”) that may be issued pursuant to this Indenture. Each Guarantor has duly authorized the execution and delivery of this Indenture to provide for the issuance of its Note Guarantee. Each of the Issuers and the Guarantors has received good and valuable consideration for the execution and delivery of this Indenture and the Note Guarantees, as the case may be. Each Guarantor will derive substantial direct and indirect benefits from the issuance of the Notes. All necessary acts and things have been done to make (i) the Notes, when duly issued and executed by the Issuers and authenticated and delivered hereunder, the legal, valid and binding obligations of the Issuers, (ii) the Note Guarantees, when executed by each Guarantor and delivered hereunder, the legal, valid and binding obligations of each Guarantor and (iii) this Indenture a legal, valid and binding agreement of each of the Issuers and the Guarantors in accordance with the terms of this Indenture.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows:

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Definitions.

“30 Trading Day VWAP” means, with respect to any date, the per-unit volume weighted average price of the Common Units for a period of 30 consecutive Trading Days ending on the Trading Day immediately prior to such date, as determined by the Issuers to be calculated on Bloomberg, without regard to after-hours trading or any other trading outside of regular trading session trading hours (or, if such volume weighted average price is unavailable via Bloomberg, the average market value of one Common Unit over such 30 Trading Day period determined, using a volume weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the MLP or the Company).

“Acquired Debt” means Debt of a Person existing at the time the Person is acquired by, or merges with or into, the Company or any Restricted Subsidiary or becomes a Restricted Subsidiary.

“Additional Assets” means all or substantially all of the assets of a Permitted Business, or Voting Stock of another Person engaged in a Permitted Business that will, on the date of acquisition, be a Restricted Subsidiary (and, if a Wholly Owned Restricted Subsidiary, be obligated to become a Guarantor), or other assets (other than cash and Cash Equivalents, securities (including Equity Interests) or assets classified as current assets under GAAP) that are to be used in a Permitted Business of the Company or one or more of its Restricted Subsidiaries.

“Affiliate” means, with respect to any Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings. Without limiting the generality of the foregoing, any Person that, together with its Related Parties, beneficially owns in excess of 25% of the Voting Stock of the General Partner in the aggregate shall be deemed to be an Affiliate of the Company for purposes of this definition. Notwithstanding the foregoing, “Affiliate” shall not include (x) any Person that holds more than $20.0 million aggregate principal amount of the Second Lien Notes on the Issue Date and/or (y) any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such Person referred to in the preceding clause (x).

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Note or beneficial interests therein, the rules and procedures of the Depositary for such Note to the extent applicable to such transaction and as in effect from time to time.

“Applicable Tax Distribution Amount” means, with respect to the applicable taxable period, an amount equal to the product of (i) the estimated taxable income allocable to, or otherwise taxable in the hands of, the direct or indirect owners of the Company from the Company and any Subsidiaries of the Company (excluding any such Subsidiaries that are not pass-through or disregarded entities for U.S. federal income tax purposes and any Subsidiaries of any such Subsidiaries) for such taxable period (including any additional taxable income resulting from any audit adjustment with respect to such period) and (ii) the maximum combined United States federal, state and local income tax rate applicable to any direct or indirect owner of the Company for such period, as determined under the Reserves partnership agreement.

“Asset Sale” means any sale, lease (other than Capital Leases), transfer or other disposition of any assets by the Company or any Restricted Subsidiary, including by means of a merger, consolidation or similar transaction and including any sale or issuance of the Equity Interests of any Restricted Subsidiary but not of the Company (each of the above referred to as a “disposition”), provided that the following are not included in the definition of “Asset Sale”:

(1) a disposition to the Company or a Restricted Subsidiary, including the sale or issuance by the Company or any Restricted Subsidiary of any Equity Interests of any Restricted Subsidiary to the Company or any Restricted Subsidiary; provided that the aggregate amount of dispositions to Restricted Subsidiaries that are not Guarantors in reliance on this clause (1) may not exceed $20 million;

(2) the sale or discount of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof, and dispositions of Receivables and related assets in connection with a Permitted Receivables Financing;

(3) operating leases (other than Sale and Leaseback Transactions) entered into in the ordinary course of a mining business;

(4) a transaction covered by Section 5.01, except for a transaction covered by clause (b) or (d)(3) thereof;

(5) a Restricted Payment permitted under Section 4.08 or a Permitted Investment;

(6) any transfer of property or assets that consists of grants by the Company or any of its Subsidiaries in the ordinary course of business of licenses or sub-licenses, including with respect to intellectual property rights;

(7) the sale of assets by the Company or any of its Restricted Subsidiaries consisting of leases and subleases of real property solely to the extent that such real property is not necessary for the normal conduct of operations of the Company and its Restricted Subsidiaries;

(8) the granting of a Lien permitted under this Indenture or the foreclosure of assets of the Company or any of its Subsidiaries to the extent not constituting a Default;

(9) the sale or other disposition of cash or Cash Equivalents;

(10) the unwinding of any Hedging Agreements;

(11) the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

(12) the issuance of Disqualified Stock or Preferred Stock of a Restricted Subsidiary pursuant to Section 4.06;

(13) (a) the sale of damaged, obsolete, unusable or worn out equipment or equipment that is no longer needed in the conduct of the business of the Company and its Restricted Subsidiaries, (b) sales of inventory, used or surplus equipment or reserves and dispositions related to the burn-off of mines or (c) the abandonment or allowance to lapse or expire or other disposition of intellectual property by the Company and its Restricted Subsidiaries in the ordinary course of business;

(14) any disposition in a transaction or series of related transactions of assets with a Fair Market Value of less than $10.0 million; and

(15) any of the Transactions.

“Attributable Indebtedness” in respect of a Sale and Leaseback Transaction means, at any date of determination,

(1) if such Sale and Leaseback Transaction is a Capital Lease, the amount of Debt represented thereby according to the definition of “Capital Lease”; and

(2) in all other circumstances, the present value (discounted at the interest rate implicit in such transaction, determined in accordance with GAAP, compounded annually) of the total Obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended).

“Available Cash” means, with respect to any fiscal quarter, (a) the sum of (i) all cash and Cash Equivalents of the Company and its Subsidiaries on hand at the end of such quarter, and (ii) if the General Partner so determines, all or any portion of any additional cash and Cash Equivalents of the Company and its Subsidiaries on hand on the date the Company and its Subsidiaries make Restricted Payments with respect to such quarter (including any borrowings made subsequent to the end of such quarter), less (b) the amount of any cash reserves established by the General Partner to (i) provide for the proper conduct of the business of the Company and of its Subsidiaries (including reserves for future capital expenditures and for anticipated future credit needs) subsequent to such quarter, (ii) comply with applicable law or any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which the Company or any of its Subsidiaries is a party or by which it is bound or its assets are subject or (iii) provide funds for Restricted Payments in respect of future periods.

“Bankruptcy Law” means any law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law, including, without limitation, the bankruptcy law of each Issuer’s jurisdiction and title 11, United States Bankruptcy Code of 1978, as amended.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act. The terms “Beneficially Owns” and “Beneficially Owned” shall have a corresponding meaning.

“Board of Directors” means:

(1) with respect to the Company, the board of directors of the General Partner, and

(2) with respect to any other Person, (i) if the Person is a corporation, the board of directors of the corporation, (ii) if the Person is a partnership, the Board of Directors of the general partner of the partnership and (iii) with respect to any other Person, the manager, board or committee of such Person serving a similar function.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered in accordance with Section 12.02 to the Trustee.

“Business Day” means any day (other than a Saturday or Sunday) which is not a day on which banking institutions in New York, New York or in any place of payment are authorized or obligated by law to close for business.

“Capital Lease” means, with respect to any Person, any lease of any property which, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participation rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1) United States dollars, or money in other currencies;

(2) U.S. Government Obligations or certificates representing an ownership interest in U.S. Government Obligations with maturities not exceeding two years from the date of acquisition;

(3) (i) demand deposits, (ii) time deposits and certificates of deposit with maturities of one year or less from the date of acquisition, (iii) bankers’ acceptances with maturities not exceeding one year from the date of acquisition, and (iv) overnight bank deposits, in each case with any bank or trust company organized or licensed under the laws of the United States or any state thereof (including any branch of a foreign bank licensed under any such laws) having capital, surplus and undivided profits in excess of $500.0 million (or the foreign currency equivalent thereof) whose short-term debt is rated “A-2” or higher by S&P or “P-2” or higher by Moody’s;

(4) commercial paper maturing within 364 days from the date of acquisition thereof and having, at such date of acquisition, ratings of at least A-2 by S&P or P-2 by Moody’s;

(5) readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision thereof (including any agency or instrumentality thereof), in each case rated at least Investment Grade by S&P or Moody’s with maturities not exceeding one year from the date of acquisition;

(6) investment funds substantially all of the assets of which consist of investments of the type described in clauses (1) through (5) above; and

(7) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (2) above and entered into with a financial institution satisfying the criteria described in clause (3) above.

“Change of Control” means:

(1) the sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets (including Capital Stock of the Restricted Subsidiaries) of the Company and its Restricted Subsidiaries taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than one or more Permitted Holders;

(2) the adoption of a plan relating to the liquidation or dissolution of the Company or the removal of the General Partner by the limited partners of the MLP;

(3) the consummation of any transaction (including, without limitation, any merger or consolidation), in one or a series of related transactions, the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), excluding the Permitted Holders, becomes the Beneficial Owner, directly or indirectly, of more than 35% of the Voting Stock of the General Partner, measured by voting power rather than number of shares, units or the like;

(4) the MLP (or one or more Permitted Holders) shall cease to own collectively, directly or indirectly, 100% of the Voting Stock of the Company; or

(5) a “Change of Control” under the Credit Agreement as in effect as of the Issue Date, for so long as such agreement is in effect.

Notwithstanding the preceding clauses (1) through (4), a conversion of the Company or any of its Restricted Subsidiaries from a limited partnership, corporation, limited liability company or other form of entity to a limited liability company, corporation, limited partnership or other form of entity, an exchange of all of the outstanding Equity Interests in one form of entity for Equity Interests in another form of entity or a transaction in which the Company becomes a Subsidiary of another Person shall not constitute a Change of Control, so long as following such conversion or exchange either (a) the “persons” (as that term is used in Section 13(d)(3) of the Exchange Act) who Beneficially Owned the Capital Stock of the Company immediately prior to such transactions continue to Beneficially Own in the aggregate more than 50% of the Voting Stock of such entity, or continue to Beneficially Own sufficient Equity Interests in such entity to elect a majority of its directors, managers, trustees or other persons serving in a similar capacity for such entity or its general partner, as applicable, or (b) no “person,” other than a Permitted Holder, Beneficially Owns more than 50% of the Voting Stock of such entity or its general partner, as applicable.

In addition, notwithstanding the preceding clauses (1) through (4), a Change of Control shall not occur as a result of (i) any transaction in which more than 50% of the Voting Stock of the Company (measured by voting power rather than number of shares, units or the like) remains controlled by a Subsidiary of Reserves but one or more intermediate holding companies between the Company and Reserves are added, liquidated, merged or consolidated out of existence or (ii) any transaction in which the Company remains a wholly owned Subsidiary of the MLP but one or more intermediate holding companies between the Company and the MLP are added, liquidated, merged or consolidated out of existence; provided that following any of the transactions described in the foregoing clauses (i) or (ii) of this paragraph, either (a) the “persons” (as that term is used in Section 13(d)(3) of the Exchange Act) who Beneficially Owned the Capital Stock of the Company immediately prior to such transactions continue to Beneficially Own in the aggregate more than 50% of the Voting Stock of such entity, or continue to Beneficially Own sufficient Equity Interests in such entity to elect a majority of its directors, managers, trustees or other persons serving in a similar capacity for such entity or its general partner, as applicable, or (b) no “person,” other than a Permitted Holder, Beneficially Owns more than 50% of the Voting Stock of such entity or its general partner, as applicable.

Notwithstanding the foregoing, in no event shall the exercise of the Murray Option or the exercise of the Murray Purchase constitute a Change of Control under this Indenture.

“close of business” means 5:00 p.m. New York City time.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” shall have the meaning set forth in the Pledge and Security Agreement.

“Collateral Agent” means the Person serving as collateral agent under the Collateral Trust and Intercreditor Agreement, together with its successors and permitted assigns in such capacity, for the Notes.

“Collateral Trust and Intercreditor Agreement” means the Collateral Trust and Intercreditor Agreement, dated as of August 30, 2016, among each Issuer, each Guarantor, the Trustee, Wilmington Savings Fund Society, FSB, as the trustee with respect to the Second Lien Notes, the secured party representatives from time to time a party thereto and Wilmington Savings Fund Society, FSB, as collateral agent, which is attached to this Indenture as Exhibit D, as such agreement may be amended, restated, supplemented, or otherwise modified from time to time in accordance with its terms and in accordance with this Indenture, or any replacement thereof or any other intercreditor agreement that contains terms not materially less favorable to the Holders than such agreement.

“Colt Assignment” means the agreement, dated August 30, 2016, by and between Colt LLC, an affiliate of Reserves, and Murray American, whereby Colt assigned to Murray American all of Colt’s rights to be paid minimum coal royalties under six coal leases between Colt and subsidiaries of the MLP, until May 31, 2022, as amended, amended and restated or otherwise modified.

“Commission” means the U.S. Securities and Exchange Commission.

“common equity,” when used with respect to a contribution of capital to the Company, means a capital contribution to the Company in a manner that does not constitute Disqualified Equity Interests.

“Common Units” means the limited partnership interests in the MLP defined as “Common Units” under and pursuant to the partnership agreement of the MLP.

“Common Unit Equivalent” means any security that is by its terms convertible into or exchangeable for Common Units or another Common Unit Equivalent, and any option, warrant or other subscription or purchase right with respect to Common Units.

“Common Unit Trading Price” means, with respect to an issuance or sale of Common Units or Common Unit Equivalents, the Daily VWAP per Common Unit for the 10 consecutive Trading Days ending on the Trading Day immediately preceding the date of announcement of such issuance or sale.

“Consolidated EBITDA” means, for any Person for any period, Consolidated Net Income for such Person for such period:

(1) plus, without duplication, the following for such Person and its Subsidiaries (Restricted Subsidiaries, in the case of the Company) for such period to the extent deducted in calculating Consolidated Net Income:

(A) federal state, local and foreign income tax expense for such period;

(B) non-cash compensation expense;

(C) losses on discontinued operations;

(D) Interest Expense;

(E) depreciation, depletion and amortization of property, plant, equipment and intangibles;

(F) debt extinguishment costs and expenses (including, without limitation, any costs or expenses in connection with the Transactions);

(G) other non-cash charges (including, without limitation, FASB ASC 360-10 writedowns, but excluding any non-cash charge which requires an accrual of, or a cash reserve for, anticipated cash charges for any future period);

(H) the excess, if any, of reclamation and remediation obligation expenses determined in accordance with GAAP over reclamation and remediation obligations cash payments (it being understood that reclamation and remediation obligation expenses may not be added back under any other clause in this definition);

(I) the amount of any unusual or non-recurring restructuring or similar charges (which, for avoidance of doubt, shall include costs incurred in connection with the Transactions and transactions related thereto, retention, severance, systems establishment costs or excess pension, OPEB, black lung settlement, curtailment or other excess charges); provided that any determination of whether a charge is unusual or non-recurring shall be made by the Company’s chief financial officer (or person acting in a similar capacity) pursuant to such officer’s good faith judgment; and

(J) transaction costs, fees and expenses in connection with any acquisition or issuance of Debt or Equity Interests (whether or not successful) by the Company or any Restricted Subsidiary;

provided that, with respect to any Subsidiary of such Person (Restricted Subsidiary, in the case of the Company), the foregoing such items will be added only to the extent and in the same proportion that such Subsidiary’s net income was included in calculating Consolidated Net Income;

(2) minus, without duplication, the following for such Person and its Subsidiaries (Restricted Subsidiaries in the case of the Company) for such period to the extent added in calculating Consolidated Net Income:

(A) federal state, local and foreign income tax benefit for such period,

(B) gains on discontinued operations,

(C) all non-cash items increasing Consolidated Net Income for such Person for such period (including, without limitation, the accretion of sales or purchase contracts),

(D) the excess, if any, of asset retirement obligations cash payments over asset retirement obligations expenses determined in accordance with GAAP (it being understood that asset retirement cash payments need not be added back under any other clause in this definition),

(E) all cash payments actually made by such Person and its Subsidiaries (Restricted Subsidiaries in the case of the Company) during such period relating to non-cash charges that were added back in determining Consolidated EBITDA in any prior period, and

(F) all unusual or non-recurring gains.

Notwithstanding anything in this definition to the contrary, no Management Fees shall be added back in calculating, or shall otherwise increase, Consolidated EBITDA of the Company at any time.

“Consolidated Net Income” means, for any Person for any period, the aggregate net income (or loss) of such Person and its Subsidiaries for such period determined on a consolidated basis in conformity with GAAP (after reduction for minority interests in Subsidiaries of such Person), provided that the following (without duplication) will be excluded in computing Consolidated Net Income:

(1) the net income (or loss) of any Person other than a Subsidiary of such Person (Restricted Subsidiary, in the case of the Company), except to the extent of dividends or other distributions actually paid in cash to the Company or any of its Subsidiaries by such Person during such period;

(2) the net income (or loss) of any Subsidiary of such Person (Restricted Subsidiary, in the case of the Company) to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of its net income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or in similar distributions has been legally waived;

(3) any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to asset sales, other dispositions or the extinguishment of debt, in each case other than in the ordinary course of business;

(4) any net after-tax extraordinary gains or losses;

(5) the cumulative effect of a change in accounting principles; and

(6) the net income (or loss) of a successor entity prior to assuming the Company’s obligations under this Indenture and the Notes pursuant to Section 5.01.

Notwithstanding anything in this definition to the contrary, no Management Fees shall be excluded in calculating, or shall otherwise increase, Consolidated Net Income of the Company at any time.

“Consolidated Tangible Assets” means, as of any date of determination, (a) the sum of all amounts that would, in accordance with GAAP, be set forth opposite the caption “total assets” (or any like caption) on a consolidated balance sheet of the Company and its Restricted Subsidiaries minus (b) the sum of all amounts that would, in accordance with GAAP, be set forth opposite the captions “goodwill” or other intangible categories (or any like caption) on a consolidated balance sheet of the Company and its Restricted Subsidiaries minus (c) assets of a Securitization Subsidiary.

“Corporate Trust Office” means (i) with respect to the Trustee, the office of the Trustee, at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at Rodney Square North, 1100 North Market Street, Wilmington, DE 19890, Attention: Foresight Notes Administrator or such other address as the Trustee may designate from time to time by notice to the Holders, the Notes Administrator and the Issuers, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders, the Notes Administrator and to the Issuers) and (ii) with respect to the Notes Administrator, the office of the Notes Administrator, at which at any particular time its notes administration business shall be principally administered, which office at the date of execution of this Indenture is located at 6201 15th Avenue, Brooklyn, NY 11219 or such other address as the Notes Administrator may designate from time to time by notice to the Holders, the Trustee and the Issuers, or the principal corporate trust office of any successor Notes Administrator (or such other address as such successor Notes Administrator may designate from time to time by notice to the Holders, the Trustee and to the Issuers).

“Credit Agreement” means the third amended and restated credit agreement, dated as of August 30, 2016, among the Company, Citibank, N.A., as administrative agent, the L/C Issuers party thereto and the other lenders from time to time party thereto, together with any related documents (including any security documents and guarantee agreements), and as it may be amended, restated, modified, supplemented, extended, renewed, refunded, restructured, refinanced or replaced or substituted from time to time and whether by the same or any other agent, lender or group of lenders or other party.

“Credit Facilities” means (i) one or more credit facilities (including the Credit Agreement) with banks or other lenders providing for revolving credit loans, term loans, receivables financing (including a Permitted Receivables Financing) or the issuance of letters of credit or bankers’ acceptances or the like, (ii) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments), or (iii) instruments or agreements evidencing any other Debt, in each case, with the same or different borrowers or issuers and, in each case, as amended, restated, modified, supplemented, extended, renewed, refunded, restructured, refinanced or replaced or substituted in whole or in part from time to time and whether by the same or any other agent, lender or group of lenders or other party.

“Custodian” means any receiver, trustee, assignee, liquidator, custodian, administrator or similar official under any Bankruptcy Law.

“Daily VWAP” of a security means, with respect to any Trading Day, the per unit volume weighted average price of such security as displayed under the heading “Bloomberg VWAP” on

Bloomberg page (being “FELP.US<equity>AQR” in the case of Common Units) (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one unit of such security on that Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The Daily VWAP will be determined by the Issuers without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Debt” means, with respect to any Person, without duplication,

(1) all indebtedness of such Person for borrowed money;

(2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3) all obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments;

(4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services provided by third-party service providers which are recorded as liabilities under GAAP, excluding (i) trade payables arising in the ordinary course of business and payable in accordance with customary practice, and (ii) accrued expenses, salary and other employee compensation obligations incurred in the ordinary course;

(5) all Obligations in respect of Capital Leases of such Person and all Attributable Indebtedness in respect of a Sale and Leaseback Transaction (other than any Excluded Sale and Leaseback Transaction) entered into by such Person;

(6) the amount of all Receivables Financings of such Person;

(7) Disqualified Equity Interests of such Person;

(8) all Debt of other Persons Guaranteed by such Person to the extent so Guaranteed;

(9) all Debt (excluding prepaid interest thereon) of other Persons secured by a Lien on any property owned or being purchased by (including indebtedness owing under conditional sales or other title retention agreements) such Person, whether or not such Debt is assumed by such Person or is limited in recourse; and

(10) all obligations of such Person under Hedging Agreements.

The amount of Debt of any Person will be deemed to be:

(A) with respect to Debt secured by a Lien on an asset of such Person but not otherwise the obligation, contingent or otherwise, of such Person, the lesser of (x) the fair market value of such asset on the date the Lien attached and (y) the amount of such Debt;

(B) with respect to any Debt issued with original issue discount, the face amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt;

(C) with respect to any Hedging Agreement, the amount payable (determined after giving effect to all contractually permitted netting) if such Hedging Agreement terminated at that time; and

(D) otherwise, the outstanding principal amount thereof.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Default Rate” means 17% per annum.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 as the Depositary with respect to the Notes, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Designated Non-Cash Consideration” means the Fair Market Value of non-cash consideration received by the Company or any of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration pursuant to an Officers’ Certificate of the Company delivered in accordance with Section 12.02 to the Trustee, less the amount of Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-Cash Consideration.

“Disqualified Equity Interests” means Equity Interests that by their terms (or by the terms of any security into which such Equity Interests are convertible, or for which such Equity Interests are exchangeable, in each case at the option of the holder thereof) or upon the happening of any event:

(1) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or are required to be redeemed or redeemable at the option of the holder prior to the Stated Maturity of the Notes for consideration other than Qualified Equity Interests, or

(2) are convertible at the option of the holder into Disqualified Equity Interests or exchangeable for Debt,

in each case prior to the date that is 91 days after the date on which the Notes mature; provided that Equity Interests will not constitute Disqualified Equity Interests solely because of provisions giving holders thereof the right to require the repurchase or redemption upon an “asset sale” or “change of control” occurring prior to the Stated Maturity of the Notes if those provisions:

(A) are no more favorable to the holders of such Equity Interests than Sections 4.09 and 4.11 hereof, and

(B) specifically state that repurchase or redemption pursuant thereto will not be required prior to the Company’s repurchase of the Notes as required by this Indenture.

“Disqualified Stock” means Capital Stock constituting Disqualified Equity Interests.

“Domestic Restricted Subsidiary” means any Restricted Subsidiary formed under the laws of the United States of America or any jurisdiction thereof.

“Equity Interests” means all Capital Stock and all warrants or options with respect to, or other rights to purchase, Capital Stock, but excluding Debt convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means (1) any public or private sale of Qualified Stock of the Company, the MLP or any other Parent (other than Capital Stock sold to the Company or a Subsidiary of the Company); provided that if such public offering or private placement is of Capital Stock of the MLP or any Parent, the term “Equity Offering” shall refer to the portion of the net cash proceeds therefrom that has been contributed to the equity capital of the Company or (2) the contribution of cash to the Company as an equity capital contribution.

“Excess Cash Flow Payments” means the aggregate amount of Excess Cash Flow (as defined in the Credit Agreement or any other Credit Facility) that is required to be applied to repay Debt outstanding under the Credit Agreement or such other Credit Facility.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Agent” means American Stock Transfer & Trust Company, LLC as exchange agent (appointed to act in such capacity, together with its successors and permitted assigns in such capacity).

“Exchange Price” means on any date $1.00, divided by the Exchange Rate as of such date.

“Exchange Rate” means, initially 1.12007 Common Units per $1.00 principal amount of Notes, subject to adjustment as set forth herein.

“Excluded Debt” means Debt Incurred pursuant to Section 4.06 after the Issue Date in an aggregate principal amount not to exceed $20.0 million at any time outstanding, the proceeds of which are used for working capital purposes; provided that (i) such Debt will not be outstanding for a period of longer than 30 days after the date on which such Debt is Incurred and (ii) if a majority of such Debt is loaned or otherwise provided by an Affiliate, such Debt is non-interest bearing.

“Excluded Sale and Leaseback Transactions” means the sale and leaseback transactions with certain Affiliates of the Company outstanding as of the Issue Date and described in the Offering Memorandum or that would be characterized as sale and leaseback transactions solely because of the continuing involvement of such Affiliate in mining related to such leases.

“Ex-Dividend Date” means the first date on which the Common Units (or other security) trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question.

“Fair Market Value” means, with respect to any property, the price that could be negotiated in an arm’s length transaction between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined, except as otherwise provided, (a) if such property has a Fair Market Value equal to or less than $25.0 million, by any Officer of the Company; or (b) if such property has a Fair Market Value in excess of $25.0 million, by (x) at least a majority of the disinterested members of the Board of Directors and evidenced by a Board Resolution of the Company or (y) a written opinion delivered to the Issuers from a nationally recognized investment banking firm, a copy of which shall be delivered to the Trustee in accordance with Section 12.02.

“First Priority Lien Cap” means an amount equal to the sum of (i) $795.0 million, plus (ii) the aggregate principal amount of additional Debt Incurred under clause (b)(4) of the definition of “Permitted Debt” to pay accrued and unpaid interest, premiums (including tender premiums), expenses, defeasance costs and fees in connection with a refinancing or replacement of any Credit Facility or other Debt that constitutes First Priority Lien Obligations.

“First Priority Lien Obligations” means (i) all Obligations under the Credit Agreement and (ii) Other First-Priority Obligations.

“Fixed Charge Coverage Ratio” means, on any date (the “transaction date”) for any Person, the ratio of:

(x) the aggregate amount of Consolidated EBITDA for such Person for the four fiscal quarters immediately prior to the transaction date for which financial statements have been delivered in accordance with Section 4.17 (the “reference period”) to

(y) the aggregate Fixed Charges for such Person during such reference period.

In making the foregoing calculation,

(1) pro forma effect will be given to any Debt or Preferred Stock Incurred (including the Fixed Charges attributable thereto) during or after the reference period to the extent the Debt is outstanding or is to be Incurred on the transaction date as if the Debt, Disqualified Stock or Preferred Stock had been Incurred on the first day of the reference period;

(2) pro forma calculations of interest on Debt bearing a floating interest rate will be made as if the rate in effect on the transaction date (taking into account any Hedging Agreement applicable to the Debt if the Hedging Agreement has a remaining term of at least 12 months) had been the applicable rate for the entire reference period;

(3) Fixed Charges related to any Debt or Preferred Stock no longer outstanding or to be repaid or redeemed on the transaction date, except for Interest Expense accrued during the reference period under a revolving credit to the extent of the commitment thereunder (or under any successor revolving credit) in effect on the transaction date, will be excluded;

(4) pro forma effect will be given to:

(A) the creation of Restricted Subsidiaries and Unrestricted Subsidiaries,

(B) the acquisition or disposition of companies, divisions, lines of businesses or assets by such Person and its Subsidiaries (Restricted Subsidiaries in the case of the Company), including any acquisition or disposition of a company, division, line of business or asset since the beginning of the reference period by a Person that became a Subsidiary of such Person (Restricted Subsidiary, in the case of the Company) after the beginning of the reference period and any cost saving initiatives, and

(C) the discontinuation of any discontinued operations but, in the case of Fixed Charges, only to the extent that the obligations giving rise to the Fixed Charges will not be obligations of such Person or any of its Subsidiaries (Restricted Subsidiaries in the case of the Company) following the transaction date that have occurred since the beginning of the reference period as if such events had occurred, and, in the case of any disposition, the proceeds thereof applied, on the first day of the reference period. To the extent that pro forma effect is to be given to an acquisition or disposition of a company, division or line of business, the pro forma calculation will be based upon the most recent four full fiscal quarters for which the relevant financial information is available.

For purposes of this definition, pro forma calculations shall be made in accordance with Article 11 of Regulation S-X promulgated under the Securities Act, except that such pro forma calculations may also include cost savings and operating expense reductions for such period resulting from the acquisition, merger or consolidation, disposition or other corporate transaction for which pro forma effect is being given (A) that have been realized or (B) for which steps have been taken or are reasonably expected to be taken within six (6) months of the date of such transaction and such cost savings, cost saving initiatives and operating expense reductions are reasonably expected to be realized within twelve (12) months of the date of such transaction, are set forth in a certification of the principal financial or accounting officer of the Company delivered to the Trustee in accordance with Section 12.02 that states (i) the amount of such adjustment or adjustments and (ii) that such adjustment or adjustments are based on the reasonable good faith belief of the Officers executing such Officers’ Certificate at the time of such execution.

For so long as any Person is failing to comply with Section 4.17 hereof, such Person shall be deemed not able to satisfy any applicable Fixed Charge Coverage Ratio condition or test set forth herein.

“Fixed Charges” means, for any Person for any period, the sum of:

(1) Interest Expense for such Person for such period; and

(2) cash and non-cash dividends paid, declared, accrued or accumulated on any Disqualified Stock or Preferred Stock of the such Person or any of its Subsidiaries (Restricted Subsidiaries in the case of the Company), except for dividends payable in the Company’s Qualified Stock or paid to such Person or any of its Subsidiaries (Restricted Subsidiaries in the case of the Company).

“GAAP” means generally accepted accounting principles in the United States of America as in effect on the Issue Date.

“General Partner” means the general partner of the MLP.

“Governmental Authority” means the government of the United States or any other nation, or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing any Debt or other obligation of any other Person (the “primary obligor”), whether directly or indirectly, and including any written obligation of the guarantor, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation or to purchase (or advance or supply funds for the purchase of) any security for the payment thereof, (b) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt or other obligation or (c) as an account party in respect of any letter of credit or letter of guarantee issued to support such Debt or other obligation; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.

“Guarantor” means (i) the MLP, (ii) each Wholly Owned Domestic Restricted Subsidiary of the Company in existence on the Issue Date that also guarantees the Credit Agreement and (iii) each Restricted Subsidiary that executes a supplemental indenture in the form attached as Exhibit B to this Indenture providing for the Guarantee of the payment of the Notes and all other Obligations under this Indenture, or any successor obligor under its Note Guarantee, in each case unless and until such Guarantor is released from its Note Guarantee pursuant to this Indenture.

“Hedging Agreement” means any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options,

forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement.

“Holder” means, with respect to any Note, a Person in whose name such Note is registered in the Security Register.

“Incur” means, with respect to any Debt or Capital Stock, to incur, create, issue, assume or Guarantee such Debt or Capital Stock. If any Person becomes a Restricted Subsidiary on any date after the date of this Indenture, the Debt and Capital Stock of such Person outstanding on such date will be deemed to have been Incurred by such Person on such date for purposes of Section 4.06, but will not be considered the sale or issuance of Equity Interests for purposes of Section 4.09. Neither the accrual of interest nor the accretion of original issue discount nor the payment of interest in the form of additional Debt (to the extent provided for when the Debt on which such interest is paid was originally issued) shall be considered an Incurrence of Debt.

“Indenture” means this indenture as originally executed or as it may from time to time be supplemented or amended by one or more supplemental indentures entered into pursuant to the applicable provisions hereof.

“Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of August 30, 2016, by and among the Issuers, each of the Guarantors, Citibank, N.A., as administrative agent and first lien collateral agent, Wilmington Savings Fund Society, FSB, as Collateral Agent, Wilmington Trust, National Association, as Trustee, Wilmington Savings Fund Society, FSB, as Trustee under the Second Lien Notes Indenture, and any other parties from time to time party hereto, which is attached to this Indenture as Exhibit C, as such agreement may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, or any replacement thereof, or any other intercreditor agreement that contains terms not materially less favorable to the Holders than such intercreditor agreement.

“Interest Payment Dates” means March 1, 2017 and October 3, 2017.

“Interest Expense” means, for any Person for any period, the consolidated interest expense of such Person and its Subsidiaries (Restricted Subsidiaries in the case of the Company), plus, to the extent not included in such consolidated interest expense, and to the extent incurred, accrued or payable by such Person or its Subsidiaries (Restricted Subsidiaries in the case of the Company), without duplication: (i) interest expense attributable to Capital Leases, (ii) imputed interest with respect to Attributable Indebtedness (excluding interest on the Excluded Sale and Leaseback Transactions), (iii) amortization of debt discount and debt issuance costs, (iv) capitalized interest, (v) non-cash interest expense, (vi) any of the above expenses with respect to Debt of another Person Guaranteed by such Person or any of its Subsidiaries (Restricted Subsidiaries in the case of the Company) or secured by a Lien on the assets of such Person or one of its Subsidiaries (Restricted Subsidiaries in the case of the Company) and

(vii) any interest, premiums, fees, discounts, expenses and losses on the sale of accounts receivable (and any amortization thereof) payable by such Person or any of its Subsidiaries (Restricted Subsidiaries in the case of the Company) in connection with a Receivables Financing, and any yields or other charges or other amounts comparable to, or in the nature of, interest payable by such Person or any of its Subsidiaries (Restricted Subsidiaries in the case of the Company) under any Receivables Financing. Interest Expense shall be determined for any period after giving effect to any net payments made or received and costs incurred by such Person or any of its Subsidiaries (Restricted Subsidiaries in the case of the Company) with respect to any related interest rate Hedging Agreements.

“Investment” means:

(1) any advance (excluding intercompany liabilities incurred in connection with the cash management operations of the Company or its Restricted Subsidiaries), loan or other extension of credit to another Person (but excluding (i) advances to customers, suppliers or the like in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivables, prepaid expenses or deposits on the balance sheet of the Company or its Restricted Subsidiaries and endorsements for collection or deposit arising in the ordinary course of business and (ii) advances, loans or extensions of trade credit in the ordinary course of business by the Company or any of its Restricted Subsidiaries),

(2) any capital contribution to another Person, by means of any transfer of cash or other property or in any other form,

(3) any purchase or acquisition of Equity Interests, bonds, notes or other Debt, or other instruments or securities issued by another Person, including the receipt of any of the above as consideration for the disposition of assets or rendering of services, or

(4) any Guarantee of any obligation of another Person.

If the Company or any Restricted Subsidiary issues, sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary so that, after giving effect to that sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, all remaining Investments of the Company and the Restricted Subsidiaries in such Person shall be deemed to have been made at such time. The acquisition by the Company or any Restricted Subsidiary of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Person or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investment held by the acquired Person in such third Person on the date of such acquisition.

“Investment Grade” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P.

“Issue Date” means the date on which the Notes (other than Additional Notes) are originally issued under this Indenture.

“Issuer Order” means a written order of each of the Issuers in the form of an Officers’ Certificate.

“Joint Venture” means any Person that is not a direct or indirect Subsidiary of the Company in which the Company or any of its Restricted Subsidiaries makes any Investment.

“Junior Lien Obligations” means Obligations with respect to Debt permitted to be incurred under this Indenture that are secured by a junior Lien on the Collateral (and no other property or assets of the Company or its Restricted Subsidiaries); provided that (a) such Debt and such Liens are made subject to the Intercreditor Agreement prior to or substantially concurrently with the incurrence thereof by having the Third Lien Collateral Agent and Third Lien Representative (each as defined in the Intercreditor Agreement) become a party thereto, on behalf of itself and the Third Lien Secured Parties (as defined in the Intercreditor Agreement) and (b) such Debt (i) has a maturity date that is no earlier than 91 days later than the earlier of (x) the Notes Maturity Date and (y) the date on which the Notes are no longer outstanding, (ii) has no issuer, obligor or guarantor thereof other than the Issuers and the Guarantors and (iii) does not contain any negative covenants or events of default that are more restrictive than the negative covenants and Events of Default in this Indenture unless this Indenture is amended to contain such more restrictive negative covenants and events of default.

“Last Reported Sale Price” of the Common Units or any other security on any date means:

(1) the closing sale price per unit (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. securities exchange on which the Common Units or such other security is traded; or

(2) if the Common Units or such other security are not listed for trading on a U.S. national or regional securities exchange on the relevant date, the last quoted bid price for the Common Units or such other security in the over-the-counter market on the relevant date as reported by Pink Sheets LLC or a similar organization; or

(3) if the Common Units or such other security are not so quoted, the average of the mid-point of the last bid and ask prices for the Common Units or such other security on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

The Last Reported Sale Price of the Common Units or such other security shall be determined by the Issuer without reference to extended or after-hours trading.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or Capital Lease).

“Management Fees” means all management fees, monitoring fees and all other similar fees, in each case, paid by an Issuer and/or any Restricted Subsidiary to, or owed by an Issuer and/or any Guarantor to, any Affiliate thereof at any time (including prior to, on and/or after the Issue Date).

“Management Services Agreement” means the Second Amended and Restated Management Services Agreement, dated as of April 30, 2015, by and among the General Partner and Murray American, as amended, amended and restated, modified or replaced in connection with the Transactions (the “Second Amended and Restated Management Services Agreement”) and as further amended, amended and restated, modified or replaced from time to time pursuant to one or more agreements, so long as such amended, amended and restated, modified or new agreement(s) taken as a whole at the time of execution, are not materially less favorable to the Holders, as determined in good faith by the Company than the Second Amended and Restated Management Services Agreement as in effect on the Issue Date.

“Mining Laws” means any and all applicable current or future domestic or foreign, federal, state or local (or any subdivision) statutes, ordinances, orders, rules, regulations, judgments, governmental authorizations, or any other requirements of Governmental Authorities relating to surface or subsurface mining operations and activities. Mining Laws shall include, but not be limited to, the Federal Coal Leasing Amendments Act, 30 U.S.C. §§ 181 et seq., the Black Lung Act and the Coal Act, each as amended, and any comparable state and local laws or regulations.

“MLP” means Foresight Energy LP, a Delaware limited partnership, and any successor thereof.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Murray American” means Murray American Coal, Inc., a Delaware corporation, and any successor thereto.

“Murray Energy” means, collectively, Murray Energy Corporation, an Ohio corporation, and its Subsidiaries, and any successor to any of the foregoing.

“Murray Investment” means (i) the exercise or consummation of the Murray Purchase and related transactions, and/or (ii) the exercise of the Murray Option and related transactions, and/or (iii) any transaction or series of related transactions in which Murray Energy, and any of its Subsidiaries or Affiliates and/or the Murray Group makes an investment in, or purchases of, Equity Interests of the MLP, either Issuer, or any of their Subsidiaries or Debt issued by the MLP, either Issuer or any of their Subsidiaries in connection with any exercise or consummation of the Murray Purchase or the Issuers’ redemption of the Notes.

“Murray Option” means the option by Murray Energy to purchase 46% of the equity interests of Foresight Energy GP LLC.

“Net Cash Proceeds” means, with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash (including (i) payments in respect of deferred payment obligations to the extent corresponding to, principal, but not interest, when received in the form of cash, and (ii) proceeds from the conversion of other consideration received when converted to cash but only when received), net of:

(1) reasonable brokerage commissions and other fees and expenses related to such Asset Sale, including reasonable and documented fees and expenses of counsel, accountants and investment bankers and any relocation expenses incurred as a result thereof;

(2) provisions for income taxes (or Applicable Tax Distribution Amounts in the case of a flow-through taxpayer) as a result of such Asset Sale taking into account the consolidated results of operations of the Company and its Restricted Subsidiaries reasonably estimated to actually be payable within two years of the date of the relevant transaction as a result of any gain recognized in connection therewith, provided that if the amount of any estimated taxes (or Applicable Tax Distribution Amounts) hereunder exceeds the amount of taxes actually required to be paid in cash in respect of such Asset Sale, the aggregate amount of such excess shall constitute Net Cash Proceeds;

(3) payments required to be made to holders of minority interests in Restricted Subsidiaries as a result of such Asset Sale or to repay Debt outstanding at the time of such Asset Sale that is secured by a Lien on the property or assets sold; and

(4) appropriate amounts to be provided as a reserve against liabilities associated with such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and indemnification obligations associated with such Asset Sale, with any subsequent reduction of the reserve other than by payments made and charged against the reserved amount to be deemed a receipt of cash.

“Non-Recourse Debt” means Debt as to which (i) neither the Company nor any Restricted Subsidiary provides any Guarantee and as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any Restricted Subsidiary and (ii) no default thereunder would, as such, constitute a default under any Debt of the Company or any Restricted Subsidiary.

“Note Guarantee” means the Guarantee of the Issuers’ Obligations under this Indenture and the Notes by a Guarantor, the MLP or any Parent pursuant to this Indenture.

“Note Redemption” means either (i) a Note Retirement or a Murray Purchase, (ii) a combination of the two resulting in the purchase or other retirement of all (but not less than all) of the Notes (subject to Reserves’ right to elect to have Notes it and the other members of the Reserves Investor Group hold, in lieu of being redeemed or purchased, be, simultaneously with the closing of such Note Retirement or Murray Purchase, converted into Common Units or exchanged for certain refinancing debt or securities pursuant to the terms of the Letter Agreement) or (iii) repayment of the Notes in cash on the Notes Maturity Date.

“Notes Administrator” means the Person named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and, thereafter, means the successor.

“Notes Maturity Date” means October 3, 2017.

“Obligations” means, with respect to any Debt, all obligations (whether in existence on the Issue Date or arising afterwards, absolute or contingent, direct or indirect) for or in respect of principal (when due, upon acceleration, upon redemption, upon mandatory repayment or repurchase pursuant to a mandatory offer to purchase, or otherwise), premiums, interest, penalties, fees, indemnification, reimbursement, expenses, damages and other amounts payable and liabilities with respect to such Debt, including all interest accrued or accruing after the commencement of any bankruptcy, insolvency or reorganization or similar case or proceeding at the contract rate (including, without limitation, any contract rate applicable upon default) specified in the relevant documentation, whether or not the claim for such interest is allowed as a claim in such case or proceeding.

“Offering Memorandum” means the Confidential Offering Memorandum, dated August 1, 2016, containing the description of the Notes.

“Officer” means, with respect to any Person, the chairman of the board, the chief executive officer, the president, the chief operating officer, the chief financial officer, the treasurer, any assistant treasurer, the controller, the secretary or any vice president of such Person.

“Officers’ Certificate” means a certificate signed on behalf of an Issuer by two Officers of such Issuer, one of whom must be the chief executive officer, the chief financial officer, the treasurer or the chief accounting officer of such Issuer.

“open of business” means 9:00 a.m. New York City time.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee or the Notes Administrator, as applicable. The counsel may be an employee of or counsel to an Issuer.

“Other First-Priority Obligations” means other Debt or Obligations of an Issuer or any of its Restricted Subsidiaries that is equally and ratably secured by a Lien on the Collateral with the Obligations under the Credit Agreement or that is secured by a Lien on the Collateral ranking pari passu with the Liens on the Collateral securing the Obligations under the Credit Agreement.

“Other Second-Priority Obligations” means other Debt or Obligations of an Issuer or any of its Restricted Subsidiaries that is equally and ratably secured by a Lien on the Collateral with the Obligations under the Notes or that is secured by a Lien on the Collateral ranking pari passu with the Liens on the Collateral securing the Obligations under the Notes.

“Parent” means any direct or indirect parent company of the Company.

“Permitted Business” means either (1) any of the business (a) conducted by the Company, the MLP or their respective Subsidiaries on the Issue Date or (b) proposed to be conducted by the Company, the MLP or their respective Subsidiaries on the Issue Date to the extent set forth in the Offering Memorandum, and, in each case of clauses (a) and (b), any other businesses reasonably related, incidental, complementary or ancillary thereto or (2) any other business that generates gross income that constitutes “qualifying income” under Section 7704 of the Code.

“Permitted Business Investments” means Investments by the Company or any of its Restricted Subsidiaries in any Joint Venture, provided that:

(1) (a) at the time of such Investment and immediately thereafter, the Company could incur $1.00 of additional Debt under the Fixed Charge Coverage Ratio Test and (b) such Investment does not exceed the aggregate amount of Incremental Funds not previously expended at the time of making such Investment;

(2) if such Joint Venture has outstanding Debt at the time of such Investment, either (a) all such Debt is Non-Recourse Debt or (b) any such Debt that is recourse to the Company or any of its Restricted Subsidiaries (which shall include, without limitation, all Debt of such Joint Venture for which the Company or any of its Restricted Subsidiaries may be directly or indirectly, contingently or otherwise, obligated to pay, whether pursuant to the terms of such Debt, by law or pursuant to any guarantee, including, without limitation, any “claw-back,” “make-well” or “keep-well” arrangement) could, at the time such Investment is made, be incurred at that time by the Company and its Restricted Subsidiaries under the Fixed Charge Coverage Ratio Test set forth in Section 4.06(a)(2); and

(3) such Joint Venture’s activities are not outside the scope of the Permitted Business.

“Permitted Holders” means collectively, (a) (i) Chris Cline and his children and other lineal descendants, Robert E. Murray, Brenda L. Murray, Robert Edward Murray (son of Robert E. Murray), Jonathan Robert Murray and Ryan Michael Murray (or any of their estates, or heirs, lineal descendants or beneficiaries by will); (ii) the spouses or former spouses, widows or widowers and estates of any of the Persons referred to in clause (i) above; (iii) any trust having as its sole beneficiaries one or more of the persons listed in clauses (i) and (ii) above; and (iv) any Person a majority of the voting power of the outstanding Equity Interest of which is owned by one or more of the Persons referred to in clauses (i), (ii) or (iii) above, (b) Murray Energy and any investor that participates with Murray Energy, which shall include any Affiliate of Murray Energy, in the exercise of the Murray Investment, including the Murray Group, (c) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that, in the case of such group and without giving effect to the existence of such group or any other group, such Persons referenced in clauses (a) and (b) above, collectively, have beneficial ownership of more than 50% of the total voting power of the voting units or stock of the Company or any Parent thereof, (d) Reserves and (e) the General Partner.

“Permitted Investments” means:

(1) any Investment in the Company or in a Restricted Subsidiary of the Company; provided that Investments pursuant to this clause (1) in Restricted Subsidiaries that are not Guarantors shall not exceed (i) if the Total Net Leverage Ratio of the Company at the time of incurrence is equal to or greater than 3.00 to 1.00, the greater of (A) $60.0 million and (B) 4.50% of Consolidated Tangible Assets of the Company or (ii) if the Total Net Leverage Ratio of the Company at the time of incurrence is less than 3.00 to 1.00, the greater of (A) $100.0 million and (B) 7.75% of Consolidated Tangible Assets of the Company;

(2) any Investment in cash or Cash Equivalents;

(3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment;

(A) such Person becomes a Restricted Subsidiary of the Company and, if Wholly Owned by the Company or a Wholly Owned Restricted Subsidiary, will become a Guarantor, or

(B) such Person is merged or consolidated with or into, or transfers or conveys substantially all its assets to, or is liquidated into, the Company or a Restricted Subsidiary and, if such Restricted Subsidiary is Wholly Owned by the Company or a Wholly Owned Restricted Subsidiary, such Restricted Subsidiary will become a Guarantor;

(4) Investments received as non-cash consideration in an asset sale made pursuant to and in compliance with Section 4.09 hereof;

(5) any Investment acquired in any Person solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company, the MLP or any other Parent;

(6) Hedging Agreements otherwise permitted under this Indenture;

(7) (i) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business, (ii) endorsements for collection or deposit in the ordinary course of business, and (iii) securities, instruments or other obligations received in compromise or settlement of debts created in the ordinary course of business, or by reason of a composition or readjustment of debts or reorganization of another Person, or in satisfaction of claims or judgments;

(8) commission, payroll, travel and other loans or advances to, or Guarantees issued to support the obligations of, current or former officers, managers, directors, consultants and employees, in each case in the ordinary course of business, not in excess of $2.5 million outstanding at any time;

(9) Investments arising as a result of any Permitted Receivables Financing;

(10) Investments in the nature of any Production Payments, royalties, dedication of reserves under supply agreements or similar rights or interests granted, taken subject to, or otherwise imposed on properties with normal practices in the mining industry;

(11) Investments consisting of Obligations specified in Section 4.06(b)(6);

(12) Investments resulting from pledges and deposits permitted under the definition of “Permitted Liens”;

(13) Investments consisting of purchases and acquisitions, in the ordinary course of business, of inventory, supplies, material or equipment or the licensing or contribution of intellectual property;

(14) Investments consisting of indemnification obligations in respect of performance bonds, bid bonds, appeal bonds, surety bonds, reclamation bonds and completion guarantees and similar obligations in respect of coal sales contracts (and extensions or renewals thereof on similar terms) or under applicable law or with respect to workers’ compensation benefits, in each case entered into in the ordinary course of business, and pledges or deposits made in the ordinary course of business in support of obligations under coal sales contracts (and extensions or renewals thereof on similar terms);

(15) customary Investments in a Securitization Subsidiary that are necessary or desirable to effect any Permitted Receivables Financing;

(16) [reserved];

(17) Permitted Business Investments;

(18) (i) any Investment existing on the Issue Date or (ii) any Investment required pursuant to any agreements existing on the Issue Date as described in the Offering Memorandum and, in each case, any Investment that replaces, refinances or refunds any Investment made pursuant to subclauses (i) or (ii) of this clause (18); provided that the new Investment is in an amount that does not exceed the amount replaced, refinanced or refunded and is made in the same Person as the Investment replaced, refinanced or refunded; and

(19) in addition to Investments listed above, Investments in an aggregate amount (without taking into account any changes in value after the making of any such Investment), taken together with all other Investments made in reliance on this clause, not to exceed $65.0 million minus any Permitted Investments (as defined in the Unsecured Indenture) outstanding (after taking into account any such return on such Permitted Investment that would be “netted” pursuant to the terms of such clause) immediately prior to the Issue Date pursuant to clause (19) of the definition of “Permitted Investments” under the Unsecured Indenture at any one time outstanding (net of, with respect to the Investment in any particular Person made pursuant to this clause, the cash return thereon received after the Issue Date as a result of any sale for cash, repayment, return, redemption, liquidating distribution or other cash realization (not included in Consolidated Net Income of the Company) not to exceed the amount of such Investments in such Person made after the Issue Date in reliance on this clause).

“Permitted Liens” means:

(1) Liens existing on the Issue Date (including any Liens to secure the Longwall Financings) and excluding any Liens securing the Credit Agreement;

(2) (i) Liens securing the Notes or any Note Guarantees and other Obligations under this Indenture and in respect thereof and any obligations owing to the Trustee, the Notes Administrator or agents in any of their capacities under this Indenture and (ii) Liens securing the Second Lien Notes or any guarantees in respect thereof and any other obligations under the Second Lien Notes Indenture or in respect thereof;

(3) Liens securing (i) Debt Incurred under Section 4.06(b)(1) (and all Obligations incurred, issued or arising under such secured credit facilities that permit borrowings not in excess of the limit set out in Section 4.06(b)(1)) and (ii) Obligations of the Company and its Subsidiaries under Hedging Agreements and other agreements, including in respect of cash management services provided by lenders under the Debt referred to in the preceding clause (i) or their affiliates (so long as such Persons remain lenders (or affiliates thereof) after entry into such agreements or arrangements);

(4) (i) pledges or deposits under worker’s compensation laws, unemployment insurance and other social security laws or regulations or similar legislation, or to secure liabilities to insurance carriers under insurance arrangements in respect of such obligations, or good faith deposits, prepayments or cash payments in connection with bids, tenders, contracts or leases, or to secure public or statutory obligations, surety and appeal bonds, customs duties and the like, or for the payment of rent, in each case incurred in the ordinary course of business, (ii) Liens securing obligations specified in Section 4.06(b)(6), incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, contractual arrangements with suppliers, reclamation bonds, surety bonds or other obligations of a like nature and incurred in a manner consistent with industry practice, in each case which are not incurred in connection with the borrowing of money or the obtaining of advances or credit and (iii) Liens on assets to secure obligations under surety bonds obtained as required in connection with the entering into of new federal coal leases;

(5) Liens imposed by law, such as materialmen’s, carriers’, workmen’s, construction and repairmen’s, vendors’, warehousemen’s and mechanics’ liens, and other similar Liens arising in the ordinary course of business, in each case for sums not yet overdue for a period of more than 60 days or being contested in good faith and by appropriate proceedings and in respect of taxes and other governmental assessments and charges, levies or claims which are not yet due or which are being contested in good faith and by appropriate proceedings;

(6) customary Liens in favor of trustees, paying agents and escrow agents, and netting and setoff rights, banker’s liens and the like in favor of financial institutions and counterparties to financial obligations and instruments, including Hedging Agreements;

(7) Liens on assets pursuant to merger agreements, stock or asset purchase agreements and similar agreements in respect of the disposition of such assets;

(8) options, put and call arrangements, rights of first refusal and similar rights relating to Investments in joint ventures, partnerships and the like;

(9) judgment liens so long as no Event of Default then exists as a result thereof;

(10) Liens granted in the ordinary course of business securing obligations other than Debt for borrowed money and not in the aggregate materially detracting from the value of the properties or their use in the operation of the business of the Company and its Restricted Subsidiaries;

(11) Liens (including the interest of a lessor under a Capital Lease) on property that secure Debt Incurred pursuant to Section 4.06(b)(12) for the purpose of financing all or any part of the purchase price or cost of construction or improvement of such property or assets; provided that the Lien does not (x) extend to any additional property or assets or (y) secure any additional obligations, in each case other than the initial property so subject to such Lien and the Debt and other obligations originally so secured;

(12) Liens on property of a Person at the time such Person becomes a Restricted Subsidiary of the Company; provided such Liens were not created in contemplation thereof and do not extend to any other property of the Company or any Restricted Subsidiary;

(13) Liens on property at the time the Company or any of the Restricted Subsidiaries acquires such property, including any acquisition by means of a merger or consolidation with or into the Company or a Restricted Subsidiary of such Person; provided such Liens were not created in contemplation thereof and do not extend to any other property of the Company or any Restricted Subsidiary;

(14) Liens securing Debt or other obligations of the Company or a Restricted Subsidiary to the Company or a Guarantor;

(15) Liens granted or assumed in connection with the issuance of revenue bonds the interest on which is tax-exempt under the Code;

(16) Liens on specific items of inventory, equipment or other goods and proceeds of any Person securing such Person’s obligations in respect thereof or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(17) Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or any Restricted Subsidiary on deposit with or in possession of such bank;

(18) deposits made in the ordinary course of business to secure liability to insurance carriers;

(19) extensions, renewals or replacements of any Liens referred to in clauses (1), (2), (3), (11), (12), (13) or (28) which secure Permitted Refinancing Debt of the obligations secured thereby, provided that such Lien does not extend to any other property (other than property that could have secured such obligations pursuant to existing agreements) and, except as contemplated by the definition of “Permitted Refinancing Debt,” the amount secured by such Lien is not increased; provided further, that any Lien permitted under this clause (19) securing any Permitted Refinancing Debt in respect of the Notes may not be senior to the Liens securing the Notes;

(20) Liens on assets of a Securitization Subsidiary and accounts receivable and related assets and proceeds thereof arising in connection with a Permitted Receivables Financing;

(21) (i) surface use agreements, easements, covenants, conditions, zoning restrictions, rights of way, encroachments, pipelines, leases (other than Capital Lease Obligations), subleases, rights of use, licenses, special assessments, trackage rights, transmission and transportation lines related to mining leases or mineral right and/or other real property including any reconveyance obligations to a surface owner following mining, royalty payments, and other obligations under surface owner purchase or leasehold arrangements necessary to obtain surface disturbance rights to access the subsurface coal deposits and similar encumbrances on real property imposed by law or arising in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of the Company or any Restricted Subsidiary and (ii) Liens on the property of the Company or any Restricted Subsidiary, as a tenant under a lease or sublease entered into in the ordinary course of business by such Person, in favor of the landlord under such lease or sublease, securing the tenant’s performance under such lease or sublease, as such Liens are provided to the landlord under applicable law and not waived by the landlord;

(22) pledges, deposits or non-exclusive licenses to use intellectual property rights of the Company or its Restricted Subsidiaries to secure the performance of bids, tenders, trade contracts, leases, public or statutory obligations, surety and appeal bonds, reclamation bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(23) rights of owners of interests in overlying, underlying or intervening strata and/or mineral interests not owned by the Company or any of its Restricted Subsidiaries, with respect to tracts of real property where the Company or the applicable Restricted Subsidiary’s ownership is only surface or severed mineral or is otherwise subject to mineral severances in favor of one or more third parties;

(24) other defects and exceptions to title of real property where such defects or exceptions, in the aggregate, are not substantial in amount and do not materially detract from the value of the affected property;

(25) Liens on shares of Capital Stock of any Unrestricted Subsidiary securing obligations of any Unrestricted Subsidiary;

(26) Production Payments, royalties, dedication of reserves under supply agreements, mining leases, or similar rights or interests granted, taken subject to, or otherwise imposed on properties consistent with normal practices in the mining industry and any precautionary UCC financing statement filings in respect of leases or consignment arrangements (and not any Debt) entered into in the ordinary course of business;

(27) other Liens securing obligations the outstanding aggregate principal amount of which does not exceed the greater of $20.0 million and 1.16% of Consolidated Tangible Assets of the Company; provided that of such greater amount (x) the outstanding aggregate principal amount of Excluded Debt that may be secured by Liens pursuant to this clause (27) shall not exceed $20.0 million at the time of Incurrence and (y) the outstanding aggregate principal amount of any other Debt that may be secured by Liens pursuant to this clause (27) shall not exceed $15.0 million at the time of Incurrence;

(28) Liens on the Collateral securing Junior Lien Obligations;

(29) pledges or deposits in the ordinary course of business to secure obligations under Mining Laws or similar legislation or to secure public or statutory obligations;

(30) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods; and

(31) Liens set forth as exceptions to the Company’s or any Restricted Subsidiary’s title insurance policies or Liens set forth as exceptions to the mortgage title insurance policies or title opinions delivered to the Collateral Agent with respect to the Real Property Collateral, and any amendment, replacement, extension, renewal, supplement or other modification of any such Lien.

“Permitted Payments to Parent” means, without duplication as to amounts, dividends, distributions or the making of loans to any Parent (including the MLP):

(1) in amounts required for such entity to pay general corporate overhead expenses (including franchise taxes and expenses to maintain their corporate existence and salaries, bonuses, benefits paid to directors, officers, consultants and employees of any Parent and professional and administrative expenses) when due to the extent such expenses are attributable to the ownership or operation of the Company and its Restricted Subsidiaries, including amounts relating to any Parent being a public company;

(2) for so long as the Company is a member of a group filing a consolidated or combined tax return with a Parent, payments to a Parent in respect of an allocable portion of the tax liabilities of such group that is attributable to the Company and its Subsidiaries;

(3) fees and expenses related to any unsuccessful offering of Equity Interests or Debt of any Parent to the extent intended to be contributed to the Company; and

(4) made as part of the Transactions.

“Permitted Receivables Financing” means any Receivables Financing pursuant to which a Securitization Subsidiary purchases or otherwise acquires Receivables of the Company or any Restricted Subsidiary and enters into a third party financing thereof on terms that the Board of Directors of the Company has concluded are customary and market terms fair to the Company and its Restricted Subsidiaries, which, for the avoidance of doubt, shall include the First Amended and Restated Receivables Financing Agreement, dated as of August 30, 2016, among Foresight Receivables LLC, as borrower, the Company, as servicer, PNC Bank, National Association, as administrative agent, and the financial institutions party thereto, as amended, restated, modified, supplemented, extended, renewed, refunded, restructured, refinanced or replaced or substituted in whole or in part from time to time.

“Person” means an individual, a corporation, a partnership, a limited liability company, joint venture, an association, a trust or any other entity, including a government or political subdivision or an agency or instrumentality thereof.

“Pledge and Security Agreement” means the Second Lien Pledge and Security Agreement, dated as of August 30, 2016, by the Company, as grantor, each of the other grantors party thereto, in favor of Wilmington Savings Fund Society, FSB, as collateral agent, as such agreement may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof and permitted by this Indenture, or any replacement thereof, or any other pledge and security agreement that contains terms not materially less favorable to the Holders than such pledge and security agreement.

“Preferred Stock” means, with respect to any Person, any and all Capital Stock which is preferred as to the payment of dividends or distributions, upon liquidation or otherwise, over another class of Capital Stock of such Person.

“Production Payments” means with respect to any Person, all production payment obligations and other similar obligations with respect to coal and other natural resources of such Person that are recorded as a liability or deferred revenue on the financial statements of such Person in accordance with GAAP.

“Qualified Equity Interests” means all Equity Interests of a Person other than Disqualified Equity Interests.

“Qualified Stock” means all Capital Stock of a Person other than Disqualified Stock.

“Receivables” means accounts receivable (including all rights to payment created by or arising from the sale of goods, leases of goods or the rendition of services, no matter how evidenced (including in the form of a chattel paper).

“Receivables Financing” means any receivable securitization program or arrangement pursuant to which the Company or any of its Restricted Subsidiaries sells Receivables for financing purposes.

“Record Date” means February 15, 2017 and September 15, 2017 (whether or not a Business Day).

“Redemption Date”, when used with respect to any Note to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price”, when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture, which shall include all accrued and unpaid interest on the Notes to (but not including) the Redemption Date.

“Related Parties” means, with respect to any Person, (a) with respect to any natural person, (i) any of such natural person’s parents, siblings and children and other lineal descendants (or, in each case, any of their estates, or heirs or beneficiaries by will), (ii) the spouses or former spouses, widows or widowers and estates of any of the natural persons referred to in clause (i) above and (iii) any trust having as its sole beneficiaries one or more of the natural persons listed in clauses (i) and (ii) above or (b) any Person a majority of the voting power of the outstanding Equity Interest of which is owned by one or more of the natural persons referred to in clause (a) above.

“Required Second Lien Debtholders” has the meaning assigned to such term in the Collateral Trust and Intercreditor Agreement.

“Reserves” means Foresight Reserves, L.P. and its successors.

“Reserves Investor Group” means Reserves, Michael J. Beyer, Christopher Cline, The Candice Cline 2004 Irrevocable Trust, The Alex T. Cline 2004 Irrevocable Trust, The Christopher L. Cline 2004 Irrevocable Trust, The Kameron N. Cline 2004 Irrevocable Trust, Munsen LLC, Filbert Holdings, LLC, and Forest Glen Investments, LLC. and any of their respective successors.

“Responsible Officer” means any vice president, any assistant vice president, any assistant secretary, any assistant treasurer, any trust officer, any assistant trust officer or any other officer associated with the corporate trust department of the Trustee or the Notes Administrator, as applicable (or any successor group of the Trustee or the Notes Administrator, as applicable) customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such person’s knowledge of and familiarity with the particular subject, and who shall in each case have direct responsibility for the administration of this Indenture.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means any Subsidiary of the Company (including the Co-Issuer) other than any Unrestricted Subsidiary.

“Rule 144A” means Rule 144A under the Securities Act (including any successor regulation thereto), as it may be amended from time to time.

“S&P” means Standard & Poor’s Ratings Group, a division of McGraw Hill, Inc., and its successors.

“Sale and Leaseback Transaction” means, with respect to any Person, an arrangement whereby such Person enters into a lease of property previously transferred by such Person to the lessor.

“Second Lien Notes” means the Issuers’ Second Lien Senior Secured Notes due 2021.

“Second Lien Notes Indenture” means the indenture dated as of August 30, 2016 the Company, the Co-Issuer, the guarantors party thereto and Wilmington Savings Fund Society, FSB, governing the Second Lien Notes.

“Second Priority Lien Obligations” means (i) all Obligations under the Notes and this Indenture, the Second Lien Notes and the Second Lien Notes Indenture and (ii) Other Second-Priority Obligations.

“Securities Act” means the Securities Act of 1933, as amended.

“Securitization Intercreditor Agreement” means the Intercreditor Agreement (Securitization), dated as of August 30, 2010, among the Administrative Agent (as defined in the Intercreditor Agreement), the Collateral Agent, the Company, Foresight Receivables LLC, PNC Bank, National Association, as administrative agent under that certain First Amended and Restated Receivables Financing Agreement, dated as of August 30, 2016, as such Intercreditor Agreement (Securitization) may be amended, restated, supplemented, otherwise modified, refinanced or replaced in connection with a transaction that is permitted under this Indenture.

“Securitization Subsidiary” means a Subsidiary of the Company:

(1) that is designated a “Securitization Subsidiary” by the Company in a written notice delivered in accordance with Section 12.02 to the Trustee (which need not be in the form of an Officers’ Certificate and need not be accompanied by an Opinion of Counsel),

(2) that does not engage in, and whose charter prohibits it from engaging in, any activities other than Permitted Receivables Financings and any activity necessary, incidental or related thereto,

(3) no portion of the Debt or any other obligation, contingent or otherwise, of which:

(A) is Guaranteed by the Company or any other Restricted Subsidiary of the Company,

(B) is recourse to or obligates the Company or any other Restricted Subsidiary of the Company in any way, or

(C) subjects any property or asset of the Company or any other Restricted Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof,

(4) with respect to which neither the Company nor any other Restricted Subsidiary of the Company has any obligation to maintain or preserve its financial condition or cause it to achieve certain levels of operating results,

(5) with respect to which all investments therein by the Company or any Restricted Subsidiary are limited to the Permitted Investments allowed under clause (15) of the definition of “Permitted Investments,” and

(6) that does not have Debt for borrowed money in excess of $100.0 million at any one time outstanding, not including intercompany Debt,

other than, in respect of clauses (3)(A), (B) and (C) and (4), pursuant to customary representations, warranties, covenants, performance guarantees and indemnities entered into in connection with a Permitted Receivables Financing. For the avoidance of doubt, Foresight Receivables LLC shall for purposes of this Indenture be a “Securitization Subsidiary” as of the Issue Date.

“Security Documents” means the Pledge and Security Agreement, and the other security agreements, pledge agreements, mortgages, deeds of trust, deeds to secure debt, collateral assignments, control agreements, intercreditor agreements (including, without limitation, the Collateral Trust and Intercreditor Agreement, the Intercreditor Agreement and the Securitization Intercreditor Agreement) and related agreements and financing statements under the Uniform Commercial Code of the relevant states, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time pursuant to which Liens on the Collateral are granted in favor of the Collateral Agent for the benefit of the parties identified therein, including, without limitation, the Trustee, the Collateral Agent, the Notes Administrator and Holders or under which rights or remedies with respect to any such Liens are governed.

“Significant Restricted Subsidiary” means any Restricted Subsidiary, or group of Restricted Subsidiaries, that would, taken together, be a “significant subsidiary” as defined in Article 1, Rule 1-02 (w)(1) or (2) of Regulation S-X promulgated under the Securities Act, as such regulation is in effect on the date of this Indenture.

“Stated Maturity” means (i) with respect to any Debt, the date specified as the fixed date on which the final installment of principal of such Debt is due and payable or (ii) with respect to any scheduled installment of principal of or interest on any Debt, the date specified as the fixed date on which such installment is due and payable as set forth in the documentation governing such Debt, not including any contingent obligation to repay, redeem or repurchase prior to the regularly scheduled date for payment.

“Subordinated Debt” means any Debt of the Issuers or any Guarantor which is subordinated in right of payment to the Notes or the Note Guarantee, as applicable, pursuant to a written agreement to that effect.

“Subordinated Units” means the limited partnership interests of the MLP defined as “Subordinated Units” under and pursuant to the partnership agreement of the MLP.

“Subsidiary” means with respect to any Person, any corporation, association, limited liability company or other business entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by, or, in the case of a partnership, the sole general partner or the managing partner or the only general partners of which are, such Person and one or more Subsidiaries of such Person (or a combination thereof). Unless otherwise specified, “Subsidiary” means a Subsidiary of the Company.

“Subsidiary Guarantors” means the Guarantors that are Subsidiaries of the Company.

“Taxes” means any present or future tax, levy, import, duty, charge, deduction, withholding, assessment or fee of any nature (including interest, penalties, and additions thereto) that is imposed by any Governmental Authority or other taxing authority.

“TIA” means the United States Trust Indenture Act of 1939 as in effect on the date hereof; provided however, that in the event the Trust Indenture Act of 1939 is amended after such date, “TIA” means, to the extent required by any such amendment, the Trust Indenture Act of 1939, as so amended.

“Total Net Leverage Ratio” means, on any date (the “transaction date”) for any Person, the ratio of:

(x) the aggregate principal amount of outstanding Debt of such Person and its Restricted Subsidiaries consisting of Debt for borrowed money, Debt in respect of Longwall Financings and Obligations in respect of Capital Leases as of the last day of the last fiscal quarter ended immediately prior to the transaction date for which financial statements have been delivered in accordance with Section 4.17 hereof determined on a consolidated basis in accordance with GAAP less the amount of cash and Cash Equivalents (other than restricted cash and Cash Equivalents) stated on the balance sheet of such Person and its Restricted Subsidiaries as of such date of determination, to

(y) the Consolidated EBITDA of such Person for the last four fiscal quarters ended immediately prior to the transaction date for which financial statements have been delivered in accordance with Section 4.17 hereof.

The Total Net Leverage Ratio will be calculated on a pro forma basis in a manner consistent with the second and third paragraphs of the definition of “Fixed Charge Coverage Ratio.”

For so long as any Person is failing to comply with Section 4.17 hereof, such Person shall be deemed not able to satisfy any applicable Total Net Leverage Ratio condition or test set forth herein.

“Trading Day” means a day on which (i) trading in the Common Units generally occurs on the New York Stock Exchange or, if the Common Units are not then listed on the New York Stock Exchange, on the principal other United States national or regional securities exchange on which the Common Units are then listed or, if the Common Units are not then listed on a United States national or regional securities exchange, on the principal other market on which the Common Units are then traded; (ii) a Last Reported Sale Price for the Common Units is available on such securities exchange or market; and (iii) if the Common Units are listed on a national securities exchange, during the half-hour period ending on the scheduled close of trading on such day there is no material suspension or limitation on trading (by reason of movements in price exceeding limits permitted by such national securities exchange or otherwise) in the Common Units or in any options, contracts or future contracts relating to the Common Units. If the Common Units (or other security for which a closing sale price must be determined) are not so listed or traded, “Trading Day” means a “Business Day.”

“Transactions” means the transactions contemplated by the Amended and Restated Transaction Support Agreement, dated as of July 22, 2016, by and among the General Partner, the MLP, the Issuers, certain subsidiaries of the MLP, the noteholders party thereto, Reserves, Mr. Christopher Cline, Cline Resources and Development Company, Mr. Michael J. Beyer, Munsen LLC, Filbert Holdings LLC, The Candice Cline 2004 Irrevocable Trust, The Alex T. Cline 2004 Irrevocable Trust, The Christopher L. Cline 2004 Irrevocable Trust, The Kameron N. Cline 2004 Irrevocable Trust, Forest Glen Investments LLC and Murray Energy, including the schedules thereto, and the transactions described in the Offering Memorandum under the section “The Transactions.”

“Trustee” means Wilmington Trust, National Association until a successor replaces it in accordance with the provisions of this Indenture and, thereafter, means the successor.

“UCC” means the Uniform Commercial Code as in effect in the State of New York or any other applicable jurisdiction.

“Unrestricted Subsidiary” means any Securitization Subsidiary.

“Unsecured Indenture” means the Indenture, dated as of August 23, 2013, among the Company, the Co-Issuer, Foresight Energy, L.P., as Guarantor, certain subsidiaries of the Company and the Co-Issuer, as guarantors, and Wilmington Savings Fund Society, FSB, as successor indenture trustee, as amended, supplemented or otherwise modified from time to time.

“U.S. Government Obligations” means non-callable obligations in U.S. dollars issued or directly and fully guaranteed or insured by the United States of America or by any agent or instrumentality thereof, provided that the full faith and credit of the United States of America is pledged in support thereof.

“Voting Stock” means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to (i) vote for the election of directors, managers or other voting members of the governing body of such Person, (ii) control the election of directors or managers of such Person, or (iii) control such Person.

“Wholly Owned” means, with respect to any Restricted Subsidiary, a Restricted Subsidiary all of the outstanding Capital Stock of which (other than any director’s qualifying shares) is owned by the Company and one or more Wholly Owned Restricted Subsidiaries (or a combination thereof).

Section 1.02 Other Definitions.

Term	Defined in Section
“Additional Notes”	Recitals
“Adjusted Exchange Rate”	13.03(g)
“Adjustment Date”	13.03
“Closing Date Collateral”	15.01(b)
“Conflicts Committee”	6.01(11)
“covenant defeasance”	8.03
“Defaulted Interest”	2.10
“Dividend RP”	4.08(a)(i)
“Equity Adjustment”	3.10
“Event of Default”	6.01
“Excess Proceeds”	4.09(d)
“expiration date”	3.02(b)
“Fixed Charge Coverage Ratio Test”	4.06(a)
“Global Notes”	2.01(c)
“Incremental Funds”	4.08(a)
“legal defeasance”	8.02
“Letter Agreement”	3.01
“Longwall Financings”	4.06(b)(12)
“Merger Event”	13.06
“Murray Group”	3.08
“Murray Purchase”	3.08
“Murray Purchase Date”	3.08
“New Issue Price”	13.03(g)
“Non-Guarantor Exception”	4.06(a)
“Note Retirement”	3.01
“Notes”	Recitals
“Obligations”	10.01(a)
“Offer Amount”	3.02
“Offer Period”	3.02
“Original Notes”	Recitals
“Participants”	2.01(d)
“Paying Agent”	2.03
“Permitted Debt”	4.06(b)
“Permitted Refinancing Debt”	4.06(b)(4)
“PIK Interest”	Exhibit A
“PIK Notes”	2.01(b)
“PIK Payment”	2.01(b)
“Purchase Date”	3.02
“Purchase Money Debt”	4.06(b)(12)

“Real Property Collateral”	15.01(b)
“Real Property Requirements”	15.01(b)
“Reference Property”	13.06
“Registrar”	2.03
“Related Party Transaction”	4.10(a)
“Reserves Issuance	3.10
“Restricted Payments”	4.08(a)
“Security Register”	2.03
“Securities Analysts”	4.17(a)(2)
“Spin-off”	13.03(c)
“Transfer Agent”	2.03
“unit of Reference Property”	13.06
“Valuation Period”	13.03(c)
“Warrants”	3.10

Section 1.03 Inapplicability of the TIA. No provisions of the TIA are incorporated by reference in or made a part of this Indenture unless explicitly incorporated herein by reference. Unless specifically provided in this Indenture, no terms that are defined in the TIA have the meanings specified therein for purposes of this Indenture.

Section 1.04 Rules of Construction. (a) Unless the context otherwise requires:

(i) a term has the meaning assigned to it;

(ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(iii) “or” is not exclusive;

(iv) “including” or “include” means including or include without limitation;

(v) words in the singular include the plural and words in the plural include the singular;

(vi) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section, clause or other subdivision

(vii) unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP, applied on a basis consistent with the most recent audited consolidated financial statements of the Company; and

(viii) “$” and “U.S. Dollars” each refer to United States dollars, or such other money of the United States that at the time of payment is legal tender for payment of public and private debts.

ARTICLE 2

THE NOTES

Section 2.01 The Notes. (a) The Notes Administrator shall initially authenticate Notes for original issue on the Issue Date in an aggregate principal amount of up to $299,859,000 upon a written order of the Issuers in the form of an Issuer Order. The Issuers shall not issue Additional Notes at any time except for Additional Notes that constitute PIK Notes. The Notes Administrator shall authenticate any such PIK Notes upon a written order of the Issuers in the form of an Issuer Order in aggregate principal amount as specified in such order. Each Issuer Order shall specify the principal amount of Notes to be authenticated and the date on which such Notes are to be authenticated.

(b) Form and Dating. The Notes and the Notes Administrator’s certificate of authentication shall be substantially in the form of Exhibit A hereto with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture. The Notes may have notations, legends or endorsements required by law, the rules of any securities exchange or usage. The Issuers shall approve the form of the Notes. Each Note shall be dated the date of its authentication. The terms and provisions contained in the form of the Notes shall constitute and are hereby expressly made a part of this Indenture. Subject to the issuance of PIK Notes or the increase in the principal amount of a Global Note in order to evidence PIK Interest (which PIK Notes or increased principal amount of a Global Note shall be in denominations of $1.00 or any integral multiple of $1.00 in excess thereof), the Notes shall be issued in global registered form, substantially in the form of Exhibit A hereto, with such applicable legends as are provided in Exhibit A hereto, without coupons and only in minimum denominations of $1,000 in principal amount and any integral multiples of $1,000 in excess thereof. On any Interest Payment Date on which the Issuers pay interest all or in part in PIK Interest (a “PIK Payment”) with respect to a Global Note, the Notes Administrator shall increase the principal amount of such Global Note by an amount equal to the interest payable as PIK Interest, rounded down to the nearest whole dollar, for the relevant interest period on the principal amount of such Global Note as of the relevant Record Date, to the credit of the Holders on such Record Date and an adjustment shall be made on the books and records of the Notes Administrator with respect to such Global Note to reflect such increase. On any Interest Payment Date on which the Issuers make a PIK Payment by issuing Additional Notes (“PIK Notes”), the principal amount of any such PIK Note issued to any Holder, for the relevant interest period as of the relevant Record Date for such Interest Payment Date, shall be rounded down to the nearest whole dollar and not need be in a multiple of $1,000.

(c) Global Notes. The Notes shall be issued initially in the form of one or more Global Notes substantially in the form of Exhibit A hereto, with such applicable legends as are provided in Exhibit A hereto, except as otherwise permitted herein (the “Global Notes”), which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Depositary, and registered in the name of the Depositary or its nominee, as the case may be, duly executed by the Issuers and authenticated by the Notes Administrator (or its agent in accordance with Section 2.02) as hereinafter provided. The aggregate principal amount of the Global Note may from time to time be increased or decreased by adjustments made by the Registrar on Schedule A to the Global Note and recorded in the Security Register, as hereinafter provided, including in connection with a PIK Payment.

(d) Book-Entry Provisions. Participants and account holders in the Depositary (“Participants”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or by the Notes Administrator or any custodian of the Depositary or under such Global Note, and the Depositary or its nominee may be treated by the Company, the Co-Issuer, a Guarantor, the Trustee, the Notes Administrator and any agent of the Company, the Co-Issuer, a Guarantor, the Trustee or the Notes Administrator as the sole owner or Holder of the Notes represented by such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Co-Issuer, a Guarantor, the Trustee, the Notes Administrator or any agent of the Company, the Co-Issuer, a Guarantor, the Trustee or the Notes Administrator from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants, the operation of customary practices of such persons governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

Subject to the provisions of Section 2.09, the registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action that a Holder is entitled to take under this Indenture or the Notes.

Except as provided in Section 2.10, owners of a beneficial interest in Global Notes will not be entitled to receive physical delivery of certificated Notes.

Section 2.02 Execution and Authentication. An authorized Officer of each Issuer shall sign the Notes for the Issuers by manual or facsimile signature. If an authorized Officer whose signature is on a Note no longer holds that office at the time the Notes Administrator authenticates the Note, the Note shall be valid nevertheless. A Note shall not be valid or obligatory for any purpose until an authorized signatory of the Notes Administrator manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

Pursuant to an Issuer Order, the Issuers shall execute and the Notes Administrator shall authenticate (a) (i) Original Notes for original issue up to an aggregate principal amount of $299,859,000 and (ii) PIK Notes subject to compliance at the time of issuance of such PIK Notes with the provisions of this Indenture in an amount necessary to satisfy its obligations under this Indenture and the Notes to pay PIK Interest.

The Notes Administrator may appoint an authenticating agent reasonably acceptable to the Issuers to authenticate the Notes. Unless limited by the terms of such appointment, any such authenticating agent may authenticate Notes whenever the Notes Administrator may do so. Each reference in this Indenture to authentication by the Notes Administrator includes authentication by any such agent. An authenticating agent has the same rights as any Registrar, co-Registrar Transfer Agent or Paying Agent to deal with the Issuers or an Affiliate of the Issuers.

The Notes Administrator shall have the right to decline to authenticate and deliver any Notes under this Section 2.02 if the Notes Administrator determines that such action may not lawfully be taken or if the Notes Administrator in good faith shall determine that such action would expose the Notes Administrator to personal liability to any Holders.

Section 2.03 Registrar, Transfer Agent and Paying Agent. The Issuers shall maintain an office or agency for the registration of the Notes and of their transfer or exchange (the “Registrar”), an office or agency where Notes may be transferred or exchanged (the “Transfer Agent”), an office or agency where the Notes may be presented for payment (the “Paying Agent”) and an office or agency where notices or demands to or upon the Issuers in respect of the Notes may be served. The Issuers may appoint one or more Transfer Agents, one or more co-Registrars and one or more additional Paying Agents or approve a change in the office through which any of them acts. The Issuers shall notify the Trustee and the Notes Administrator in writing of the name and address of any Transfer Agent, Paying Agent or co-Registrars not a party to this Indenture. If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Notes Administrator shall act as such.

The Issuers or any of their Affiliates may act as Transfer Agent, Registrar, co-Registrar, Paying Agent and agent for service of notices and demands in connection with the Notes; provided, however, that neither the Issuers nor any of their Affiliates shall act as Paying Agent for the purposes of Articles 3 and 8 and Sections 4.09 and 4.11.

The Issuers initially appoint American Stock Transfer & Trust Company, LLC to act as Depositary with respect to the Global Notes.

The Issuers hereby initially appoint the Notes Administrator, at the address set forth in Section 12.02(a) as Registrar and as Transfer Agent and Paying Agent, and to act as custodian with respect to the Global Notes.

Subject to any applicable laws and regulations, the Issuers shall cause the Registrar to keep a register (the “Security Register”) at its corporate trust office in which, subject to such reasonable regulations it may prescribe, the Issuers shall provide for the registration of ownership, exchange, and transfer of the Notes. Such registration in the Security Register shall be conclusive evidence of the ownership of Notes. Included in the books and records for the Notes shall be notations as to whether such Notes have been paid, exchanged or transferred, canceled, lost, stolen, mutilated or destroyed and whether such Notes have been replaced. In the case of the replacement of any of the Notes, the Registrar shall keep a record of the Note so replaced and the Note issued in replacement thereof. In the case of the cancellation of any of the Notes, the Registrar shall keep a record of the Note so canceled and the date on which such Note was canceled.

Section 2.04 Paying Agent to Hold Money in Trust. Not later than 10:00 am (Eastern time) on each due date of the principal, premium, if any, and interest on any Notes, the Issuers shall deposit with the Paying Agent money in immediately available funds sufficient to pay such principal, premium, if any, and interest so becoming due on the due date for payment under the Notes. The Issuers shall require each Paying Agent other than the Trustee or the Notes Administrator to agree in writing that such Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, and interest on the Notes (whether such money has been paid to it by the Issuers or any other obligor on the Notes), and such Paying Agent shall promptly notify the Trustee in writing of any default by the Issuers (or any other obligor on the Notes) in making any such payment. Money held in trust by the Paying Agent need not be segregated except as required by law and in no event shall the Paying Agent be liable for any interest on any money received by it hereunder. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent shall have no further liability for the money so paid over to the Trustee. If the Issuers or any Affiliate of the Issuers acts as Paying Agent, it will, on or before each due date of any principal, premium, if any, or interest on the Notes, segregate and hold in a separate trust fund, for the benefit of the Holders, a sum of money sufficient to pay such principal, premium, if any, or interest so becoming due until such sum of money shall be paid to such Holders or otherwise disposed of as provided in this Indenture, and will promptly notify the Trustee of its action or failure to act.

Section 2.05 Holder Lists. The Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Notes Administrator is not the Registrar, the Issuers shall furnish to the Notes Administrator, in writing no later than the Record Date for each Interest Payment Date and at such other times as the Notes Administrator may request in writing, a list in such form and as of such Record Date, as the Notes Administrator may reasonably require, of the names and addresses of Holders, including the aggregate principal amount of Notes held by each Holder.

Section 2.06 Transfer and Exchange of Notes.

(a) Where Notes are presented to the Registrar or a co-Registrar with a request to register a transfer or to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall register the transfer or make the exchange in accordance with the requirements of this Section 2.06. To permit registrations of transfers and exchanges, the Issuers shall execute and the Notes Administrator shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes, of any authorized denominations and of a like aggregate principal amount, at the Registrar’s request. No service charge shall be made for any registration of transfer or exchange of Notes (except as otherwise expressly permitted herein), but the Issuers may require payment of a sum sufficient to cover any agency fee or similar charge payable in connection with any such registration of transfer or exchange of Notes (other than any agency fee or similar charge payable upon exchanges pursuant to Section 2.10, 3.08 or 9.05) or in accordance with an Offer to Purchase pursuant to Section 4.09 or Section 4.11, not involving a transfer.

Upon presentation for exchange or transfer of any Note as permitted by the terms of this Indenture and by any legend appearing on such Note, such Note shall be exchanged or transferred upon the Security Register and one or more new Notes shall be authenticated and issued in the name of the Holder (in the case of exchanges only) or the transferee, as the case may be. No exchange or transfer of a Note shall be effective under this Indenture unless and until such Note has been registered in the name of such Person in the Security Register. Furthermore, the exchange or transfer of any Note shall not be effective under this Indenture unless the request for such exchange or transfer is made by the Holder or by a duly authorized attorney-in-fact at the office of the Registrar.

Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Issuers or the Registrar) be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Issuers and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuers evidencing the same indebtedness, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange. Neither the Registrar nor the Issuers shall be required (i) to issue, register the transfer of, or exchange any Note during a period beginning at the opening of 5 Business Days before the day of the delivery of a notice of redemption of Notes selected for redemption under Section 3.03 and ending at the close of business on the day of such delivery or (ii) to register the transfer of or exchange any Note so selected for redemption.

(b) Notwithstanding any provision to the contrary herein, so long as a Global Note remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Note, in whole or in part, or of any beneficial interest therein, shall only be made in accordance with Section 2.01, Section 2.06(a) and this Section 2.06(b); provided, however, that a beneficial interest in a Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Global Note in accordance with the transfer restrictions set forth in the restricted note legend on the Note, if any.

(i) Except for transfers or exchanges made in accordance with clause (ii) of this Section 2.06(b), transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to nominees of the Depositary or to a successor of the Depositary or such successor’s nominee.

(ii) If the holder of a beneficial interest in the Global Note at any time wishes to transfer its interest in such Global Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Global Note, such transfer or exchange may be effected, only in accordance with this clause (ii) and the Applicable Procedures. Upon receipt by the Registrar from the Transfer Agent of (A) instructions directing the Registrar to credit or cause to be credited an interest in the Global Note in a specified principal amount and to cause to be debited an interest in the Global Note in such specified principal amount and (B) a certificate given by the holder of such beneficial interest stating that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Notes and stating that (x) the Person transferring such interest reasonably believes that the Person acquiring such interest is obtaining such interest in a transaction meeting the requirements of the Securities Act and any applicable securities laws of any state of the United States or (y) that the Person transferring such interest is relying on an exemption from the registration requirements of the Securities Act and, in such circumstances, such Opinion of Counsel as the Issuers or the Notes Administrator may reasonably request to ensure that the requested transfer or exchange is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, then the Registrar shall credit or cause to be credited an interest in the Global Note in a specified principal amount and to cause to be debited an interest in the Global Note in such specified principal amount as instructed by the Transfer Agent.

(iii) If the holder of a beneficial interest in any Global Note at any time wishes to exchange its interest in such Global Note for an equivalent beneficial interest in another Global Note, such exchange may be effected in accordance with the Applicable Procedures. The Registrar shall debit or cause to be debited an interest in a Global Note and credit or cause to be credited an equivalent interest in another Global Note, each in a specified principal amount upon receipt by the Registrar from the Transfer Agent of instructions directing such exchange from the Issuers.

(c) The Trustee shall have no responsibility or liability for any actions taken or not taken by the Depositary. The Trustee and the Notes Administrator shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Notes (including any transfers between or among beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation, including delivery of Opinions of Counsel, as is expressly required by, and to do so if and when expressly required by, the terms of this Indenture and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(d) Global Notes to Certificated Notes. In the event that a Global Note is exchanged for Notes in certificated, registered form pursuant to Sections 2.01 and 2.10 hereof, such Notes may be exchanged only in accordance with Section 2.10 hereof and such other procedures as may from time to time be adopted by the Issuers and the Notes Administrator.

Section 2.07 Replacement Notes. If a mutilated certificated Note is surrendered to the Registrar or if the Holder claims that the Note has been lost, destroyed or wrongfully taken, the Issuers shall issue and the Notes Administrator shall authenticate a replacement Note in such form as the Note mutilated, lost, destroyed or wrongfully taken, if the Holder satisfies any other reasonable requirements of the Notes Administrator or the Issuers. If required by the Trustee, Notes Administrator or the Issuers, such Holder shall furnish security or indemnity sufficient in the judgment of the Issuers, the Trustee and the Notes Administrator to protect the Issuers, the Trustee, the Notes Administrator, the Paying Agent, the Transfer Agent, the Registrar and any co-Registrar, and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuers and the Notes Administrator may charge the Holder for their expenses in replacing a Note. Every replacement Note shall be an additional obligation of the Issuers.

Section 2.08 Outstanding Notes. Notes outstanding at any time are all Notes that have been authenticated by the Notes Administrator, except for (a) those cancelled by the Notes Administrator, (b) those delivered to the Notes Administrator for cancellation and (c) to the extent set forth in Section 8.01, 8.02 or 8.03 hereof, on or after the date on which the conditions set forth in Section 8.01, 8.02 or 8.03 hereof have been satisfied, those Notes theretofore authenticated and delivered by the Notes Administrator hereunder.

If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Issuers receive proof satisfactory to them that the Note which has been replaced is held by a bona fide purchaser in whose hands such Note is a legal, valid and binding obligation of the Issuers.

If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a Redemption Date or maturity date money sufficient to pay all principal, premium, if any, interest payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

Section 2.09 Notes Held by an Issuer, a Guarantor or an Affiliate. Notwithstanding anything in this Indenture to the contrary (except Section 9.02(b)), in determining whether the Holders of the required principal amount of Notes have concurred in any declaration of acceleration or notice of default or direction, waiver or consent or any amendment, modification or other change to this Indenture or the Security Documents, Notes owned by (i) an Issuer or a Guarantor, (ii) any Affiliate of an Issuer or a Guarantor that was an Affiliate of such Issuer or such Guarantor on the Issue Date (other than the Reserves Investor Group) or (iii) any Affiliate of an Affiliate of an Issuer or Guarantor described in clause (ii) of this Section 2.09 (other than the Reserves Investor Group) shall be disregarded and treated as if they were not outstanding (subject to the right of Affiliates in Section 9.02(b)), except that, for the purposes of determining whether the Trustee and Notes Administrator shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to this Indenture, only Notes as to which a Responsible Officer of the Trustee and the Notes Administrator has actually received an Officers’ Certificate stating that such Notes are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Notes Administrator the pledgee’s right to so act with respect to the Notes and that the pledgee is not an Issuer or an Affiliate of an Issuer.

Section 2.10 Certificated Notes.

(a) A Global Note deposited with the Depositary or other custodian for the Depositary pursuant to Section 2.01 hereof shall be transferred to the beneficial owners thereof in the form of certificated Notes only if such transfer complies with Section 2.06 hereof and (i) the Depositary notifies the Issuers that it is unwilling or unable to continue as the Depositary for such Global Note and a successor depositary is not appointed by the Company within 90 days of such notice, (ii) the Issuers, at their option, execute and deliver in accordance with Section 12.02 to the Notes Administrator a notice (with a copy to the Trustee) that such Global Note be so transferable, registrable and exchangeable, (iii) an Event of Default, or an event which after notice or lapse of time or both would be an Event of Default, has occurred and is continuing with respect to the Notes or (iv) the issuance of such certificated Notes is necessary in order for a Holder or beneficial owner to present its Note or Notes to a Paying Agent in order to avoid any tax that is imposed on or with respect to a payment made to such Holder or beneficial owner. Notice of any such transfer shall be given by the Issuers in accordance with the provisions of Section 12.02(a).

(b) Any Global Note that is transferable to the beneficial owners thereof in the form of certificated Notes pursuant to this Section 2.10 shall be surrendered by the Depositary to the

Transfer Agent, to be so transferred, in whole or from time to time in part, without charge, and the Notes Administrator shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount at maturity of Notes of authorized denominations in the form of certificated Notes. Any portion of a Global Note transferred or exchanged pursuant to this Section 2.10 shall be executed, authenticated and delivered only in registered form in denominations of $1,000 and any integral multiples of $1,000 in excess thereof (or if a PIK Payment has been made, in minimum denominations of $1.00 and any integral multiple of $1.00 in excess thereof with respect to the portion of such Global Note constituting PIK Interest) and registered in such names as the Depositary shall direct. Subject to the foregoing, a Global Note is not otherwise exchangeable except in the event that a Global Note becomes exchangeable for certificated Notes, payment of principal, premium, if any, and interest on the certificated Notes will be payable, and the transfer of the certificated Notes will be registrable, at the office or agency of the Issuers maintained for such purposes in accordance with Section 2.03 hereof. Such certificated Notes shall bear the applicable legends set forth in Exhibit A hereto.

(c) In the event of the occurrence of any of the events specified in Section 2.10(a), the Issuers will promptly make available to the Notes Administrator a reasonable and sufficient supply of certificated Notes in definitive, fully registered form without interest coupons.

Section 2.11 Cancellation. The Issuers at any time may deliver Notes to the Notes Administrator for cancellation. The Registrar and the Paying Agent shall forward to the Notes Administrator any Notes surrendered to them for registration of transfer, exchange or payment. The Notes Administrator, in accordance with its customary procedures, and no one else shall cancel (subject to the record retention requirements of the Exchange Act and the Notes Administrator’s retention policy) all Notes surrendered for registration of transfer, exchange, payment or cancellation and dispose of such cancelled Notes in its customary manner. Except as otherwise provided in this Indenture the Issuers may not issue new Notes to replace Notes it has redeemed, paid or delivered to the Notes Administrator for cancellation.

Section 2.12 Defaulted Interest. Any interest on any Note that is payable, but is not punctually paid or duly provided for, on the dates and in the manner provided in the Notes and this Indenture (all such interest herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Issuers, at their election in each case, as provided in clause (a) or (b) below:

(a) the Issuers may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuers shall notify the Trustee and the Notes Administrator in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Issuers may deposit with the Notes Administrator an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest; or shall make arrangements satisfactory to the Notes Administrator for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. In addition, the Issuers shall fix a special record date for the payment of such Defaulted Interest, such date to be not more than 15 days and not less than 10 days prior to the proposed payment date and not less than 15 days after the receipt by the Trustee and the Notes Administrator of the notice of the proposed payment date. The Issuers shall promptly but, in any event, not less than 15 days prior to the special record date, notify the Trustee and the Notes Administrator in writing of such special record date and, in the name and at the expense of the Issuers, the Notes Administrator shall cause notice of the proposed payment date of such Defaulted Interest and the special record date therefor to be delivered in accordance with Section 12.02 to each Holder as such Holder’s address appears in the Security Register, not less than 10 days prior to such special record date. Notice of the proposed payment date of such Defaulted Interest and the special record date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes are registered at the close of business on such special record date and shall no longer be payable pursuant to clause (b) below; or

(b) the Issuers may make payment of any Defaulted Interest on the Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuers to the Trustee and the Notes Administrator in writing of the proposed payment date pursuant to this Section 2.12 such manner of payment shall be deemed reasonably practicable.

Subject to the foregoing provisions of this Section 2.12, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

Section 2.13 Computation of Interest. Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

Section 2.14 CUSIP, ISIN and Common Code Numbers. The Issuers in issuing the Notes may use CUSIP, ISIN and Common Code numbers (if then generally in use) and, if so, the Trustee and the Notes Administrator shall use such CUSIP, ISIN and Common Code numbers, as appropriate, in notices of redemption and any other documents needed to implement the provisions of this Indenture and related documents as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers or codes either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuers may change the CUSIP, ISIN, or Common Code numbers or otherwise separately identify any Notes and/or beneficial interests therein to implement the provisions set forth in this Indenture and related documents including the Letter Agreement and will promptly notify the Trustee and the Notes Administrator in writing of any change in the CUSIP, ISIN or Common Code numbers.

Section 2.15 Issuance of Additional Notes. The Issuers may not issue Additional Notes other than PIK Notes.

ARTICLE 3

REDEMPTION; OFFERS TO PURCHASE

Section 3.01 Optional Redemption. At any time prior to the Notes Maturity Date, the Issuers may redeem all (but not less than all) of the Notes (except as provided in Section 3.09 and subject to the right of Reserves to elect to have Notes held by the Reserves Investor Group, in lieu of being redeemed, simultaneously with the closing of such redemption, be exchanged for certain refinancing Debt or securities pursuant to the terms of a letter agreement, dated as of the Issue Date, between Murray Energy, Reserves and the MLP (as may be amended, the “Letter Agreement”)) by paying a Redemption Price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest thereon, if any, in cash only in U.S. dollars, to (but excluding) the Redemption Date (any such redemption, a “Note Retirement”). Such payment shall be made in accordance with the wire instructions set forth on Exhibit E hereto. Notwithstanding the foregoing or the terms of the Letter Agreement, immediately following a Note Retirement, no Notes shall remain outstanding and any Notes held by the Reserves Investor Group that are not redeemed in accordance with the terms of the Letter Agreement shall be canceled and exchanged for such refinancing Debt or securities. Immediately following the consummation of the Note Retirement, all Notes redeemed by the Issuers shall be cancelled.

Section 3.02 Repurchase Offers. In the event that, pursuant to Section 4.09 or Section 4.11 hereof, the Issuers shall be required to commence an “Offer to Purchase,” they shall follow the procedures specified below.

The Offer to Purchase shall remain open for a specified period in accordance with applicable law (the “Offer Period”). No later than five Business Days after the termination of the Offer Period (the “Purchase Date”), the Issuers shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.09 or Section 4.11 hereof (the “Offer Amount”) or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Offer to Purchase. If any Note is to be purchased in part only, any notice of purchase that relates to such Note shall state the portion of the principal amount thereof that has been or is to be purchased.

If the Purchase Date is on or after a Record Date for the payment of interest and on or before the applicable Interest Payment Date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Offer to Purchase.

Upon commencement of an Offer to Purchase, the Issuer shall deliver in accordance with Section 12.02 a written notice to the Trustee, the Notes Administrator, the Paying Agent and each of the Holders. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Offer to Purchase. The Offer to Purchase shall be made to all Holders. The notice, which shall govern the terms of the Offer to Purchase, shall state:

(a) the principal amount of Notes subject to the offer and the purchase price;

(b) an expiration date (the “expiration date”) not less than 30 days nor more than 60 days after the date of the offer;

(c) the Purchase Date;

(d) information concerning the business of the Company and its Subsidiaries and the circumstances surrounding such Offer to Purchase which the Company in good faith believes will enable the Holders to make an informed decision with respect to the Offer to Purchase; and

(e) instructions and materials necessary to enable Holders to tender Notes pursuant to the offer.

A Holder may tender all or any portion of its Notes pursuant to an Offer to Purchase, subject to the requirement that any portion of a Note tendered must be in a minimum denomination of $1.00 principal amount and multiples of $1.00 above that amount. Holders electing to have a Note purchased shall be required to surrender such Note, with an appropriate form duly completed, to the Issuers at the address specified in the notice at least three Business Days prior to the purchase date. Holders shall be entitled to withdraw their election if the Notes Administrator or an Issuer receives not later than one Business Day prior to the purchase date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note which was delivered by the Holder for purchase and a statement that such Holder is withdrawing his election to have such Note purchased. On the Purchase Date the purchase price shall become due and payable on each Note accepted for purchase pursuant to the Offer to Purchase and interest on Notes purchased shall cease to accrue on and after the Purchase Date.

On or before the Purchase Date, the Issuers shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Offer to Purchase, or if less than the Offer Amount has been tendered, all Notes tendered, deposit with the Paying Agent an amount equal to the Offer Amount in respect of all Notes or portions of Notes properly tendered and shall deliver in accordance with Section 12.02 to the Trustee, the Notes Administrator and the Paying Agent an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Issuers in accordance with the terms of this Section 3.02. If the Offer to Purchase is for less than all of the outstanding Notes and Notes in an aggregate principal amount in excess of the Offer Amount are tendered and not withdrawn pursuant to the offer, the Issuers shall purchase Notes having an aggregate principal amount equal to the Offer Amount on a pro rata basis, with adjustments determined by the Issuers so that only Notes in a minimum denomination of $1,000 principal amount and multiples of $1,000 above that amount (or if a PIK Payment has been made, in minimum denominations of $1.00 and any integral multiple of $1.00 in excess thereof with respect to a PIK Note or the portion of such a Global Note constituting PIK Interest) shall be purchased. The Paying Agent shall promptly (but in any case not later than five Business Days after the Purchase Date) pay to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuers for purchase, and the Issuers shall promptly issue a new Note, and the Notes Administrator, upon written request from the Issuers in the form of an Issuer Order shall authenticate and deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered upon cancellation of the original Note. Any Note not so accepted shall be promptly delivered by the Issuers to the Holder thereof. The Issuers shall publicly announce the results of the Offer to Purchase on the Purchase Date.

Section 3.03 Notices to Trustee and Notes Administrator. If the Issuers elect to redeem the Notes pursuant to Section 3.01 hereof, they shall notify the Trustee and the Notes Administrator in writing of the Redemption Date and any election by Reserves related to such Note Retirement.

The Issuers shall give such written notice to the Trustee and the Notes Administrator provided for in this Section 3.03 in writing at least 5 Business Days prior to the Redemption Date (provided that if the Redemption Date is September 15, 2017 or later, notice must be given to the Trustee and Notes Administrator prior to close of business on the Business Day prior to the Redemption Date). Such notice shall be accompanied by an Officers’ Certificate from the Issuers and an Opinion of Counsel to the effect that such redemption will comply with the conditions herein.

Notwithstanding the foregoing, notice of any redemption may, at the Issuers’ discretion, be given prior to the completion of a transaction and be subject to one or more conditions precedent, including, but not limited to, completion of a related transaction. If such redemption is so subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Issuers’ discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date, or by the Redemption Date as so delayed. In addition, the Issuers may provide in such notice that payment of the Redemption Price and performance of the Issuers’ obligations with respect to such redemption may be performed by another Person.

Except as otherwise provided herein, no notice or communication to the Trustee or the Notes Administrator shall be deemed effectively given unless it is actually received by a Responsible Officer.

Section 3.04 [RESERVED].

Section 3.05 Deposit of Redemption Price. On or prior to any Redemption Date, the Issuers shall deposit or cause to be deposited with the Paying Agent a sum in immediately available funds sufficient to pay the Redemption Price for, and accrued interest, if any, on, all Notes to be redeemed on that date other than Notes or portions of Notes called for redemption that have previously been delivered by the Issuers to the Trustee for redemption. The Paying Agent shall return to the Issuers any money so deposited that is not required for that purpose upon written request therefor. Once such amount is deposited, the Notes shall be redeemed for all purposes and the Notes will no longer be outstanding or accrue interest and will be deemed cancelled.

Section 3.06 Payment of Notes Called for Redemption. The Notes to be redeemed shall become due and payable on the Redemption Date at the Redemption Price stated therein (which shall include, for the avoidance of doubt, all accrued interest to (but excluding) such Redemption

Date), and on and after such date (unless the Issuers shall default in the payment of the Notes at the Redemption Price, in which case the principal, interest and premium (if any) until paid, shall bear interest from the Redemption Date at the Default Rate prescribed in the Notes), the Notes shall cease to accrue interest. Upon surrender of any Note for redemption, such Note shall be paid and redeemed by the Issuers at the Redemption Price; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders registered as such at the close of business on the relevant Record Date.

Section 3.07 [RESERVED].

Section 3.08 Purchase by Murray Energy. On or prior to October 2, 2017, Murray Energy, an Affiliate of Murray Energy or a group of Persons which includes Murray Energy or any of its Affiliates (Murray Energy, any of its Affiliates or any such group being referred to as the “Murray Group”), may purchase all (but not less than all) of the outstanding Notes, including PIK Notes, if any, (except as provided in Section 3.09 and subject to the right of Reserves to elect not to have Notes held by the Reserves Investor Group so purchased, and instead be exchanged for Common Units pursuant to the terms of the Letter Agreement and in accordance with this Indenture) by paying a purchase price in cash equal to 100% of the principal amount of the Notes to be purchased plus accrued and unpaid interest, if any, to (but excluding) the purchase date (the “Murray Purchase”). Upon irrevocable deposit of money in immediately available U.S. dollars, including by way of sending a wire transfer to the account set forth in Exhibit E hereto sufficient without consideration of reinvestment to pay the aggregate amount described in the preceding sentence with the Exchange Agent, in trust, for the benefit of the Holders whose Notes are to be purchased, together with written irrevocable instructions from the Murray Group directing the Exchange Agent to apply such funds to the payment therefor within three Business Days of such deposit, all Notes will be deemed purchased and shall cease to accrue interest after such purchase date (the Business Day on which all Notes are deemed purchased, the “Murray Purchase Date”), other than any Notes held by the Reserves Investor Group for which Reserves has elected not to have so purchased and instead be exchanged for Common Units pursuant to the terms of the Letter Agreement in connection with such Murray Purchase, and has informed the Exchange Agent and the Trustee of such election by the close of business on the Business Day prior to the Murray Purchase Date. Upon request, the Exchange Agent shall inform Murray Energy of the outstanding amount and the accrued and unpaid interest with respect to the Notes. On the Murray Purchase Date, the Exchange Agent shall apply such irrevocably deposited funds to the purchase of all Notes other than such Notes held by the Reserves Investor Group to be exchanged rather than purchased. Immediately prior to the consummation of such a purchase of Notes (but subject to such purchase being consummated), the Exchange Rate for the Notes will automatically become the lesser of (i) the Exchange Rate, as adjusted subsequent to the Issue Date and in effect on the Business Day immediately prior to the Murray Purchase Date, and (ii) a number equal to one divided by 92.5% of the 30 Trading Day VWAP on the Murray Purchase Date. The Issuers shall provide the Trustee, the Notes Administrator and the Exchange Agent with written notice of such adjustment in accordance with Section 13.03(k). On the Murray Purchase Date, and simultaneously with the Notes being deemed purchased pursuant to the Murray Purchase, all Notes purchased pursuant to the Murray Purchase shall automatically be exchanged for Common Units in accordance with Article 13. Notwithstanding the foregoing or the terms of the Letter Agreement, following a Murray Purchase, no Notes shall remain outstanding and any Notes held by the Reserves Investor Group that are not purchased in accordance with an election made by Reserves pursuant to the terms of the Letter Agreement shall be exchanged for Common Units pursuant to Article 13 (at an exchange rate for the Notes equal to the exchange rate applied to the Notes purchased pursuant to the Murray Purchase).

Section 3.09 Simultaneous Optional Redemption and Murray Purchase. The Murray Group may exercise the Murray Purchase in conjunction with a Note Retirement so long as the two transactions close simultaneously and at the conclusion of the combined transactions all (but not less than all) of the Notes are redeemed, repurchased, refinanced, defeased or otherwise retired for cash at a price equal to 100% of the principal amount of the Notes plus accrued interest to (but excluding) the date of the Note Retirement and the Murray Purchase Date (or, solely in the case of Notes held by the Reserves Investor Group, by exchange for Common Units or refinancing Debt or securities pursuant to the terms of the Letter Agreement).

Section 3.10 Equity Adjustment.

In the event that the Murray Group exercises the right to a Murray Purchase or any other Note Redemption occurs in which the Murray Group receives Common Units and in connection therewith Reserves does not exercise the right to have any of its Notes or Notes held by other members of the Reserves Investor Group exchanged into Common Units pursuant to the Letter Agreement, Reserves shall be issued Common Units (which would otherwise have been issued to the Murray Group in connection with the exchange of the Notes purchased in the Murray Purchase or the Note Redemption pursuant to which the Murray Group receives Common Units the proceeds of which are used for the Note Redemption) by the MLP to increase Reserves’ aggregate ownership of Common Units to 25% of all Common Units then outstanding (the “Equity Adjustment”), if such ownership is not then 25% or greater (assuming full exercise of all warrants issued in connection with the Notes (the “Warrants”) on a cashless basis and assuming a market price of one Common Unit equal to the exchange price used in connection with the Murray Purchase (it being understood, however, that the Reserves Issuance shall not dilute the Warrants)), subject to a cap on the number of Common Units issued to Reserves in the Equity Adjustment equal to $25,000,000 divided by the product of (x) the 30 Trading Day VWAP on the date the Murray Purchase is exercised or the Note Redemption occurs and (y) 0.925. The issuance of Common Units to Reserves by the MLP described in the immediately preceding sentence shall be referred to herein as the “Reserves Issuance.” The number of Common Units issued by the MLP to the Murray Group in connection with the exercise by the Murray Group of the Murray Purchase or the issuance of Common Units to the Murray Group upon a Note Redemption shall be decreased by the number of Common Units issued to Reserves in connection with the Reserves Issuance. The calculation of Reserves’ 25% ownership shall be based upon the Reserves Investor Group’s ownership as of the date of the Offering Memorandum of 46,300,000 Common Units (subject to customary adjustments for any unit split, unit combination or unit dividend) and the number of Common Units then outstanding shall be:

(i) 66,096,093 (subject to customary adjustments for any unit split, unit combination or unit dividend); plus

(ii) (A) the Common Units that shall be issued upon the exercise of the Murray Purchase and the exchange of the Notes and (B) any Common Units issued on or before the date of the Note Redemption the proceeds of which are used to redeem the Notes; plus

(iii) the number of Common Units then outstanding that were issued under the MLP’s long term incentive plan or any other employee equity compensation plan of the MLP from the date hereof up to and including the date that the Murray Purchase is exercised or the Note Redemption occurs.

For the avoidance of doubt, the Reserves Issuance upon a Note Redemption shall only be triggered upon the issuance of Common Units on or about the Redemption Date (x) the proceeds of which are used to redeem the Notes; and (y) to the Murray Group in connection with the Murray Purchase, in each case, pursuant to the terms of this Indenture. The Reserves Issuance shall not be triggered upon the issuance of (A) any other securities or instruments including those convertible or exchangeable into Common Units or (B) securities issued pursuant to the terms of such other securities. The Issuers shall provide the Trustee, the Notes Administrator and the Exchange Agent with written notice of any Reserves Issuance in accordance with Section 13.03(k), which notice shall set forth the number of Common Units to be issued to Reserves and the calculations related thereto as set forth above; provided that such notice shall not be a condition to Reserves’ rights under this Section 3.10.

ARTICLE 4

COVENANTS

Section 4.01 Payment of Notes. Each of the Issuers and the Guarantors covenants and agrees for the benefit of the Holders that it shall duly and punctually pay the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. Except with respect to payments made on the Notes Maturity Date, principal, premium, if any, and interest shall be considered paid on the date due if on such date the Issuers shall have, prior to 10:00 a.m., Eastern time, on each such due date on any of the Notes, deposited with the Paying Agent (other than the Issuers or any of their Affiliates) in immediately available funds a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, in accordance with this Indenture and the Notes and the Issuers will promptly notify the Trustee in writing of its action or failure so to act. If the Issuers or any of their Affiliates act as Paying Agent, principal, premium, if any, and interest shall be considered paid on the due date if the entity acting as Paying Agent complies with Section 2.04 hereof. PIK Interest shall be considered paid on the date due if on such date the Trustee and the Notes Administrator have received (i) an Issuer Order from the Issuers to increase the balance of any Global Note to reflect such PIK Interest or (ii) PIK Notes duly executed by the Issuers together with an Issuer Order requesting the authentication of such PIK Notes by the Notes Administrator.

The Company will cause the Paying Agent, other than the Trustee or the Notes Administrator, to execute and deliver in accordance with Section 12.02 to the Trustee an instrument in which the Paying Agent shall agree with the Notes Administrator, subject to the provisions of this Section 4.01, that the Paying Agent will:

(a) hold all sums held by it for the payment of the principal of (and premium, if any) or interest on the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(b) give the Trustee and the Notes Administrator notice of any default by the Issuers (or any other obligor upon the Notes) in the making of any payment of principal (and premium, if any) or interest on the Notes; and

(c) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee or the Notes Administrator all sums so held in trust by the Paying Agent.

Each of the Issuers or the Guarantors shall pay interest on overdue principal at the rate specified therefor in the Notes. The Issuers or the Guarantors shall pay interest on overdue installments of interest at the same rate to the extent lawful.

Section 4.02 Corporate Existence. Subject to Article 5, the Issuers and each Restricted Subsidiary shall do or cause to be done all things necessary to preserve and keep in full force and effect their corporate, partnership, limited liability company or other existence.

Section 4.03 [RESERVED]

Section 4.04 Insurance. The Company shall maintain, and shall cause its Subsidiaries to maintain, insurance with carriers believed by the Company to be responsible, against such risks and in such amounts, and with such deductibles, retentions, self-insured amounts and coinsurance provisions, as the Company believes are customarily carried by businesses similarly situated and owning like properties, including as appropriate general liability, property and casualty loss and interruption of business insurance.

Section 4.05 Statement as to Compliance. (a) The Issuers shall deliver in accordance with Section 12.02, to the Trustee, within 120 days after the end of each fiscal year, an Officers’ Certificate stating that in the course of the performance by the signer of its duties as an officer of such Issuer he would normally have knowledge of any Default and whether or not the signer knows of any Default that occurred during such period and if any specifying such Default, its status and what action the Issuers are taking or proposed to take with respect thereto. For purposes of this Section 4.05(a), such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

(b) When any Default has occurred and is continuing under this Indenture, or if the trustee of, or the holder of, any other evidence of Debt of the Company or any Subsidiary outstanding in a principal amount of $50,000,000 or more gives any notice stating that it is a notice of default or takes any other action to accelerate such Debt or enforce any note therefor, the Company shall deliver to the Trustee within 30 days by registered or certified mail or facsimile transmission (receipt confirmed) an Officers’ Certificate specifying such event, notice or other action, its status and what action the Company is taking or proposes to take with respect thereto.

Section 4.06 Limitation on Debt or Preferred Stock. (a) The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, Incur any Debt, including Acquired Debt, or permit any Restricted Subsidiary to Incur Preferred Stock, except that:

(1) the Company, the Co-Issuer or any Restricted Subsidiary may Incur Debt, including Acquired Debt, and

(2) any Restricted Subsidiary may Incur Preferred Stock,

if, at the time of and immediately after giving effect to the Incurrence thereof and the receipt and application of the proceeds therefrom, (A) the Fixed Charge Coverage Ratio of the Company is not less than 2.00 to 1.00 (the “Fixed Charge Coverage Ratio Test”) and (B) no Event of Default then exists or would result therefrom; provided that the aggregate principal amount of Debt that may be Incurred under this clause (a) by Restricted Subsidiaries that are not Guarantors and any Preferred Stock that may be issued under this clause (a) by Restricted Subsidiaries that are not Guarantors, in each case together with any Permitted Refinancing Debt Incurred in respect thereof under Section 4.06(b)(4) by Restricted Subsidiaries that are not Guarantors, shall not exceed $25.0 million in the aggregate at any time outstanding (plus, in connection with any Permitted Refinancing Debt, the additional principal amount of Debt permitted under Section 4.06(b)(4)) (the “Non-Guarantor Exception”).

(b) Notwithstanding the foregoing, the Company and, to the extent provided below, any Restricted Subsidiary may Incur the following (“Permitted Debt”):

(1) Debt of the Company, the Co-Issuer and the Guarantors pursuant to Credit Facilities up to an aggregate principal amount outstanding at the time of Incurrence that does not exceed an amount equal to the sum of (a) (i) $775.0 million less (ii) up to $175.0 million aggregate principal amount of (X) Debt outstanding under sub-clause (a)(i) that is permanently repaid (and, in the case of the repayment of revolving extensions of credit, to the extent the commitments in respect thereof have been permanently reduced) and (Y) without duplication, commitments in respect of any revolving credit facility under a Credit Facility that have been permanently reduced after the Issue Date, in the case of each of sub-clauses (X) and (Y) other than in connection with a refinancing or replacement with Debt (or commitments in respect of Debt) Incurred under a Credit Facility, plus (b) an additional aggregate principal amount of Debt if, at the time of and immediately after giving effect to the Incurrence thereof (and after giving pro forma effect to the application of the net proceeds therefrom), the Total Net Leverage Ratio of the Company is less than 3.25 to 1.00; provided that (x) any Debt Incurred pursuant to this Section 4.06(b)(1) shall first be allocated to Section 4.06(b)(1)(a) and (y) at the time of Incurrence of any Debt pursuant to Section 4.06(b)(1)(b), the aggregate principal amount of Debt outstanding under this Section 4.06(b)(1) at such time and immediately after giving effect to the Incurrence thereof (and after giving pro forma effect to the application of the net proceeds therefrom), together with any Permitted Refinancing Debt

Incurred under Section 4.06(b)(4) in respect of Debt Incurred pursuant to Section 4.06(b)(1)(b), may not exceed $775.0 million (plus, in connection with any Permitted Refinancing Debt Incurred in respect of Debt Incurred pursuant to Section 4.06(b)(1)(b), the additional principal amount of Debt permitted under Section 4.06(b)(4));

(2) Debt of the Issuers pursuant to the Notes (other than Additional Notes that are not PIK Notes) and Debt of any Guarantor pursuant to a Note Guarantee of the Notes (including Additional Notes), in each case, including any PIK Notes issued from time to time to pay PIK Interest in accordance with the terms of this Indenture and any Guarantee with respect thereto;

(3) (i) Debt of the Company or any Restricted Subsidiary owed to the Company or any Guarantor so long as such Debt continues to be owed to the Company or a Guarantor, (ii) Debt of any Restricted Subsidiary that is not a Guarantor owed to any Restricted Subsidiary that is not a Guarantor and (iii) Preferred Stock of a Restricted Subsidiary issued to an Issuer or a Guarantor so long as such Preferred Stock continues to be held by an Issuer or a Guarantor; provided that (i) any such Debt owed to the Company or any Guarantor shall be evidenced by a promissory note and pledged to the Collateral Agent as collateral security for the Notes and Note Guarantees and (ii) at such time as any such outstanding Debt or Preferred Stock ceases to be owed to or held by, as the case may be, an Issuer or a Guarantor, such Debt or Preferred Stock will be deemed to be Incurred and not permitted by this Section 4.06(b)(3);

(4) Debt (“Permitted Refinancing Debt”) constituting an extension or renewal of, replacement of, or substitution for, or issued in exchange for, or the net proceeds of which are used to repay, redeem, repurchase, replace, refinance or refund, including by way of defeasance (all of the above, for purposes of this Section 4.06, “refinance” or “refinancing”) then outstanding Debt Incurred under Section 4.06(a) or Sections 4.06(b)(1)(b), (b)(4), (b)(8), (b)(12) or (b)(15) in an amount not to exceed the principal amount of the Debt so refinanced (including, for the avoidance of doubt, the principal amount of any previously paid or accrued interest paid-in-kind), plus applicable premiums, fees and expenses incurred in connection with the repayment of such Debt and the Incurrence of the Permitted Refinancing Debt; provided that:

(A) in case the Notes are refinanced in part or the Debt to be refinanced is pari passu in right of payment with the Notes, the new Debt, by its terms or by the terms of any agreement or instrument pursuant to which it is outstanding, is made pari passu in right of payment with, or subordinated in right of payment to, the remaining Notes;

(B) in case the Debt to be refinanced is subordinated in right of payment to the Notes, the new Debt, by its terms or by the terms of any agreement or instrument pursuant to which it is outstanding, is made subordinate in right of payment to the Notes to at least the same extent that the Debt to be refinanced is subordinated in right of payment to the Notes;

(C) the terms relating to maturity and amortization are no less favorable in any material respect to the Holders than the terms of any agreement or instrument governing the Debt being refinanced; and

(D) in no event may Debt of an Issuer or any Guarantor be refinanced pursuant to this clause by means of any Debt of any Restricted Subsidiary that is not a Guarantor;

(5) Hedging Agreements of the Company or any Restricted Subsidiary entered into in the ordinary course of business and not for speculation;

(6) Debt of the Company or any Restricted Subsidiary in the form of bank guarantees, letters of credit and bankers’ acceptances (except to the extent issued under the Credit Agreement) and bid, performance, reclamation, statutory obligation, surety, appeal and performance bonds and other obligations of a like nature, in each case, incurred in the ordinary course of business and not in connection with the borrowing of money or the obtaining of advances or credit;

(7) Debt arising from agreements of the Company or any Restricted Subsidiaries providing for indemnification, adjustment of purchase price, earnouts or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or any Restricted Subsidiary in an aggregate principal amount at any time outstanding not to exceed $10.0 million; provided that, in connection with any acquisition or disposition that will result in the Fixed Charge Coverage Ratio of the Company and its Restricted Subsidiaries being greater than immediately prior to such acquisition or disposition, any Debt incurred under this Section 4.06(b)(7) in connection therewith shall be permitted in an unlimited amount and shall not count in the calculation of the $10.0 million limitation included herein;

(8) Debt of the Company or any Restricted Subsidiary outstanding on the Issue Date (excluding (i) all Debt outstanding under the Credit Agreement on the Issue Date, which Debt shall be deemed to be Incurred pursuant to Section 4.06(b)(1), (ii) all Debt in respect of Permitted Receivables Financings outstanding on the Issue Date, which Debt shall be deemed to be Incurred pursuant to Section 4.06(b)(11), (iii) all Purchase Money Debt outstanding on the Issue Date (excluding, for the avoidance of doubt Acquired Debt), which Debt shall be deemed to be Incurred pursuant to Section 4.06(b)(12)(ii) and (iv) all Debt in respect of Longwall Financings, which Debt shall be deemed to be Incurred pursuant to Section 4.06(b)(12)(iii));

(9) Debt of an Issuer or any Guarantor consisting of Guarantees of Debt of an Issuer or any Guarantor otherwise permitted under this Section 4.06; provided that if the Debt Guaranteed is subordinate to the Notes, then such Guarantee will be subordinate to the Notes or the relevant Note Guarantee, as the case may be, to the same extent;

(10) Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds or Debt in respect of netting services, automatic clearinghouse arrangements, overdraft protections and similar arrangements in connection with deposit accounts, in each case in the ordinary course of business;

(11) any Permitted Receivables Financing in an aggregate principal amount at any time outstanding not to exceed $100.0 million;

(12) Debt of the Company or any Restricted Subsidiary (i) constituting Acquired Debt arising out of an acquisition or merger; provided that such Acquired Debt is not Incurred in contemplation of such acquisition or merger; provided, further, that after giving effect to such acquisition or merger and the Incurrence of such Acquired Debt, (A) either (x) the Company would be permitted to Incur at least $1.00 of additional Debt under the Fixed Charge Coverage Ratio Test or (y) the Fixed Charge Coverage Ratio of the Company and its Restricted Subsidiaries would be greater than immediately prior to such acquisition or merger and (B) the principal amount of Acquired Debt (excluding any Purchase Money Debt, equipment financings and similar obligations) Incurred pursuant to this Section 4.06(b)(12) (i) that is secured by a Lien on any assets or properties of the Company or any Restricted Subsidiary, together with any Permitted Refinancing Debt Incurred in respect thereof under Section 4.06(b)(4) that is secured by a Lien on any assets or properties of the Company or any Restricted Subsidiary, shall not exceed $50.0 million in the aggregate at any time outstanding (plus, in connection with any such Permitted Refinancing Debt, the additional principal amount of Debt permitted under Section 4.06(b)(4)), (ii) Incurred to finance the acquisition, construction, development or improvement of any property or assets (including purchase money obligations and Capital Leases) (collectively, “Purchase Money Debt”) and any Debt assumed in connection with the acquisition of any such property and assets or secured by a Lien on any such property and assets before the acquisition thereof); provided that the aggregate principal amount at any time outstanding of any Debt Incurred under this Section 4.06(b)(12)(ii), together with any Permitted Refinancing Debt Incurred in respect thereof under Section 4.06(b)(4), may not exceed (x) if the Total Net Leverage Ratio of the Company at the time of incurrence is equal to or greater than 4.25 to 1.00, the greater of (A) $50.0 million and (B) 3.75% of Consolidated Tangible Assets of the Company or (y) if the Total Net Leverage Ratio of the Company at the time of incurrence is less than 4.25 to 1.00, the greater of (A) $100.0 million and (B) 7.75% of Consolidated Tangible Assets of the Company (plus, in connection with any Permitted Refinancing Debt, the additional principal amount of Debt permitted under Section 4.06(b)(4)) and (iii) in respect of longwall financings, including Debt Incurred to finance the acquisition, construction, development or improvement of such longwalls (including purchase money obligations and Capital Leases) (collectively, “Longwall Financings”) in an amount not to exceed (x) $125.0 million per longwall project and (y) $500.0 million when aggregated with the other Debt then outstanding under this Section 4.06(b)(12)(iii), together with any Permitted Refinancing Debt Incurred in respect thereof under Section 4.06(b)(4) (plus, in connection with any Permitted Refinancing Debt, the additional principal amount of Debt permitted under Section 4.06(b)(4));

(13) Debt of the Company or any Restricted Subsidiary Incurred on or after the Issue Date not otherwise permitted hereunder in an aggregate principal amount at any time outstanding not to exceed $50.0 million minus the aggregate principal amount of Debt outstanding under Section 4.06(b)(13) of the Unsecured Indenture immediately prior to the Issue Date;

(14) Debt of the Company or any Restricted Subsidiary consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply or other arrangements; and

(15) Debt in respect of the Second Lien Notes issued on the Issue Date and all interest paid-in-kind in respect thereof after the Issue Date.

Notwithstanding any other provision of this Section 4.06, for purposes of determining compliance with this Section 4.06, increases in Debt solely due to fluctuations in the exchange rates of currencies will not be deemed to exceed the maximum amount that the Company or a Restricted Subsidiary may Incur under this Section 4.06. For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Debt, the U.S. dollar-equivalent principal amount of Debt denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Debt was Incurred; provided that if such Debt is Incurred to refinance other Debt denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Debt does not exceed the principal amount of such Debt being refinanced. The principal amount of any Debt Incurred to refinance other Debt, if Incurred in a different currency from the Debt being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Debt is denominated that is in effect on the date of such refinancing.

For purposes of determining compliance with this Section 4.06, in the event that an item of Debt or Preferred Stock meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (15) of Section 4.06(b) or is entitled to be Incurred pursuant to Section 4.06(a), the Company shall, in its sole discretion, classify such item in any manner that complies with this Section 4.06, and such Debt or Preferred Stock will be treated as having been Incurred pursuant to the clauses of Section 4.06(b) or Section 4.06(a), as the case may be, designated by the Company, and from time to time may change the classification of an item of Debt (or any portion thereof) to any other type of Debt described in Section 4.06 at any time, including pursuant to Section 4.06(a); provided that Debt under the Credit Agreement Incurred and outstanding on the Issue Date shall be deemed at all times to be incurred under Section 4.06(b)(1).

Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Debt or Preferred Stock (including, but not limited to, interest paid-in-kind on the Notes and the Second Lien Notes) of the same class will not be deemed to be an Incurrence of Debt or Preferred Stock for purposes of this Section 4.06 but will be included in subsequent calculations of the amount of outstanding Debt for purposes of Incurring future Debt; provided that such accrual, accretion, amortization or payment is included in the calculation of Fixed Charges.

Neither the Issuers nor any Guarantor may Incur any Debt that is subordinated in right of payment to other Debt of such Issuer or the Guarantor unless such Debt is also subordinated in right of payment to the Notes or the relevant Note Guarantee on substantially identical terms.

With respect to any Debt Incurred pursuant to this Section 4.06 after the Issue Date more than a majority of which is loaned or otherwise provided by an Affiliate (other than the Issuers and any Restricted Subsidiary) (which, for the avoidance of doubt, does not apply to any Debt outstanding on the Issue Date, including the Notes, or any Debt outstanding (whether Incurred before, on or after the Issue Date) that is acquired by an Affiliate after the initial Incurrence thereof) other than Excluded Debt, such Debt must: (a) be unsecured or constitute Junior Lien Obligations, (b) have a maturity date no earlier than 91 days later than the earlier of (i) the Notes Maturity Date and (ii) the date on which the Notes are no longer outstanding, (c) have no issuer, obligor or guarantor thereof other than the Issuers and the Guarantors, (d) not provide for any cash payments while the Notes are outstanding and (e) not contain any negative covenants or events of default that are more restrictive than the negative covenants and Events of Default in this Indenture unless this Indenture is amended to contain such more restrictive negative covenants or events of default (as applicable).

Section 4.07 Limitation on Liens. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, incur or permit any Lien (except Permitted Liens) on any asset or property of any Issuer or any Restricted Subsidiary. In addition, the Company shall not, and shall not permit any Restricted Subsidiary to, incur or permit any Lien on any asset or property of any Issuer or Restricted Subsidiary securing any First Priority Lien Obligation of any Issuer or Restricted Subsidiary without granting a Lien (subject to Permitted Liens) on such asset or property constituting collateral for such First Priority Lien Obligation to secure the Obligations under this Indenture on no less than a second-priority ranking, except any asset or property constituting Separate Collateral (as defined in the Intercreditor Agreement).

Without limiting the generality of the foregoing, at the time of Incurrence of any Debt for borrowed money that constitutes First Priority Lien Obligations, the aggregate principal amount of such Debt for borrowed money constituting First Priority Lien Obligations, when taken together with the aggregate principal amount of all other Debt for borrowed money that constitutes First Priority Lien Obligations then outstanding at such time and immediately after giving effect to the Incurrence thereof (and after giving pro forma effect to the application of the net proceeds therefrom), may not exceed the First Priority Lien Cap.

Section 4.08 Limitation on Restricted Payments. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly (the payments and other actions described in the following clauses being collectively “Restricted Payments”):

(i) declare or pay any dividend or make any distribution on its Equity Interests (other than dividends or distributions, in each case, paid in the Company’s Qualified Equity Interests) held by Persons other than the Company or any of its Restricted Subsidiaries (each, a “Dividend RP”);

(ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any Parent held by Persons other than the Company or any of its Restricted Subsidiaries;

(iii) repay, redeem, repurchase, defease or otherwise acquire or retire for value, or make any payment on or with respect to any Subordinated Debt (other than a payment of interest or principal at Stated Maturity thereof or the purchase, repurchase or other acquisition of any Subordinated Debt purchased in anticipation of satisfying a scheduled maturity within one year of the date of acquisition); or

(iv) make any Restricted Investment;

unless, at the time of, and after giving effect to, the proposed Restricted Payment:

(1) no Default has occurred and is continuing; and

(2) if the Total Net Leverage Ratio of the Company is less than 4.375 to 1.00, such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries with respect to the quarter for which such Restricted Payment is made, subject to Section 4.08(c), is less than the sum, without duplication, of:

(A) Available Cash with respect to the Company’s most recently completed quarter, plus

(B) subject to Section 4.08(c), 100% of the aggregate net cash proceeds received by the Company after the Issue Date (i) from an Equity Offering or (ii) from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for Qualified Equity Interests of the Company (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Restricted Subsidiary of the Company) (“Incremental Funds”), minus

(C) the aggregate amount of Excess Cash Flow Payments made or required to be made by the Company in respect of the Company’s most recently completed quarter, minus

(D) the aggregate amount of Incremental Funds previously expended pursuant to this Section 4.08(a)(2).

The amount of any Restricted Payment, if other than in cash, will be the Fair Market Value of the assets or securities proposed to be transferred or issued to or by the Company or such Restricted Subsidiary, as the case may be.

(b) The foregoing will not prohibit:

(1) the payment of any dividend or distribution within 60 days after the date of declaration thereof if, at the date of declaration, such payment would otherwise be permitted under this Indenture;

(2) dividends or distributions by a Restricted Subsidiary payable, on a pro rata basis or on a basis more favorable to the Company, to all holders of any class of Equity Interests of such Restricted Subsidiary;

(3) the repayment, redemption, repurchase, defeasance or other acquisition or retirement for value of Subordinated Debt with the proceeds of, or in exchange for, Permitted Refinancing Debt;

(4) the purchase, redemption or other acquisition or retirement for value of Equity Interests of the Company or any Parent in exchange for, or out of the proceeds of a substantially concurrent offering of, Qualified Equity Interests of the Company or of a substantially concurrent contribution to the common equity of the Company (with any offering or contribution within 60 days deemed as substantially concurrent);

(5) the repayment, redemption, repurchase, defeasance or other acquisition or retirement of Subordinated Debt of an Issuer or any Guarantor in exchange for, or out of the proceeds of, a substantially concurrent cash contribution to the capital of the Company or a substantially concurrent offering of, Qualified Equity Interests of the Company (with any offering or contribution within 60 days deemed as substantially concurrent);

(6) any Investment acquired as a capital contribution to the Company, or made in exchange for, or out of the net cash proceeds of, a substantially concurrent offering (with any offering within 60 days deemed as substantially concurrent) of Qualified Equity Interests of the Company;

(7) [Reserved];

(8) the repayment, redemption, repurchase, defeasance or other acquisition or retirement for value of any Subordinated Debt or Disqualified Stock at a purchase price not greater than 101% of the principal amount thereof or liquidation preference in the event of (x) a change of control pursuant to a provision no more favorable to the holders thereof than Section 4.11 or (y) an asset sale pursuant to a provision no more favorable to the holders thereof than Section 4.09; provided that, in each case, prior to the repurchase the Issuers have made an Offer to Purchase and repurchased all Notes issued under this Indenture that were validly tendered for payment in connection with the Offer to Purchase;

(9) with respect to each calendar year in which the Company is treated as an entity disregarded from its owner or as a partnership that is not taxable as a corporation for federal income tax purposes, cash distributions to its members in an aggregate amount not to exceed the Applicable Tax Distribution Amounts for such calendar year; provided, that distributions related to cancellation of debt income shall not exceed $15 million per fiscal year during fiscal years 2017 and 2018;

(10) Permitted Payments to Parent not to exceed $7.5 million in the aggregate per fiscal year;

(11) the purchase, repurchase, redemption or other acquisition or retirement for value of Equity Interests deemed to occur upon the exercise of unit options, warrants, incentives, rights to acquire Equity Interests or other convertible securities if such Equity Interests represent a portion of the exercise or exchange price thereof, and any purchase, repurchase, redemption or other acquisition or retirement for value of Equity Interests made in lieu of withholding taxes in connection with any exercise or exchange of unit options, warrants, incentives or rights to acquire Equity Interests (and payment of dividends to the MLP for such purpose);

(12) cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of the Company or any Parent;

(13) dividends and distributions to holders of any class or series of Disqualified Stock or Preferred Stock of the Company or any of its Restricted Subsidiaries Incurred in accordance with Section 4.06; provided, however, that such dividends and distributions are included in Interest Expense;

(14) Restricted Payments not otherwise permitted hereby in an aggregate amount at any time outstanding not to exceed $25.0 million;

(15) Restricted Payments made on or about the Issue Date as part of the Transactions; and

(16) Restricted Payments made to any Person that owns a direct Equity Interest in the Company to enable such Person (or any parent entity thereof) to pay management fees, operating costs and expenses and other administrative fees and costs, in each case, payable by such Person (or such parent entity thereof) pursuant to the Management Services Agreement in an aggregate amount not to exceed (x) in the case of the 2016 fiscal year, $14.1 million in the aggregate for such fiscal year less any amounts paid during such fiscal year prior to the Issue Date and (y) in the case of each fiscal year after the 2016 fiscal year, $14.1 million in the aggregate per fiscal year; as may be adjusted for inflation in the Annual Consumer Price Index, as required under the Management Services Agreement;

provided that, in the case of clauses (1) through (15), inclusive (other than, in the case of clause (10), Restricted Payments made to the General Partner to pay salaries, bonuses, benefits and/or expenses of members of the Synergy and Conflicts Committee of the Board of Directors of the General Partner and/or independent members of the Board of Directors of the General Partner), no Event of Default has occurred and is continuing or would occur as a result thereof.

(c) Notwithstanding anything in this Section 4.08 to the contrary, proceeds of the issuance of Qualified Equity Interests will be included under Section 4.08(a)(2) only to the extent they are not applied as described in Sections 4.08(b)(4), (5) or (6). Restricted Payments made pursuant to Sections 4.08(b)(2), (3), (4), (5), (6), (11), (12) and/or (13) will not be included in the making the calculations under Section 4.08(a)(2).

(d) Notwithstanding anything to the contrary contained in Sections 4.08(a)(1), (a)(2), (b) or (c), the Company may not make (A) any Dividend RP in respect of the Common Units or Subordinated Units of the MLP during fiscal year 2016 or (B) any Dividend RP in respect of the Common Units or Subordinated Units of the MLP (other than Restricted Payments permitted by Section 4.08(b)(9)) from January 1, 2017 until the later to occur of (x) the Notes Maturity Date and (y) the refinancing of the revolving credit facility under the Credit Agreement (as in effect on the Issue Date).

Section 4.09 Limitation on Asset Sales. The Company shall not, and shall not permit any Restricted Subsidiary to, make any Asset Sale unless the following conditions are met:

(a) the Asset Sale is for at least Fair Market Value; and

(b) at least 75% of the consideration received by the Company or its Restricted Subsidiaries consists of cash or Cash Equivalents; provided that for purposes of this clause (2), each of the following shall be considered cash or Cash Equivalents:

(i) the assumption by the purchaser of Debt or other obligations or liabilities (as shown on the Company’s most recent balance sheet or in the footnotes thereto) (other than Subordinated Debt or other obligations or liabilities subordinated in right of payment to the Notes) of the Company or a Restricted Subsidiary pursuant to operation of law or a customary novation agreement,

(ii) Additional Assets,

(iii) instruments, notes, securities or other obligations received by the Company or such Restricted Subsidiary from the purchaser that are promptly, but in any event within 90 days of the closing, converted by the Company or such Restricted Subsidiary to cash or Cash Equivalents, to the extent of the cash or Cash Equivalents actually so received, and

(iv) any Designated Non-Cash Consideration received by the Company or such Restricted Subsidiary in the Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (d) that is at that time outstanding, not to exceed (x) $10.0 million per fiscal year and (y) $30.0 million in the aggregate since the Issue Date (with the Fair Market Value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value);

(c) Within 360 days after the receipt of any Net Cash Proceeds from an Asset Sale, the Net Cash Proceeds may be used:

(i) to permanently repay (A) Debt outstanding under the Credit Agreement (and, in the case of the repayment of the revolving credit facility under the Credit Agreement, to permanently reduce the commitment thereunder by such amount) or (B) the Notes and any Debt secured by Liens ranking pari passu with the Liens securing the Notes (if any) through making the Offer to Purchase below,

(ii) to acquire Additional Assets; or

(iii) to make capital expenditures in a Permitted Business of the Company or one or more Restricted Subsidiaries;

provided that a binding commitment to make an acquisition referred to in clause (ii) or (iii) above shall be treated as a permitted application of the Net Cash Proceeds from the date of such commitment; provided that (x) such investment is consummated within 180 days of the end of the 360-day period referred to in the first sentence of this paragraph and (y) if such acquisition is not consummated within the period set forth in clause (x) or such binding commitment is terminated, the Net Cash Proceeds not so applied will be deemed to be Excess Proceeds (as defined below). For the avoidance of doubt, pending application thereof in accordance with this Section 4.09, the Company or any Restricted Subsidiary may use any Net Cash Proceeds from an Asset Sale for general corporate purposes (including a reduction in borrowings under any revolving credit facility) prior to the end of the 360-day period referred to in the first sentence of this Section 4.09(c).

(d) When the aggregate amount of Net Cash Proceeds from Asset Sales not applied pursuant to (and within the time frame set forth in) Section 4.09(c) exceeds $25.0 million (“Excess Proceeds”), the Issuers must, within 30 days, make an offer to purchase, in accordance with Section 3.02, Notes having a principal amount equal to:

(i) accumulated Excess Proceeds, multiplied by

(ii) a fraction (x) the numerator of which is equal to the outstanding aggregate principal amount of the Notes and (y) the denominator of which is equal to the outstanding aggregate principal amount of the Notes and all Debt secured by Liens on the Collateral ranking pari passu with the Liens on the Collateral securing the Notes similarly required to be repaid, redeemed or tendered for in connection with the Asset Sale, rounded down to the nearest $1,000. The purchase price for the Notes will be 100% of the principal amount plus accrued interest to, but excluding the date of purchase. If the Offer to Purchase is for less than all of the outstanding Notes and Notes in an aggregate principal amount in excess of the purchase amount are tendered and not withdrawn pursuant to the offer, the Issuers shall purchase Notes having an aggregate principal amount equal to the purchase amount on a pro rata basis to the extent practicable, with adjustments by the Company so that only Notes in multiples of $1,000 principal amount (and in a minimum amount of $1,000) will be purchased (or if a PIK Payment has been made, in denominations of $1.00 and any integral multiple of $1.00 in excess thereof with respect to a PIK Note or the portion of a Global Note constituting PIK Interest). Upon completion of the Offer to Purchase, Excess Proceeds will be reset at zero, and any Excess Proceeds remaining after consummation of the Offer to Purchase may be used for any purpose not otherwise prohibited by this Indenture.

The Issuers shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of the Notes pursuant to an Offer to Purchase pursuant to this Section 4.09. To the extent that the provisions of any securities laws or regulations conflict with Section 4.09 or Section 3.02, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under this Section 4.09 or Section 3.02 by virtue of such conflict.

Section 4.10 Limitation on Transactions with Affiliates. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction or arrangement including the purchase, sale, lease or exchange of property or assets, or the rendering of any service with any Affiliate of the Company or any Restricted Subsidiary (a “Related Party Transaction”), unless the Related Party Transaction is on fair and reasonable terms that are not materially less favorable (as reasonably determined by the Company) to the Company or the relevant Restricted Subsidiary than those that could be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate of the Company.

(b) Prior to entering into any Related Party Transaction or series of Related Party Transactions, (i) with an aggregate value in excess of $5.0 million, such Related Party Transaction or series of Related Party Transactions must first be approved by a majority of the members of the Synergy and Conflicts Committee of the Board of Directors who are disinterested in the subject matter of the transaction pursuant to a Board Resolution and (ii) with an aggregate value in excess of $30.0 million, the Company must in addition obtain a favorable written opinion from a nationally recognized investment banking firm as to the fairness of the transaction to the Company and its Restricted Subsidiaries from a financial point of view.

(c) The foregoing paragraphs do not apply to:

(1) any transaction between the Company and any of its Restricted Subsidiaries or between Restricted Subsidiaries of the Company;

(2) the payment of reasonable and customary regular fees, compensation, indemnification and other benefits to current, former and future directors of the Company or a Restricted Subsidiary or a Parent (or any “variable interest entity” of the Company, Parent or any of their Restricted Subsidiaries) who are not employees of the Company, such Restricted Subsidiary or such Parent of the Company (or any “variable interest entity” of the Company, a Parent or any of their Restricted Subsidiaries), including reimbursement or advancement of reasonable and documented out-of-pocket expenses and provisions of directors’ liability insurance;

(3) any Restricted Payments that are permitted by Section 4.08 or any Permitted Investments (other than pursuant to clause (3) of the definition of Permitted Investments);

(4) any issuance of Equity Interests (other than Disqualified Equity Interests) of the Company;

(5) loans or advances to officers, directors or employees of the Company in the ordinary course of business of the Company or its Restricted Subsidiaries or Guarantees in respect thereof or otherwise made on their behalf (including payment on such Guarantees) and only to the extent permitted by applicable law;

(6) any employment, consulting, service or termination agreement, or reasonable and customary indemnification arrangements, entered into by the Company or any of its Restricted Subsidiaries with current, former and future officers, employees or consultants of the Company or any of its Restricted Subsidiaries or Parent of the Company (or any “variable interest entity” of the Company, Parent or any of their Restricted Subsidiaries) and the payment of reasonable and customary fees, compensation, indemnification and other benefits to current, former and future officers, employees or consultants of the Company or any of its Restricted Subsidiaries or Parent of the Company (or any “variable interest entity” of the Company, Parent or any of their Restricted Subsidiaries) (including amounts paid pursuant to employee benefit plans, employee stock option or similar plans as well as reimbursement or advancement of out-of-pocket expenses and provisions of officers’ liability insurance), in each case, consistent with past practice;

(7) transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate solely because the Company, directly or through a Restricted Subsidiary, owns Equity Interests in such Person or owes Debt to such Person;

(8) transactions arising under any contract, agreement, instrument or arrangement in effect on the Issue Date or otherwise described in the Offering Memorandum, as amended, modified or replaced from time to time so long as the amended, modified or new agreements, taken as a whole at the time such agreements are executed, are not materially less favorable to the Company and its Restricted Subsidiaries than those in effect on the date of this Indenture;

(9) customary transactions entered into as part of a Permitted Receivables Financing;

(10) transactions with a Person (other than an Unrestricted Subsidiary) that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, Capital Stock in, or otherwise controls, such Person;

(11) the Management Services Agreement;

(12) any transactions or series of transactions in respect of which the Company obtains a favorable written opinion from a nationally recognized investment banking firm stating that such transaction or transactions are fair to the Company or such Restricted Subsidiary from a financial point of view or meets the requirements of Section 4.10(a);

(13) any sale of securities (including Disqualified Stock but excluding other Capital Stock) made to an Affiliate on the same terms as are being made to non-Affiliate investors in any public or private sale of such securities and any transactions involving such securities; provided (x) the aggregate issue size of such securities does not exceed

$50.0 million, (y) such Affiliate is not purchasing more than 35% of the amount of such securities and (z) such Affiliate is treated no more favorably, taken as a whole, than the non-Affiliate investors;

(14) reimbursement of reasonable and customary expenses incurred by the General Partner in operating the business and operations of the MLP and the Company, including, without limitation, payments to the General Partner and its directors and officers as indemnification payments, in each case, in accordance with the partnership agreement of the MLP;

(15) any guarantee by the MLP or any Parent of Debt or other obligations of the Company or any Restricted Subsidiary (which Debt or obligation is not prohibited by this Indenture);

(16) the transactions comprising the Transactions;

(17) any coal sale transactions, coal transloading services, equipment manufacturing and rebuilding transactions, parts components manufacturing and rebuilding transactions, like-kind exchanges of land for like-kind value, rail leases, royalty arrangements and labor arrangements entered into in the ordinary course of business and on arm’s-length terms;

(18) any transactions, arrangements and agreements relating to, or in connection with, any refinancing, repurchase or redemption of the Second Lien Notes; and

(19) entry into and performance of the Colt Assignment.

Section 4.11 Change of Control. (a) Not later than 30 days following a Change of Control, the Issuers shall make an Offer to Purchase for all outstanding Notes at a purchase price equal to 101% of the principal amount of the Notes plus accrued and unpaid interest to (but excluding) the date of purchase; provided, however, that notwithstanding the occurrence of a Change of Control, the Issuers shall not be obligated to purchase the Notes pursuant to this Section 4.11 in the event that, prior to the requirement to commence the Offer to Purchase the Issuers have delivered in accordance with Section 12.02 the notice to Holders (with a copy to the Trustee, the Notes Administrator and the Exchange Agent) to exercise their right to redeem all the Notes under the terms of Section 3.01 and redeem the Notes in accordance with such notice.

(b) An Offer to Purchase, for the purposes of this Section 4.11, shall be made in accordance with the procedures set forth Section 3.02, except that if an Offer to Purchase sent pursuant to this Section 4.11 is sent prior to the occurrence of a Change of Control, it may be conditioned upon the consummation of the Change of Control.

(c) The Issuers shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of the Notes pursuant to an Offer to Purchase pursuant to this Section 4.11. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.11 or Section 3.02, the Issuers shall comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under this Section 4.11 or Section 3.02 by virtue of such conflict.

(d) Notwithstanding anything to the contrary in Section 3.02 or this Section 4.11, the Issuers shall not be required to make an Offer to Purchase upon a Change of Control if a third party makes the Offer to Purchase in the manner, at the times and otherwise in compliance with the requirements set forth in Section 3.02 and this Section 4.11 and all other provisions hereof applicable to an Offer to Purchase made by the Issuers, and such third party purchases all Notes properly tendered and not withdrawn under the Offer to Purchase.

(e) The Issuers shall publicly announce the results of the Offer to Purchase upon a Change of Control on or as soon as practicable after the Change of Control Purchase Date.

Section 4.12 Limitation on Business Activities of the Co-Issuer. The Co-Issuer may not hold any assets or hold any Equity Interests, become liable for any obligations, engage in any business activities or have any Subsidiaries; provided that it may be a co-obligor with respect to the Notes or any other Debt if the Company is the primary obligor of such Debt and the net proceeds of such Debt are received by the Company or one or more of the Company’s Wholly Owned Subsidiaries. The Co-Issuer shall be a Wholly Owned Restricted Subsidiary of the Company at all times.

Section 4.13 Note Guarantees by Restricted Subsidiaries. Each Domestic Restricted Subsidiary existing as of the Issue Date that Guarantees Debt outstanding under the Credit Agreement shall provide a Note Guarantee on the Issue Date. In addition, (x) if and for so long as any Restricted Subsidiary, directly or indirectly, Incurs or Guarantees any Debt of the Company, the Co-Issuer or any Guarantor (other than pursuant to the Non-Guarantor Exception) after the Issue Date or (y) if any Wholly Owned Restricted Subsidiary is otherwise required to become a Guarantor under this Indenture, in each case of clauses (x) and (y), such Restricted Subsidiary or Wholly Owned Restricted Subsidiary shall, by execution of a supplemental indenture, provide a Note Guarantee and comply with its obligations under the Security Documents, in each case, within 30 days after the date of such Incurrence or Guarantee of such Debt or the closing of such acquisition, as applicable, and, in the case of clause (x), if the Guaranteed Debt is Subordinated Debt, the Guarantee of such Guaranteed Debt must be subordinated in right of payment to the Note Guarantee to at least the extent that the Guaranteed Debt is subordinated to the Notes.

Section 4.14 Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries. (a) Except as provided in Section 4.14(b), the Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its Equity Interests to the Company or any Restricted Subsidiary;

(2) pay any Debt owed to the Company or any other Restricted Subsidiary;

(3) make loans or advances to the Company or any other Restricted Subsidiary; or

(4) transfer any of its property or assets to the Company or any other Restricted Subsidiary.

(b) The provisions of Section 4.14(a) shall not apply to any encumbrances or restrictions:

(1) existing on the Issue Date in the Credit Agreement or any other agreements in effect on the Issue Date, and any amendments, modifications, restatements, extensions, renewals, replacements or refinancings of any of the foregoing; provided that the encumbrances and restrictions in the amendment, modification, restatement, extension, renewal, replacement or refinancing are, taken as a whole, in the good faith judgment of the Company, no less favorable in any material respect to the Holders than the encumbrances or restrictions being amended, modified, restated, extended, renewed, replaced or refinanced;

(2) existing pursuant to this Indenture, the Notes or the Note Guarantees;

(3) existing under or by reason of applicable law, rule, regulation or order;

(4) existing under any agreements or other instruments of, or with respect to:

(A) any Person, or the property or assets of any Person, at the time the Person is acquired by the Company or any Restricted Subsidiary; or

(B) any Unrestricted Subsidiary at the time it is designated or is deemed to become a Restricted Subsidiary;

which encumbrances or restrictions referred to in this Section 4.14(b)(4): (i) are not applicable to any other Person or the property or assets of any other Person and (ii) were not put in place in anticipation of such event and any amendments, modifications, restatements, extensions, renewals, replacements or refinancings of any of the foregoing, provided that the encumbrances and restrictions in the amendment, modification, restatement, extension, renewal, replacement or refinancing are, taken as a whole, in the good faith judgment of the Company, no less favorable in any material respect to the Holders than the encumbrances or restrictions being amended, modified, restated, extended, renewed, replaced or refinanced;

(5) of the type described in Section 4.14(a)(4) arising or agreed to (i) in the ordinary course of business that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license, conveyance or similar contract, including with respect to intellectual property, (ii) that restrict in a customary manner, pursuant to provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements, the transfer of ownership interests in, or assets of, such partnership, limited liability company, joint venture or similar Person or (iii) by virtue of any Lien on, or agreement to transfer, option or similar right with respect to any property or assets of, the Company or any Restricted Subsidiary permitted under this Indenture;

(6) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of the Capital Stock of, or property and assets of, the Restricted Subsidiary pending closing of such sale or disposition that is permitted by this Indenture;

(7) consisting of customary restrictions pursuant to any Permitted Receivables Financing;

(8) existing pursuant to Permitted Refinancing Debt; provided that the encumbrances and restrictions contained in the agreements governing such Permitted Refinancing Debt are, taken as a whole, no less favorable in any material respect to the Holders than those contained in the agreements governing the Debt being refinanced;

(9) consisting of restrictions on cash or other deposits or net worth imposed by customers, suppliers or required by insurance surety bonding companies, in each case, in the ordinary course of business;

(10) existing pursuant to purchase money obligations for property acquired in the ordinary course of business and Capital Leases or operating leases that impose encumbrances or restrictions discussed in Section 4.14(a)(4) on the property so acquired or covered thereby;

(11) existing pursuant to customary provisions in joint venture, operating or similar agreements, asset sale agreements and stock sale agreements required in connection with the entering into of such transaction; or

(12) existing pursuant to any agreement or instrument relating to any Debt or Preferred Stock of a Restricted Subsidiary permitted to be Incurred subsequent to the Issue Date by Section 4.06 if (A) the encumbrances and restrictions are not materially more disadvantageous to the Holders than is customary in comparable financings (as determined in good faith by the Company) and (B) either (x) the Company determines that such encumbrance or restriction will not adversely affect the Issuers’ ability to make principal and interest payments on the Notes as and when they come due or (y) such encumbrances and restrictions apply only during the continuance of a default in respect of a payment or financial maintenance covenant relating to such Debt.

Section 4.15 Designation of Restricted and Unrestricted Subsidiaries. The Company may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that (i) all of its Debt and Disqualified Stock or Preferred Stock shall be deemed Incurred at that time for purposes of Section 4.06, but shall not be considered the sale or issuance of Equity Interests for purposes of Section 4.09, (ii) Investments therein previously charged under Section 4.08 shall be credited thereunder, (iii) it may be required to issue a Note Guarantee pursuant to Section 4.13 and (iv) it shall thenceforward be subject to the provisions of this Indenture as a Restricted Subsidiary. Any redesignation by the Company of an Unrestricted Subsidiary shall be evidenced to the Trustee by a copy of the Board Resolution giving effect to the designation and an Officers’ Certificate certifying that the designation complied with the foregoing provisions.

Section 4.16 Payment of Taxes and Other Claims. The Company shall pay or discharge and shall cause each of the Subsidiaries to pay or discharge, or cause to be paid or discharged, before the same shall become delinquent (a) all material Taxes, assessments and governmental charges levied or imposed upon (i) the Company or any such Subsidiary, (ii) the income or profits of any such Subsidiary which is a corporation or (iii) the property of the Company or any such Subsidiary and (b) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of the Company or any such Subsidiary; provided, however, that the Company shall not be required to pay or discharge, or cause to be paid or discharged, any such Tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established.

Section 4.17 Reports to Holders. (a) The Company shall:

(1) So long as any Notes are outstanding, furnish to the Holders, with a copy to the Trustee (or file or furnish, as applicable, with the Commission for public availability), within the time periods specified in the Commission’s rules and regulations applicable to a non-accelerated filer (including any extensions permitted by Rule 12b-25), whether or not required to file reports with the Commission pursuant to Section 13 or 15(d) of the Exchange Act:

(A) all quarterly and annual financial and other information with respect to the Company and its Subsidiaries that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountants; provided, however, such reports shall not be required to comply with Sections 302, 906 and 404 of the Sarbanes-Oxley Act or related items 307 and 308 of Regulation S-K; and

(B) (x) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports and (y) substantially concurrently with the making, closing or other consummation of any Restricted Payment pursuant to Sections 4.08(a)(2) or 4.08(b)(14) or any Permitted Investment pursuant to clause (1) (only in respect of Investments in Restricted Subsidiaries that are not Guarantors), (3) (only in respect of Investments in Restricted Subsidiaries that are not Guarantors) or (19) of the definition thereof, in each case, that is in excess of $15.0 million, a Form 8-K disclosing that: (i) a Restricted Payment or Permitted Investment has been made, (ii) the provision of this Indenture pursuant to which such Restricted Payment or Permitted Investment has been made, (iii) the amount of such Restricted Payment or Permitted Investment and (iv) solely in respect of a Restricted Payment pursuant to Section 4.08(b)(14) or Permitted Investment pursuant to clause (1) (only in respect of Investments in Restricted Subsidiaries that are not Guarantors) or (19) of the definition thereof, the remaining availability under such clause after giving effect to such Restricted Payment or Permitted Investment, as applicable.

(2) After furnishing the Holders the reports and financial statements required by Section 4.17(a)(1)(A), hold a conference call to discuss such reports and the results of operations for the relevant reporting period and will issue a press release to an internationally recognized wire service at least three Business Days prior to the date of the conference call required to be held in accordance with this Section 4.17(a)(2), announcing the time and date of such conference call and either including all information necessary to access the call or directing Holders, prospective investors, broker dealers and securities analysts with respect to debt securities and associated with a nationally recognized financial institution (“Securities Analysts”) to contact the appropriate person at the Company to obtain such information.

(b) Notwithstanding Section 4.17(a), so long as the MLP or any other Parent continues to provide a Note Guarantee, if the MLP or such other Parent files reports with the Commission in accordance with Section 13 or 15(d) of the Exchange Act, whether voluntarily or otherwise, furnishes such reports to Holders or posts such reports on its website (in either case with a copy to the Trustee (provided that any filing with the Commission shall be deemed delivered to the Trustee)), in compliance with the time periods specified in the first paragraph hereof, then the Company shall be deemed to comply in full with this Section 4.17.

(c) None of the Issuer, the Co-Issuer, the MLP or any other Parent shall be required to comply with Rules 3-05, 3-09, 3-10 or 3-16 of Regulation S-X.

(d) Any failure to comply with this Section 4.17 shall be automatically cured when the Company, the MLP or any other Parent provides all required reports to the Holders, with a copy to the Trustee, or files all required reports with the Commission.

(e) In addition, to the extent not otherwise satisfied by this Section 4.17, the Company shall furnish to the Holders and to Securities Analysts and prospective investors, upon their request, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act.

(f) The Company shall be entitled to require certification as to a Person’s bona fide status as a beneficial owner, prospective investor or Securities Analyst, as applicable, prior to distributing to such person the reports and other information to be provided by the Company.

(g) Delivery of such reports, information and documents to the Trustee pursuant to this Section 4.17 is for informational purposes only, and the Trustee’s receipt thereof shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuers’ compliance with any of their covenants under this Indenture (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 4.18 [Reserved].

Section 4.19 Waiver of Stay, Extension or Usury Laws. Each of the Issuers and the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead (as a defense or otherwise) or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive any of the Issuers and the Guarantors from paying all or any portion of the principal of, premium, if any, and/or interest on the Notes or the Note Guarantees as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that they may lawfully do so) each of the Issuers and the Guarantors hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee or the Notes Administrator, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.20 Further Assurances Regarding Collateral. Subject to the limitations and exceptions described in this Indenture and the Security Documents, if the Issuers or any Guarantor creates any additional security interest upon any property or asset to secure any First Priority Lien Obligations (which include Obligations in respect of the Credit Agreement), it must concurrently grant a security interest, on no less than a second-priority ranking, (subject to Permitted Liens) upon such property as security for the Second Priority Lien Obligations and, in the case of any such property or assets constituting real property, if any title policy, survey, opinion or other real property documentation is provided to the holders of First Priority Lien Obligations (or any agent or trustee acting on behalf of the holders of First Priority Lien Obligations), deliver to the Collateral Agent an equivalent title policy, survey, opinion or such other documentation concurrently with such delivery to the holders of First Priority Lien Obligations (or any agent or trustee acting on behalf of the holders of First Priority Lien Obligations). Upon request of the Trustee or the Notes Administrator (but without imposing any duty or obligation of any kind on the Trustee or the Notes Administrator to make any such request), the Issuers and the Guarantors shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture and the Security Documents.

ARTICLE 5

CONSOLIDATION, MERGER OR SALE OF ASSETS

Section 5.01 Consolidation, Merger or Sale of Assets. (a) No Issuer shall (i) consolidate with or merge with or into any Person, or (ii) sell, convey, transfer, or otherwise dispose of all or substantially all of such Issuer’s assets (determined on a consolidated basis for the Company and its Restricted Subsidiaries), in one transaction or a series of related transactions, whether effected by such Issuer and/or one or more of its Restricted Subsidiaries, to any Person unless:

(1) either (x) such Issuer is the continuing Person or (y) the resulting, surviving or transferee Person is a Person organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and expressly assumes by supplemental indenture (or other joinder agreement, as applicable)

all of the obligations of such Issuer under this Indenture and the Notes; provided that if the Company or the resulting, surviving or transferee Person is not a corporation, there shall be a co-obligor on the Notes that is a corporation organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia;

(2) immediately after giving effect to the transaction, no Default has occurred and is continuing;

(3) immediately after giving effect to the transaction on a pro forma basis, the Company or the resulting surviving or transferee Person (i) could Incur at least $1.00 of Debt under the Fixed Charge Coverage Ratio Test or (ii) would have a Fixed Charge Coverage Ratio on a pro forma basis that is greater than the Fixed Charge Coverage Ratio of the Company immediately prior to such transaction; and

(4) such Issuer delivers to the Trustee in accordance with Section 12.02 an Officers’ Certificate and an Opinion of Counsel, each stating that the consolidation, merger or transfer and the supplemental indenture (if any) comply with this Indenture;

provided that clauses (2) and (3) of this Section 5.01(a) shall not apply (i) to the consolidation, merger, sale, conveyance, transfer or other disposition of an Issuer with, into or to a Restricted Subsidiary or the consolidation, merger, sale, conveyance, transfer or other disposition of a Restricted Subsidiary with, into or to an Issuer or (ii) if, in the good faith determination of the Board of Directors of the Company, whose determination is evidenced by a Board Resolution, the sole purpose of the transaction is to change the jurisdiction of incorporation of the Company. Notwithstanding the foregoing, the Transactions shall not be subject to this Section 5.01.

(b) An Issuer shall not lease all or substantially all of its assets, whether in one transaction or a series of transactions, to one or more other Persons.

(c) Upon the consummation of any transaction effected in accordance with this Section 5.01, if an Issuer is not the continuing Person, the resulting, surviving or transferee Person shall succeed to, and be substituted for, and may exercise every right and power of, such Issuer under this Indenture and the Notes and the Security Documents with the same effect as if such successor Person had been named as such Issuer in this Indenture and the Security Documents. Upon such substitution, except in the case of a sale, conveyance, transfer or disposition of less than all its assets, such Issuer shall be released from its obligations under this Indenture and the Notes.

(d) No Guarantor shall (i) consolidate with or merge with or into any Person, or (ii) sell, convey, transfer or dispose of all or substantially all of the Guarantor’s assets, in one transaction or a series of related transactions, to any Person, unless:

(1) the other Person is an Issuer or any Restricted Subsidiary that is a Guarantor or becomes a Guarantor concurrently with the transaction; or

(2) (A) either (x) the Guarantor is the continuing Person or (y) the resulting, surviving or transferee Person expressly assumes by supplemental indenture (or other joinder agreement, as applicable) all of the obligations of the Guarantor under its Note Guarantee and executes all applicable Security Documents; and

(B) immediately after giving effect to the transaction, no Default has occurred and is continuing; or

(3) the transaction constitutes a sale or other disposition (including by way of consolidation or merger) of the Guarantor or the sale or disposition of all or substantially all the assets of the Guarantor (in each case other than to the Company or a Restricted Subsidiary) otherwise permitted by this Indenture.

Section 5.02 Successor Substituted. Upon any consolidation or merger, or any sale, conveyance, transfer, lease or other disposition of all or substantially all of the property and assets of an Issuer (or Guarantor) in accordance with Section 5.01 of this Indenture, any surviving Person formed by such consolidation or into which an Issuer (or Guarantor) is merged or to which such sale, conveyance, transfer, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, such Issuer under this Indenture (or of such Guarantor under the Note Guarantee, as the case may be) with the same effect as if such surviving Person had been named as such Issuer (or such Guarantor) herein; provided, however, that such Issuer shall not be released from its obligation or covenants under this Indenture in the case of a sale, transfer, assignment, conveyance or other disposition (unless such sale, transfer, assignment, conveyance or other disposition is of all the assets of such Issuer as an or virtually as an entirety) or a lease.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01 Events of Default. An “Event of Default” occurs with respect to the Notes if:

(1) (x) the Issuers default in the payment of the principal of any Note when the same becomes due and payable at maturity, upon acceleration or redemption, or otherwise (other than pursuant to an Offer to Purchase) or (y) the Issuers or the MLP fail to comply with the provisions of Article 13 and in either case such failure continues for a period of three Business Days;

(2) the Issuers default in the payment of interest on any Note, including PIK Interest, when the same becomes due and payable, and the default continues for a period of 30 days;

(3) an Issuer fails to make an Offer to Purchase and thereafter accept and pay for Notes tendered when and as required pursuant to Section 4.09 or Section 4.11 or an Issuer fails to comply with Section 5.01;

(4) the Company defaults in the performance of or breaches any other covenant or agreement of the Company in this Indenture or under the Notes (other than a default specified in clauses (1), (2) or (3) of this Section 6.01) and the default or breach continues for a period of 45 consecutive days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of 25% or more in aggregate principal amount of the Notes;

(5) there occurs with respect to any Debt of the Company or any of its Significant Restricted Subsidiaries having an outstanding principal amount of $50.0 million or more in the aggregate for all such Debt of all such Persons (i) an event of default that results in such Debt being due and payable prior to its scheduled maturity or (ii) failure to make a principal payment on such Debt when due and such defaulted payment is not made, waived or extended within the applicable grace period;

(6) one or more final judgments or orders for the payment of money are rendered against the Company or any of its Restricted Subsidiaries and are not paid or discharged, and there is a period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $50.0 million (in excess of amounts which the Company’s insurance carriers have agreed to pay under applicable policies) during which a stay of enforcement, by reason of a pending appeal or otherwise, is not in effect;

(7) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of an Issuer or any Significant Restricted Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of an Issuer or any Significant Restricted Subsidiary or for any substantial part of the property of an Issuer or any Significant Restricted Subsidiary or ordering the winding up or liquidation of the affairs of an Issuer or any Significant Restricted Subsidiary, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

(8) an Issuer or any Significant Restricted Subsidiary shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of an Issuer or any Significant Restricted Subsidiary or for any substantial part of the property of an Issuer or any Significant Restricted Subsidiary, or make any general assignment for the benefit of creditors;

(9) any Note Guarantee ceases to be in full force and effect, other than in accordance the terms of this Indenture, or a Guarantor denies or disaffirms its obligations under its Note Guarantee;

(10) (x) the Liens securing the Notes cease to be valid, perfected or enforceable with respect to any Collateral having a Fair Market Value in excess of $5.0 million, and such failure continues for 30 consecutive days, except as to Real Property Collateral to the extent that such losses are covered by a lender’s title insurance policy and such insurer has not denied or failed to acknowledge coverage, or (y) the Issuer or any of the Guarantors, directly or indirectly, contests in any manner the effectiveness, validity, binding nature or enforceability of any Security Document; or

(11) prior to the occurrence of a Change of Control, the limited liability company agreement of the General Partner or any other relevant organizational documents of the General Partner (including, without limitation, any resolutions of the Board of Directors of the General Partner or any committee charter) is amended, supplemented or otherwise modified in any manner that (i) results in the synergy and conflicts committee of the Board of Directors of the General Partner (the “Conflicts Committee”) not being comprised solely of Independent Directors (as defined in the limited liability company agreement of the General Partner as in effect on the Issue Date) or (ii) has the effect of reducing, restricting or otherwise limiting the powers, obligations, duties, responsibilities and mandates of the Conflicts Committee in any material respect as such powers, obligations, duties, responsibilities and mandates exist on the date of this Indenture.

Notwithstanding this Section 6.01, in no event shall the consummation of the transactions comprising the Transactions constitute an Event of Default.

Section 6.02 Consequences of an Event of Default. (a) If an Event of Default, other than pursuant to clause (7) or (8) of Section 6.01 with respect to an Issuer, occurs and is continuing hereunder with respect to the Notes, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Company (and to the Trustee if the notice is given by the Holders), may declare all outstanding Obligations in respect of the Notes to be immediately due and payable. Upon a declaration of acceleration, such Obligations in respect of the Notes will become immediately due and payable. If a default occurs pursuant to clause (7) or (8) of Section 6.01 with respect to an Issuer, all outstanding Obligations in respect of the Notes then outstanding shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

(b) In the event of a declaration of acceleration of the Notes because an Event of Default described in Section 6.01(5) has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled, without any action by the Trustee or the Holders, if the event of default or payment default triggering such Event of Default pursuant to clause (5) of Section 6.01 shall be remedied or cured, or rescinded or waived by the holders of the Debt, or the Debt that gave rise to such Event of Default shall have been discharged in full, within 30 days after the declaration of acceleration with respect thereto and if (i) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default, except nonpayment of principal, premium or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

(c) If any Default occurs and is continuing of which a Responsible Officer of the Trustee has received written notice thereof, the Trustee shall cause the notice of the Default to be sent to each Holder within 90 days after it receives written notice of such Default by transmitting such notice to Holders at their addresses as the same shall then appear on the Security Register of the Notes kept by the Registrar, unless such Default shall have been cured or waived before the giving of such notice and a Responsible Officer of the Trustee received written notice of such cure or waiver; provided that, except in the case of a Default in the payment of the principal of or interest on any Note, the Trustee shall be protected in withholding such the notice if and so long as a committee of its Responsible Officers of the Trustee in good faith determines that withholding the notice is in the interest of the Holders.

Section 6.03 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings at law or in equity as the Trustee shall deem necessary to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy, and may take any necessary action requested of it as Trustee to settle, compromise, adjust or otherwise conclude any proceedings to which it is a party.

All rights of action and claims under this Indenture, the Notes or the Note Guarantees may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the Note Guarantees or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee may be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. Any reasonable costs, including reasonable attorneys’ fees, disbursements and expenses, associated with actions taken by the Trustee or the Notes Administrator under this Section 6.03 shall be reimbursed to the Trustee and the Notes Administrator, as applicable, by the Issuers.

Section 6.04 Waiver of Past Defaults. (a) Except as otherwise provided in Sections 2.09, 6.01, 6.07 or 9.02, the Holders of a majority in principal amount of the outstanding Notes may, by written notice to the Issuers and the Trustee, waive an existing Default and its consequences. Upon such waiver, the Default will cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

(b) The Holders of a majority in principal amount of the outstanding Notes (determined in accordance with Section 2.09) may rescind and annul a declaration of acceleration and its consequences if:

(1) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by the declaration of acceleration, have been cured or waived,

(2) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction, and

(3) there has been deposited with the Trustee a sum sufficient to pay its fees, expenses and indemnities in connection with such Event of Default, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.05 Control by Majority. The Holders of a majority in principal amount of the outstanding Notes (determined in accordance with Section 2.09) may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee under this Indenture; provided that the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders not joining in the giving of such direction. The Trustee may take any other action it deems proper that is not inconsistent with any such direction received from Holders. The Trustee shall not be obligated to take any action at the direction of Holders unless such Holders have offered to the Trustee security or indemnity satisfactory to the Trustee.

Section 6.06 Limitation on Suits. A Holder may not institute any proceeding, judicial or otherwise, with respect to this Indenture, the Notes or the Note Guarantees, for the appointment of a receiver or trustee, or for any other remedy under this Indenture, the Notes or the Note Guarantees, unless:

(1) the Holder has previously given to the Trustee written notice of a continuing Event of Default;

(2) Holders of at least 25% in aggregate principal amount of outstanding Notes have made written request to the Trustee to institute proceedings in respect of the Event of Default in its own name as Trustee under this Indenture;

(3) Holders have offered to the Trustee security or indemnity satisfactory to the Trustee against any costs, liabilities or expenses to be incurred in compliance with such request;

(4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity or security satisfactory to the Trustee has failed to institute any such proceeding; and

(5) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes have not given the Trustee a direction that is inconsistent with such written request.

The limitations in the foregoing provisions of this Section 6.06, however, do not apply to a suit instituted by a Holder for the enforcement of any right described in Section 6.07.

A Holder may not use this Indenture to prejudice the rights of any other Holder or to obtain a preference or priority over another Holder.

Section 6.07 Unconditional Right of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, each Holder shall have an individual right to (i) receive payments on its Notes when due and exchange its Notes for Common Units on the Notes Maturity Date pursuant to Article 13 (or, if the principal amount of the Notes becomes due prior to the Notes Maturity Date, receive payment of such principal on such date the Notes become due) and (ii) bring suit for the enforcement of any such payments on or after the date such payment is due and to exchange its Notes for Common Units on or after the Notes Maturity Date (or, if the principal amount of the Notes becomes due prior to the Notes Maturity Date, any such payment of principal on or after such date the Notes become due). Each Holder may specifically enforce this Indenture in connection with the exercise of the rights of such Holder described in the immediately preceding sentence and such rights may not be impaired or affected without the prior written consent of such Holder.

Section 6.08 Collection Suit by Trustee. If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuers or any other obligor on the Notes for the whole amount then due and owing (together with interest on overdue principal and (to the extent lawful) on any unpaid interest at the rate provided for in the Notes) and the amounts provided for in Section 7.07.

Section 6.09 Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07) and the Holders allowed in any judicial proceedings relative to an Issuer or any Guarantor, their creditors or their property and, unless prohibited by law or applicable regulations, shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same after deduction of its charges and expenses to the extent that any such charges and expenses are not paid out of the estate in any such proceedings and any custodian, may vote on behalf of the Holders at their direction in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing herein contained shall be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10 Application of Money Collected. If the Trustee collects any money or other property (or the same is distributed) pursuant to this Article 6, it shall pay out the money or property in the following order:

FIRST:	to the Trustee (including any predecessor Trustee for the Notes) and the Notes Administrator for amounts due under Section 7.07;

SECOND:	to Holders for amounts due and unpaid on the Notes for principal of, premium, if any, and interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, if any, respectively; and

THIRD:	to an Issuer, any Guarantor or any other obligors of the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10. At least 15 days before such record date, the Issuers shall deliver in accordance with Section 12.02 to each Holder, the Notes Administrator and the Trustee a notice that states the record date, the payment date and amount to be paid.

Section 6.11 Undertaking for Costs. A court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee or the Notes Administrator for any action taken or omitted by it as Trustee or Notes Administrator, the filing by any party litigant in the suit of an undertaking to pay the costs of such suit, and such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, disbursements and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by Holders of more than 10% in aggregate principal amount of the outstanding Notes or to any suit by any Holder pursuant to Section 6.07.

Section 6.12 Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, an Issuer, any Guarantor, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 6.13 Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee, the Notes Administrator or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.14 Delay or Omission Not Waiver. No delay or omission of the Trustee, the Notes Administrator or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 6 or by law to the Trustee, the Notes Administrator or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee, the Notes Administrator or by the Holders, as the case may be.

Section 6.15 Record Date. The Issuers may set a record date for purposes of determining the identity of Holders entitled to vote or to consent to any action by vote or consent authorized or permitted by Sections 6.04, 6.05 and 11.04. Unless this Indenture provides otherwise, such record date shall be the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee and the Notes Administrator pursuant to Section 2.05 prior to such solicitation.

Section 6.16 Waiver of Stay or Extension Laws. Each Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and each Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee or the Notes Administrator, but shall suffer and permit the execution of every such power as though no such law had been enacted.

Section 6.17 Default Interest. Upon the occurrence of and during the continuance of an Event of Default, interest on the Notes, and interest on all overdue principal, interest and premium, shall accrue at the Default Rate. The Issuers shall provide the Trustee and the Notes Administrator with written notice of any such Event of Default, which notice shall (i) include the period for which default interest shall accrue, (ii) set the record and payment dates in accordance with Section 6.15, and (iii) provide the Issuers’ calculation of the Default Rate interest due and owing on such payment date; provided, that any failure to deliver such notice shall not prevent interest on the Notes from accruing as described in the preceding sentence.

ARTICLE 7

TRUSTEE

Section 7.01 Duties of Trustee. (a) If an Event of Default has occurred and is continuing of which a Responsible Officer of the Trustee has received written notice, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default of which a Responsible Officer of the Trustee has received written notice: (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee; and (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. In the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine same to determine whether they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee shall not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of paragraph (b) or (e) of this Section 7.01;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d) The Trustee shall not be liable for interest or investment income on any money received by it except as the Trustee may agree in writing with an Issuer or any Guarantor. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity or security against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Indenture shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Notes Administrator under this Indenture except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Notes Administrator in accordance with the terms of this Indenture.

(f) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01 and if, and to the extent that, this Indenture becomes qualified under the TIA, to the provisions of the TIA.

(g) The Trustee shall not be responsible for the application of any money by any Paying Agent.

Section 7.02 Certain Rights of Trustee. (a) Subject to Section 7.01:

(1) The Trustee may conclusively rely, and shall be fully protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(2) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel, which shall conform to Section 12.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

(3) Any request or direction of any Issuer mentioned herein shall be sufficiently evidenced by an Issuer Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.

(4) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care by it hereunder.

(5) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(6) The Trustee shall not be liable for any action taken, suffered, or omitted to be taken in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

(7) Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate or an Opinion of Counsel or both.

(8) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuers personally or by agent or attorney at the sole cost of the Issuers and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(9) [Reserved].

(10) [Reserved].

(11) The Trustee shall not be deemed to have notice or be charged with knowledge of any default or Event of Default with respect to the Notes for which it is acting as Trustee unless written notice of such default or Event of Default, as the case may be, is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee from the Issuers, any other obligor upon such Notes or any Holder of such Notes, and such notice references the Notes and this Indenture.

(12) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from an Issuer shall be sufficient if signed by an Officer of such Issuer.

(13) The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(14) The Trustee shall have no duty (A) to see to any recording, filing, or depositing of this Indenture or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) to see to any insurance, or (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the trust fund.

(15) Except as otherwise expressly provided herein, the rights, privileges, protections, exculpations, immunities, indemnities and benefits provided to the Trustee hereunder (including but not limited to its right to be indemnified) are extended to, and shall be enforceable by, the Trustee and the Notes Administrator in each of their capacities hereunder and to each of their Responsible Officers and other Person duly employed by them hereunder as if they were each expressly set forth herein for the benefit of the Trustee and the Notes Administrator in each such capacity, Responsible Officers or employees of the Trustee and/or the Notes Administrator mutatis mutandis.

(b) The Trustee may request that an Issuer deliver an Officers’ Certificate setting forth the names of the individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(c) Anything in this Indenture notwithstanding, in no event shall the Trustee be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit), even if the Trustee has been advised as to the likelihood of such loss or damage and regardless of the form of action.

(d) The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its control, including, without limitation, any provision of any law or regulation or any act of any governmental authority; natural catastrophes or other acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunctions of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authority and governmental action.

(e) The permissive right of the Trustee to take any action under this Indenture or under any other agreement in connection herewith shall not be construed as a duty.

Section 7.03 Individual Rights of Trustee. The Trustee, the Notes Administrator, any Paying Agent, any Registrar or any other agent of an Issuer or of the Trustee or the Notes Administrator, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to TIA Sections 310(b) and 311, if applicable, may make loans to, accept deposits from, perform services for or otherwise deal with the Issuers or their Affiliates with the same rights it would have if it were not Trustee, the Notes Administrator, Paying Agent, Registrar or such other agent. However, in the event that the Trustee acquires any conflicting interest within the meaning of Section 310(b)(1) of the TIA, it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee (if this Indenture has been qualified under the TIA) or resign.

Section 7.04 Trustee’s Disclaimer. The recitals contained herein and in the Notes, except for the Notes Administrator’s certificates of authentication, shall be taken as the statements of the Issuers, and neither the Trustee nor the Notes Administrator assumes any responsibility for their correctness. Neither the Trustee nor the Notes Administrator makes any representations as to the validity, sufficiency or adequacy of this Indenture or of the Notes, except that the Notes Administrator represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder. Neither the Trustee nor the Notes Administrator shall be accountable for the use or application by the Issuers of Notes or the proceeds thereof. Neither the Trustee nor the Notes Administrator shall be responsible to make any calculation with respect to any matter under this Indenture. They shall not be responsible for the use or application of any money received by any Paying Agent, except that the Notes Administrator shall be responsible for the use or application of any money received by it as Paying Agent, and they shall not be responsible for any statement or recital herein or any statement in the Notes except that the Notes Administrator shall be responsible for its certificate of authentication. The Trustee shall have no duty to monitor or investigate the Issuers’ compliance with or the breach of, or cause to be performed or observed, any representation, warranty or covenant made in this Indenture.

Section 7.05 Notice of Defaults. If any Default or any Event of Default occurs and is continuing and if a Responsible Officer of the Trustee has received written notice of such Default or Event of Default, the Trustee shall cause the Notes Administrator to send to each Holder notice of the Default or Event of Default within 90 days after it has received written notice of such Default or Event of Default, unless such Default or Event of Default has been cured or waived and a Responsible Officer of the Trustee has received written notice of such cure or waiver; provided, however, that, except in the case of a default in the payment of the principal of, premium, if any, or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as a committee of its Responsible Officers in good faith determines that the withholding of such notice is in the interest of the Holders.

The Trustee shall not be deemed to have knowledge of a Default unless written notice of such Default has been received by a Responsible Officer of the Trustee at the Corporate Trust Office, and such notice references the Notes and this Indenture.

Section 7.06 Reports by Trustee to Holders. Within 60 days after January 1 of each year commencing with the first January 1 after the Issue Date, if, and to the extent that this Indenture becomes qualified under the TIA, the Trustee shall transmit to the Holders, in the manner and to the extent provided in TIA Section 313(c), a brief report dated as of such date that complies with TIA Section 313(a). If, and to the extent that this Indenture becomes qualified under the TIA, the Trustee shall comply with TIA Section 313(b) and (c). The Issuers shall promptly notify the Trustee in writing whenever the Notes become listed on any securities exchange and of any delisting thereof and, if, and to the extent that this Indenture becomes qualified under the TIA, the Trustee shall comply with TIA Section 313(d) at the Issuers’ expense.

Section 7.07 Compensation and Indemnity. The Issuers and each Guarantor, jointly and severally, shall pay to the Trustee such compensation as shall be agreed in writing for its services hereunder. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers, jointly and severally, failing which each Guarantor, jointly and severally, shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and out-of-pocket expenses, disbursements and advances of the Trustee’s agents and counsel.

The Issuers and each Guarantor, jointly and severally, shall indemnify the Trustee (in any of its capacities in connection with any of the transactions contemplated hereby, including, without limitation, under this Indenture and the Security Documents) and its officers, directors, employees and agents for, and hold it and them harmless from and against any and all loss, damage, claim, liability or expense (including attorneys’ fees, disbursements and expenses) incurred by it or any of them arising out of or in connection with the administration of this trust and the acceptance or performance of any of its powers or duties hereunder or thereunder (including, without limitation, settlement costs) (including the costs and expenses of enforcing this Indenture including this Section 7.07 and of defending itself against any claim, whether asserted by the Issuers, the Guarantors, any Holder or any other Person). The Trustee shall notify the Issuers in writing promptly of any claim of which a Responsible Officer has received written notice and for which it may seek indemnity. Failure by the Trustee to so notify the Issuers shall not relieve the Issuers or the Guarantors of their obligations hereunder. The Issuers shall defend the claim and the Trustee shall cooperate in such defense. The Trustee may have separate counsel of its selection and the Issuers shall pay the fees, disbursements and expenses of such counsel. The Issuers need not pay for any settlement made without its consent, which consent may not be unreasonably withheld. The Issuers shall not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct or gross negligence ((or negligence if, and to the extent that, this Indenture becomes qualified under the TIA), as determined by a court of competent jurisdiction in a final, non-appealable order).

To secure each Issuer’s and each of the Guarantor’s payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, hereunder, in its capacity as Trustee, or the Notes Administrator except money or property held in trust to pay principal of, premium, if any, and interest on particular Notes.

In addition to, but without prejudice to its other rights under this Indenture, when the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(7) or (8) with respect to an Issuer or any Significant Restricted Subsidiary, the expenses (including the charges and expenses of its agents and counsel) are intended to constitute expenses of administration under Bankruptcy Law.

Each Issuer’s and each of the Guarantor’s obligations under this Section 7.07, including the Lien and claim of the Trustee, and any claim arising hereunder shall survive the resignation or removal of any Trustee, the satisfaction and discharge of such Issuer’s or Guarantor’s obligations pursuant to Article 8 and any rejection or termination under any Bankruptcy Law, and the termination of this Indenture for any reason, and shall apply with equal force and effect to the Trustee in each of its capacities hereunder and each agent, custodian and other Person employed to act hereunder.

“Trustee” for purposes of this Section 7.07 shall include any predecessor Trustee of the Notes; provided, however, that the gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final, non-appealable order) of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

Section 7.08 Replacement of Trustee or Notes Administrator. A resignation or removal of the Trustee or the Notes Administrator and appointment of a successor Trustee or Notes Administrator, as applicable, shall become effective only upon the successor Trustee’s or Notes Administrator’s, as applicable, acceptance of appointment as provided in this Section 7.08.

The Trustee may resign and be discharged from the trust hereby created, at any time by so notifying the Issuers and the Notes Administrator. The Holders of a majority in outstanding principal amount of the outstanding Notes may remove the Trustee and appoint a successor Trustee by so notifying the Trustee and the Issuers in writing. The Issuers shall remove the Trustee if:

(a)	the Trustee fails to comply with Section 7.10;

(b)	the Trustee is adjudged bankrupt or insolvent;

(c)	a receiver or other public officer takes charge of the Trustee or its property; or

(d)	the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed by the Issuers, or if a vacancy exists in the office of Trustee for any reason (other than due to a removal by the Holders), the Issuers shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers, so long as (if no Event of Default has occurred and is continuing) such successor Trustee is reasonably satisfactory to the Issuers. If the successor Trustee does not deliver its written acceptance required by the next succeeding paragraph of this Section 7.08 within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers or the Holders of a majority in principal amount of the outstanding Notes may, at the expense of the Issuers, petition any court of competent jurisdiction for the appointment of a successor Trustee.

A successor Trustee shall deliver in accordance with Section 12.02 a written acceptance of its appointment to the retiring Trustee, the Notes Administrator and to the Issuers. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall deliver in accordance with Section 12.02 a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee.

If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers or the Holders of at least 25% in outstanding principal amount of the Notes may, at the Issuers’ expense, petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Issuers.

If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee provided that all sums owing to the retiring Trustee hereunder have been paid and subject to the lien provided for in Section 7.07. Notwithstanding the replacement of the Trustee pursuant to this Section 7.08, the Issuers’ and the Guarantors’ obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

The Notes Administrator may resign at any time by so notifying the Issuers and the Trustee.

Section 7.09 Successor Trustee by Merger. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder provided such corporation shall be otherwise qualified and eligible under this Article 7, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

Any corporation into which the Notes Administrator may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Notes Administrator shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Notes Administrator, shall be the successor of the Notes Administrator hereunder.

In case any Notes shall have been authenticated, but not delivered, by the Notes Administrator then in office, any successor by merger, conversion or consolidation to such authenticating Notes Administrator may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Notes Administrator had itself authenticated such Notes. In case at that time any of the Notes shall not have been authenticated, any successor Notes Administrator may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Notes Administrator. In all such cases such certificates shall have the full force and effect which this Indenture provides for the certificate of authentication of the Notes Administrator shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Notes Administrator or to authenticate Notes in the name of any predecessor Notes Administrator shall apply only to its successor or successors by merger, conversion or consolidation.

Section 7.10 Eligibility: Disqualification. If, and to the extent that, this Indenture becomes qualified under the TIA, the Trustee shall at all times satisfy the requirements of TIA Section 310(a)(1) and (5). The Trustee (together with its corporate parent) shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. No obligor upon the Notes or Person directly controlling, controlled by, or under common control with such obligor shall serve as trustee under this Indenture. If, and to the extent that, this Indenture becomes qualified under the TIA, the Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other notes of an Issuer are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

For purposes of Section 310(b)(1) of the TIA and to the extent permitted thereby, the Trustee, in its capacity as trustee in respect of the securities of any series, shall not be deemed to have a conflict of interest arising from its capacity as trustee in respect of the securities of any other series.

Nothing herein shall prevent the Trustee from filing with the Commission the application referred to in the second to last paragraph of Section 310(b) of the TIA.

If, and to the extent that, this Indenture becomes qualified under the TIA, and the Trustee has or shall acquire a conflicting interest within the meaning of the TIA, the Trustee shall either eliminate such interest, apply to the Commission for permission to continue as Trustee (if this Indenture has been qualified under the TIA) or resign, to the extent and in the manner provided by, and subject to the provisions of, the TIA and this Indenture.

Section 7.11 Preferential Collection of Claims Against the Company. If, and to the extent that, this Indenture becomes qualified under the TIA, the Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

Section 7.12 Appointment of Co-Trustee. (a) It is the purpose of this Indenture that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as trustee in such jurisdiction. It is recognized that in case of litigation under this Indenture, and in particular in case of the enforcement thereof on default, or in the case the Trustee deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein granted to the Trustee or hold title to the properties, in trust, as herein granted or take any action which may be desirable or necessary in connection therewith, it may be necessary that the Trustee appoint an individual or institution as a separate or co-trustee. The following provisions of this Section 7.12 are adopted to these ends.

(b) In the event that the Trustee appoints an additional individual or institution as a separate or co-trustee, each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and Lien expressed or intended by this Indenture to be exercised by or vested in or conveyed to the Trustee with respect thereto shall be exercisable by and vest in such separate or co-trustee but only to the extent necessary to enable such separate or co-trustee to exercise such powers, rights and remedies, and only to the extent that the Trustee by the laws of any jurisdiction is incapable of exercising such powers, rights and remedies, and every covenant and obligation necessary to the exercise thereof by such separate or co-trustee shall run to and be enforceable by either of them.

(c) Should any instrument in writing from an Issuer be required by the separate or co-trustee so appointed by the Trustee for more fully and certainly vesting in and confirming to him or it such properties, rights, powers, trusts, duties and obligations, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by such Issuer; provided, however, that if an Event of Default shall have occurred and be continuing, if an Issuer does not execute any such instrument within 15 days after request therefor, the Trustees shall be empowered as an attorney-in-fact for such Issuer to execute any such instrument in such Issuer’s name and stead. In case any separate or co-trustee or a successor to either shall die, become incapable or acting, resign or be removed, all the estates, properties, rights, powers, trusts, duties and obligations of such separate or co-trustee, so far as permitted by law, shall vest in and be exercised by the Trustee until the appointment of a new trustee or successor to such separate or co-trustee.

(d) Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(1) all rights and powers, conferred or imposed upon the Trustee shall be conferred or imposed upon and may be exercised or performed by such separate trustee or co-trustee; and

(2) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder.

(e) Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article 7.

(f) Any separate trustee or co-trustee may at any time appoint the Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successors trustee.

ARTICLE 8

DEFEASANCE; SATISFACTION AND DISCHARGE

Section 8.01 The Issuers’ Option to Effect Defeasance or Covenant Defeasance. The Issuers may, at their option by a resolution of the Boards of Directors, at any time, with respect to the Notes, elect to have either Section 8.02 or 8.03 be applied to outstanding Notes upon compliance with the conditions set forth below this Article 8.

Section 8.02 Defeasance and Discharge. Upon the Issuers’ exercise under Section 8.01 of the option applicable to this Section 8.02, the Issuers shall be deemed to have been discharged from their obligations with respect to the Notes on the date the conditions set forth in Section 8.04 are satisfied (hereinafter, “legal defeasance”). For this purpose, such legal defeasance means that the Issuers shall be deemed to have paid and discharged the entire indebtedness represented by the Notes and to have satisfied all their other obligations under the Notes and this Indenture (and the Trustee and the Notes Administrator, at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders to receive, solely from the trust fund described in Section 8.08 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any, on) and interest on such Notes when such payments are due, (b) the provisions set forth in Section 8.06 below and (c) the rights, powers, trusts, duties, indemnities and immunities of the Trustee and the Notes Administrator hereunder. Subject to compliance with this Article 8, the Issuers may exercise their option under this Section 8.02 notwithstanding the prior exercise of their option under Section 8.03 below with respect to the Notes. If the Issuers exercise their legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default.

Section 8.03 Covenant Defeasance. Upon the Issuers’ exercise under Section 8.01 of the option applicable to this Section 8.03, the Issuers shall be released from their obligations under any covenant contained in Sections 4.04 through 4.15, 4.17, 4.20, 5.01(a)(3) and (4), 6.01(3)(4), (5), (6), (9), (10) and (11) and Article 13 with respect to the Notes on and after the date the conditions set forth below are satisfied (hereinafter, “covenant defeasance”). For this purpose, such covenant defeasance means that, the Issuers may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default, but except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

Section 8.04 Conditions to Defeasance. The legal defeasance option set forth in Section 8.02 or the covenant defeasance option set forth in Section 8.03 may be exercised only if:

(a) the Issuers irrevocably deposit in trust with the Notes Administrator immediately available U.S. Dollars or U.S. Government Obligations, in each case, sufficient without consideration of reinvestment, for the payment of principal of and interest on the Notes to (but not including) maturity or redemption, as the case may be;

(b) the Issuers deliver to the Trustee in accordance with Section 12.02 a certificate from a nationally recognized firm of independent certified public accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal, premium, if any, and interest when due on all the Notes to be defeased to maturity or redemption, as the case may be;

(c) 123 days pass after the deposit is made, and during the 123-day period, no Default described in Section 6.01(7) and (8) occurs with respect to an Issuer or any other Person making such deposit which is continuing at the end of the period;

(d) no Default or Event of Default has occurred and is continuing on the date of such deposit and after giving effect thereto;

(e) such deposit does not constitute a default under any other agreement or instrument binding on the Company or any of its Restricted Subsidiaries;

(f) the Issuers deliver to the Trustee in accordance with Section 12.02 an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

(g) in the case of the legal defeasance option, the Issuers deliver in accordance with Section 12.02 to the Notes Administrator and Trustee an Officers’ Certificate and Opinion of Counsel stating that:

(1) the Issuers have received from the Internal Revenue Service a ruling; or

(2) since the date of this Indenture, there has been a change in the applicable federal income tax law, to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such defeasance has not occurred;

(h) in the case of the covenant defeasance option, the Issuers deliver in accordance with Section 12.02 to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner, and at the same times as would have been the case if such covenant defeasance had not occurred; and

(i) the Issuers deliver in accordance with Section 12.02 to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes have been complied with as required by this Article 8.

Section 8.05 Satisfaction and Discharge of Indenture. This Indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder, when

(a) either:

(1) all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment immediately available U.S. Dollars have theretofore been deposited in trust and thereafter repaid to the Issuers) have been delivered to the Notes Administrator for cancellation; or

(2) all Notes that have not been delivered to the Notes Administrator for cancellation are to be called for redemption within one year and an irrevocable notice of redemption with respect thereto has been deposited with the Notes Administrator or will become due and payable within one year and an Issuer or a Guarantor has irrevocably deposited or caused to be deposited with the Notes Administrator as trust funds in trust solely for the benefit of the Holders, cash in U.S. Dollars, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Notes Administrator for cancellation for principal, premium, if any, and accrued interest to the date of (but not including) maturity or redemption;

(b) [Reserved];

(c) an Issuer or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

(d) the Issuers have (i) delivered irrevocable instructions to the Notes Administrator under this Indenture in accordance with Section 12.02 to apply the deposited money toward the payment of the Notes at maturity or the Redemption Date, as the case may be or (ii) delivered to Holders on the Notes Maturity Date, if the Notes have not been redeemed prior to the Notes Maturity Date, a number of Common Units sufficient to satisfy the provisions of Article 13.

In addition, the Issuers must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee in accordance with Section 12.02 stating that all conditions precedent to satisfaction and discharge have been satisfied.

Section 8.06 Survival of Certain Obligations. Notwithstanding Sections 8.01 and 8.05, any obligations of the Issuers and the Guarantors in Sections 2.02 through 2.14, 6.07, 7.07, 7.08, and 8.07 through 8.09 shall survive until the Notes have been paid in full. Thereafter, any obligations of the Issuers and the Guarantors in Sections 7.07, 8.07 and 8.08 shall survive such satisfaction and discharge. Nothing contained in this Article 8 shall abrogate any of the obligations or duties of the Trustee or the Notes Administrator under this Indenture.

Section 8.07 Acknowledgment of Discharge by Trustee. Subject to Section 8.11, after (a) the conditions of Section 8.01, 8.04 or 8.05 have been satisfied, (b) the Issuers have paid or caused to be paid all other sums payable hereunder by the Issuers and (c) the Issuers have delivered to the Trustee in accordance with Section 12.02 an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent referred to in clause (a) above relating to the satisfaction and discharge of this Indenture have been complied with, the Trustee upon written request shall acknowledge in writing the discharge of all of the Issuers’ obligations under this Indenture except for those surviving obligations specified in this Article 8.

Section 8.08 Application of Trust Money. Subject to Section 8.09, the Notes Administrator shall hold in trust cash in U.S. Dollars or U.S. Government Obligations deposited with it pursuant to this Article 8. It shall apply the deposited cash or U.S. Dollars or U.S. Government Obligations through the Notes Administrator and in accordance with this Indenture to the payment of principal of, premium, if any, interest, on the Notes; but such money need not be segregated from other funds except to the extent required by law.

Section 8.09 Repayment to the Issuers. Subject to Section 7.07 and Sections 8.01 through 8.06, the Notes Administrator and the Paying Agent shall promptly pay to the Issuers upon request set forth in an Officers’ Certificate any excess money held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Notes Administrator and the Paying Agent shall pay to the Issuers upon request any money held by them for the payment of principal, premium, if any, that remains unclaimed for three years; provided that the Notes Administrator or Paying Agent before being required to make any payment may, at the expense of the Issuers, (a) cause to be published, at the Issuers’ expense, in The Wall Street Journal or another leading newspaper in New York, New York, and through the newswire service of Bloomberg or, if Bloomberg does not then operate, any similar agency, or (b) deliver to each Holder entitled to such money at such Holder’s address (as set forth in the Security Register in accordance with Section 12.02), at the Issuers’ expense, notice that such money remains unclaimed and that after a date specified therein (which shall be at least 30 days from the date of such publication or delivery) any unclaimed balance of such money then remaining will be repaid to the Issuers. After payment to the Issuers, Holders entitled to such money must look to the Issuers for payment as general creditors unless an applicable law designates another Person, and all liability of the Trustee and such Notes Administrator with respect to such money shall cease.

Section 8.10 Indemnity for Government Securities. The Issuers shall pay and each Guarantor, jointly and severally, shall, indemnify the Trustee and Notes Administrator against any Tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal, premium, if any, interest, if any, received on such U.S. Government Obligations.

Section 8.11 Reinstatement. If the Trustee or Notes Administrator is unable to apply cash in U.S. Dollars or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers’ and the Guarantors’ obligations under this Indenture, Note Guarantees and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Notes Administrator or any such Paying Agent is permitted to apply all such U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Issuers have made any payment of principal of, premium, if any, and interest, if any, on any Notes because of the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the cash in U.S. Dollars or U.S. Government Obligations held by the Trustee or Notes Administrator.

ARTICLE 9

AMENDMENTS AND WAIVERS

Section 9.01 Without Consent of Holders. The Issuers, the Notes Administrator and the Trustee may amend or supplement this Indenture, the Notes, the Note Guarantees and the Security Documents without notice to or consent of any Holder to:

(a) cure any ambiguity, defect, omission or inconsistency in this Indenture or the Notes or conform this Indenture and the Notes to the section “Description of Exchangeable PIK Notes” in the Offering Memorandum;

(b) to comply with Article 5;

(c) at the Company’s election, comply with any requirements of the Commission in connection with the qualification of this Indenture under the TIA;

(d) evidence and provide for the acceptance of an appointment by a successor Trustee;

(e) provide for uncertificated Notes in addition to or in place of certificated Notes, provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code;

(f) provide for any Guarantee of the Notes, to provide additional collateral security for the Notes or to confirm and evidence the release, termination or discharge of any Guarantee of or Lien securing the Notes (other than as set forth in Section 9.02(c)) when such release, termination or discharge is permitted by this Indenture;

(g) to add covenants and/or events of default or to modify any existing covenants and/or events of default to make them more restrictive to the Issuers and/or the Restricted Subsidiaries; or

(h) to make changes to CUSIP, ISIN, and Common Code numbers or to otherwise separately identify any Notes and/or beneficial interests therein pursuant to Section 2.14 in order to implement the provisions of this Indenture and the related documents including the Letter Agreement.

Section 9.02 With Consent of Holders. (a) Except as otherwise provided in Section 6.02 and 9.02(b) below, and subject to Section 2.09 and the voting and other rights of Holders and the Required Second Lien Debtholders under the Security Documents, the Issuers, the Notes Administrator and the Trustee may:

(1) amend this Indenture, the Notes, or the Note Guarantees

(2) direct the Collateral Agent to enter into an amendment to any Security Document that requires such direction of the Trustee or the consent of the Holders;

(3) waive future compliance by an Issuer with any provision of this Indenture or the Notes; or

(4) direct the Collateral Agent to waive future compliance by an Issuer or Guarantor with any provision of any Security Document that requires such direction of the Trustee or the consent of the Holders to such waivers;

provided the Issuer obtains the written consent of: (i) Holders (excluding, for the avoidance of doubt, any Holder that is an Issuer or a Guarantor or an Affiliate of an Issuer or a Guarantor, except that for the purpose of determining whether the Trustee shall be protected in relying on any such amendment, consent or waiver, only Notes which the Trustee has received written notice are so owned shall be so disregarded) of not less than a majority in aggregate principal amount of the outstanding Notes (excluding, for the avoidance of doubt, Notes beneficially owned by an Issuer or a Guarantor or an Affiliate of an Issuer or a Guarantor, except that for the purpose of determining whether the Trustee shall be protected in relying on any such amendment, consent or waiver, only Notes which the Trustee has received written notice are so owned shall be so disregarded) and (ii) Holders that are the Reserves Investor Group or any Affiliates of the Reserves Investor Group holding not less than a majority in aggregate principal amount of the outstanding Notes beneficially owned by such Persons; provided, further, that amendments or waivers with respect to this Article 9, Article 13, Sections 3.01, 3.08, 3.09, 3.10, 4.06, 12.09 and 12.14, the interest rate of the Notes, the definition of “Notes Maturity Date” and the addition of any provision to this Indenture that prohibits equity issuances and changes to the definitions of defined terms to the extent used in such sections and articles shall additionally require the written consent of Murray Energy.

(b) Notwithstanding the provisions of clause (a) of this Section 9.02, without the consent of each Holder affected (including any Holder that is an Affiliate of an Issuer or a Guarantor and notwithstanding Section 2.09), an amendment or waiver may not:

(1) reduce the principal amount of or change the Stated Maturity of any installment of principal of any Note;

(2) reduce the rate of or change the Stated Maturity of any interest payment on any Note;

(3) reduce the amount payable upon the redemption of any Note or change the time of any mandatory redemption or, in respect of an optional redemption, the times at which any Note may be redeemed or, once notice of redemption has been given, the time at which it must thereupon be redeemed;

(4) after the time an Offer to Purchase is required to have been made, reduce the purchase amount or purchase price, or extend the latest expiration date or purchase date thereunder;

(5) make any Note payable in money other than that stated in the Note;

(6) impair the contractual right of any Holder to receive any principal payment or interest payment on such Holder’s Notes or Note Guarantee, on or after the Stated Maturity thereof, or receive any Common Units upon an exchange, or to institute suit for the enforcement of any such payment or exchange;

(7) make any change in the percentage of the principal amount of the Notes whose Holders must consent to an amendment, supplement or waiver;

(8) modify or change any provision of this Indenture affecting the payment priority in respect of the Notes or any Note Guarantee in a manner adverse to the Holders;

(9) release any Guarantor that is a Significant Restricted Subsidiary from any of its Obligations under its Note Guarantee or this Indenture other than in accordance with the provisions of this Indenture, or amend or modify any provision relating to such release;

(10) for so long as the Company is a limited liability company, release the Co-Issuer from its Obligations under this Indenture; or

(11) decrease the Exchange Rate.

The consent of the Holders is not necessary to approve the particular form of any proposed amendment, supplement or waiver. It is sufficient if such consent approves the substance of the proposed amendment, supplement or waiver. After an amendment, supplement or waiver made in accordance with the terms hereof becomes effective, the Issuers shall deliver in accordance with Section 12.02 to each registered Holder of the Notes at such Holder’s address appearing in the Security Register a notice briefly describing such amendment, supplement or waiver. However, the failure to give such notice to all Holders, or any defect therein, will not impair or affect the validity of the amendment.

(c) Notwithstanding the provisions of Section 9.01(a) and/or (b) above and subject to Section 2.09 and the voting and other rights of the Required Second Lien Debtholders under the Security Documents, any amendment to, or waiver of, the provisions of this Indenture or any Security Document that has the effect of releasing all or substantially all of the Collateral from the Liens securing the Notes or subordinating the Liens securing the Notes will require the consent of the Holders of at least 66.67% in aggregate principal amount of the Notes then outstanding.

(d) Upon the written request of the Issuers accompanied by a Board Resolution of the respective Issuers authorizing the execution of any such supplemental indenture or amendment, and upon the receipt by the Trustee of evidence of the consent of the Holders as aforesaid and upon receipt by the Trustee of the documents described in Section 9.08 hereof, the Trustee shall join with the Issuers in the execution of such supplemental indenture or amendment unless such supplemental indenture or amendment affects the Trustee’s own rights, protections, duties, indemnities or immunities under this Indenture or any other agreement to which it is a party, in which case the Trustee may, but shall not be obligated to, enter into such supplemental indenture or amendment.

(e) [Reserved].

(f) Following a Murray Purchase, the provisions in this Indenture described in the third and fourth sentences of Section 3.08, and this paragraph (f), shall not be amended, supplemented or otherwise modified without the prior written consent of (i) the Holders of not less than a majority in aggregate principal amount of the outstanding Notes (excluding, for the avoidance of doubt, Notes beneficially owned by an Issuer or Guarantor or an Affiliate of an Issuer or Guarantor, except that for the purpose of determining whether the Trustee shall be protected in relying on any such consent, only Notes which the Trustee has received written notice are so owned shall be so disregarded) and (ii) the Holders of not less than a majority in aggregate principal amount of the outstanding Notes held by the Reserves Investor Group or any Affiliate of the Reserves Investor Group, in each case of clause (i) and clause (ii), on the Business Day immediately prior to the Murray Purchase Date.

Section 9.03 [RESERVED].

Section 9.04 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article 9, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 9.05 Notation on or Exchange of Notes. If an amendment, modification or supplement changes the terms of a Note, the Issuers or Trustee may require the Holder to deliver its Notes to the Trustee or Notes Administrator. The Trustee or Notes Administrator may place an appropriate notation on the Note and on any Note subsequently authenticated regarding the changed terms and return it to the Holder. Alternatively, if the Issuers so determine, the Issuers in exchange for the Note shall issue and the Notes Administrator shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment, modification or supplement.

Section 9.06 Payment for Consent. Neither the Company, the Co-Issuer nor any of their Subsidiaries or Affiliates may, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders and is paid to all Holders that consent, waive or agree to amend such term or provision within the time period set forth in the solicitation documents relating to the consent, waiver or amendment. Notwithstanding the foregoing, in any offer or payment of consideration for, or as an inducement to, any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes in connection with an exchange offer, the Company, the Co-Issuer and any of their Subsidiaries and Affiliates may exclude (i) Holders or beneficial owners of the Notes that are not institutional “accredited investors” as defined in subparagraphs (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act, and (ii) Holders or beneficial owners of the Notes in any jurisdiction where the inclusion of such Holders or beneficial owners would require the Company, the Co-Issuer or any of such Subsidiaries or Affiliates to comply with the registration requirements or other similar requirements under any securities laws of such jurisdiction, or the solicitation of such consent, waiver or amendment from, or the granting of such consent or waiver, or the approval of such amendment by, Holders or beneficial owners in such jurisdiction would be unlawful, in each case as determined by the Company in its sole discretion.

Section 9.07 Notice of Amendment or Waiver. Promptly after the execution by the Issuers and the Trustee of any supplemental indenture or waiver pursuant to the provisions of Section 9.02, the Issuers shall give notice thereof to the Holders of each outstanding Note affected, in the manner provided for in Section 12.02(b), setting forth in general terms the substance of such supplemental indenture or waiver.

Section 9.08 Trustee to Sign Supplemental Indentures and Amendments to Security Documents. In executing any supplemental indenture hereto or any amendment to a Security Document or any waiver hereunder or under any Security Document, the Trustee shall be entitled to receive security or indemnity satisfactory to it and shall be provided with and shall be fully protected in relying upon, in addition to the documents required by Section 12.04, an Officers’ Certificate and an Opinion of Counsel stating that such supplemental indenture, amendment or waiver is authorized or permitted by this Indenture and the Security Documents and that all conditions precedent in this Indenture and the Security Documents to the execution, delivery and performance of such supplemental indenture, amendment or waiver have been satisfied.

The Trustee shall sign all supplemental indentures, amendments and waivers that comply with the requirements of this Indenture, except that the Trustee may, but need not, sign any supplemental indenture, amendment or waiver that adversely affects its rights, duties, protections, indemnities or immunities. If it does affect the rights, duties, protections, indemnities or immunities of the Trustee, the Trustee may, but need not, sign such amendment, supplement or waiver.

ARTICLE 10

GUARANTEE

Section 10.01 Note Guarantee. (a) The MLP, on a senior unsecured basis, and each Wholly Owned Domestic Restricted Subsidiary that also guarantees the Credit Agreement and each other Guarantor, on a senior second lien secured basis, hereby unconditionally guarantees, on a senior, joint and several basis with each other Note Guarantee, to each Holder and to the Trustee and its successors and assigns on behalf of each Holder, the full payment of principal of, premium, if any, interest, if any, and all other monetary obligations of the Issuers under this Indenture and the Notes (including obligations to the Trustee) with respect to each Note authenticated and delivered by the Trustee or its agent pursuant to and in accordance with this Indenture, in accordance with the terms of this Indenture (all the foregoing being hereinafter collectively called the “Obligations”). Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Guarantor and that such Guarantor will remain bound under this Article 10 notwithstanding any extension or renewal of any Obligation. All payments under such Note Guarantee will be made in U.S. Dollars.

(b) Each Guarantor hereby agrees that its obligations hereunder shall be as if they were the principal debtor and not merely surety, unaffected by, and irrespective of, any validity, irregularity or unenforceability of any Note or this Indenture, any failure to enforce the provisions of any Note or this Indenture, any waiver, modification or indulgence granted to the Issuers with respect thereto by the Holders or the Trustee, or any other circumstance which may otherwise constitute a legal or equitable discharge of a surety or guarantor (except payment in full); provided, however, that, notwithstanding the foregoing, no such waiver, modification, indulgence or circumstance shall without the written consent of the Guarantor increase the principal amount of a Note (other than with respect to PIK Payments) or the interest rate thereon or change the currency of payment with respect to any Note, or alter the Stated Maturity thereof. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of an Issuer, any right to require that the Trustee pursue or exhaust its legal or equitable remedies against an Issuer prior to exercising its rights under the Note Guarantee (including, for the avoidance of doubt, any right which the Guarantor may have to require the seizure and sale of the assets of the Issuers to satisfy the outstanding principal of, interest on or any other amount payable under each Note prior to recourse against the Guarantor or its assets), protest or notice with respect to any Note or the Debt evidenced thereby and all demands whatsoever, and covenants that the Note Guarantee will not be discharged with respect to any Note except by payment in full of the principal thereof and interest thereon or as otherwise provided in this Indenture, including Section 10.03. If at any time any payment of principal of, premium, if any, and interest, if any, on such Note is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of an Issuer, the Guarantor’s obligations hereunder with respect to such payment shall be reinstated as of the date of such rescission, restoration or returns as though such payment had become due but had not been made at such times.

(c) Each Guarantor also agrees to pay, jointly and severally, any and all costs and expenses (including reasonable attorneys’ fees, disbursements and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 10.01.

Section 10.02 Subrogation. (a) Each Guarantor shall be subrogated to all rights of the Holders against the Issuers in respect of any amounts paid to such Holders by such Guarantor pursuant to the provisions of its Note Guarantee.

(b) Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Obligations guaranteed hereby until payment in full of all Obligations. The Guarantors further agree that, as between themselves, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Section 6.02 for the purposes of their Note Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Section 6.02, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purposes of this Section 10.02 subject to Section 10.01(b) above.

Section 10.03 Release of Guarantors. The Note Guarantee of any Guarantor will be automatically and unconditionally released and discharged upon any of the following:

(a) a sale or other disposition of Capital Stock (including by way of consolidation or merger) of such Guarantor following which it is no longer a direct or indirect Subsidiary of the Company or the sale or disposition of all or substantially all the assets of the Guarantor (other than to the Company or a Restricted Subsidiary);

(b) the designation by the Company of such Guarantor as an Unrestricted Subsidiary;

(c) if the Note Guarantee was required pursuant to the terms of this Indenture, the cessation of the circumstances requiring the Note Guarantee, including the release or discharge of the guarantee of such Guarantor of the Credit Agreement, excluding any such release or discharge in connection with the refinancing or replacement of the Credit Agreement and such Guarantee;

(d) defeasance or discharge of the Notes, as provided in Article 8 hereof;

(e) the release, other than the discharge through payment by the Guarantor, of all other Guarantees by such Restricted Subsidiary of Debt of the Company or any other Restricted Subsidiary, excluding any such release or discharge in connection with the refinancing or replacement of such Debt and such Guarantee; or

(f) the occurrence of an event requiring such termination under the terms of the Intercreditor Agreement;

and in each such case, prior to release and discharge or such Note Guarantee, the Issuers shall have delivered to the Trustee in accordance with Section 12.02 an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to such transactions have been complied with and that such release is authorized and permitted hereunder.

The Trustee shall execute any documents reasonably requested by either an Issuer or a Guarantor in order to evidence the release, discharge and termination of such Guarantor from its obligations under its Note Guarantee endorsed on the Notes and under this Article 10.

Section 10.04 Additional Guarantors. The Issuers covenant and agree that they shall cause any Person which becomes obligated to Guarantee the Notes, pursuant to the terms of Section 4.13, to execute a supplemental indenture and any other documentation required in accordance with Section 4.13 pursuant to which such Restricted Subsidiary shall Guarantee the obligations of the Issuers under the Notes and this Indenture in accordance with this Article 10 with the same effect and to the same extent as if such Person had been named herein as a Guarantor.

Section 10.05 Limitation of Note Guarantee. A Note Guarantee is limited in an amount not to exceed the maximum amount that can be guaranteed by the applicable Guarantor without rendering such Note Guarantee, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer of similar laws affecting the rights of the creditors generally.

Section 10.06 Notation Not Required. Neither the Issuers nor any Guarantor will be required to make a notation on the Notes to reflect any Note Guarantee or any release, termination or discharge thereof.

Section 10.07 Successors and Assigns. This Article 10 shall be binding upon the Guarantors and each of their successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assigns, all subject to the terms and conditions of this Indenture.

Section 10.08 No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee, the Notes Administrator and the Holders herein expressly specified are cumulative and are not exclusive of any other rights, remedies or benefits which either may have under this Article 10 at law, in equity, by statute or otherwise.

Section 10.09 Modification. No modification, amendment or waiver of any provision of this Article 10, nor the consent to any departure by the Guarantors therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee and the Notes Administrator, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Guarantors in any case shall entitle the Guarantors to any other or further notice or demand in the same, similar or other circumstance.

ARTICLE 11

HOLDERS’ MEETINGS

Section 11.01 Purposes of Meetings. A meeting of the Holders may be called at any time pursuant to this Article 11 for any of the following purposes:

(a) to give any notice to an Issuer or any Guarantor or to the Trustee, or to give any directions to the Trustee, or to consent to the waiving of any Default hereunder and its consequences, or to take any other action authorized to be taken by Holders pursuant to Article 9;

(b) to remove the Trustee and appoint a successor trustee pursuant to Article 7; or

(c) to consent to the execution of an indenture supplement pursuant to Section 9.02.

Section 11.02 Place of Meetings. Meetings of Holders may be held at such place or places in the United States as the Trustee or, in case of its failure to act, an Issuer, any Guarantor or the Holders calling the meeting, shall from time to time determine.

Section 11.03 Call and Notice of Meetings. (a) The Trustee may at any time (upon not less than 21 days’ notice) call a meeting of Holders to be held at such time and at such place in Wilmington, Delaware or in such other city as determined by the Trustee pursuant to Section 11.02. Notice of every meeting of Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be delivered in accordance with Section 12.02 to each Holder and published in the manner contemplated by Section 12.02(b).

(b) In case at any time an Issuer, pursuant to a Board Resolution, or the Holders of at least 10% in aggregate principal amount at maturity of the Notes then outstanding, shall have requested the Trustee to call a meeting of the Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the first giving of the notice of such meeting within 20 days after receipt of such request, then such Issuer or the Holders in the amount above specified may determine the time (not less than 21 days after notice is given) and the place in Wilmington, Delaware or in such other city as determined by such Issuer or the Holders pursuant to Section 11.02 for such meeting and may call such meeting to take any action authorized in Section 11.01 by giving notice thereof as provided in Section 11.01(a).

Section 11.04 Voting at Meetings. To be entitled to vote at any meeting of Holders, a Person shall be (i) a Holder at the relevant record date set in accordance with Section 6.15, or (ii) a Person appointed by an instrument in writing as proxy for a Holder or Holders by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Person so entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of an Issuer and any Guarantor and their counsel.

Section 11.05 Voting Rights, Conduct and Adjournment. (a) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders in regard to proof of the holding of Notes and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Notes shall be proved in the manner specified in Section 2.03 and the appointment of any proxy shall be proved in such manner as is deemed appropriate by the Trustee or by having the signature of the Person executing the proxy witnessed or guaranteed by any bank, banker or trust company customarily authorized to certify to the holding of a note such as a Global Note.

(b) At any meeting of Holders, the presence of Persons holding or representing Notes in an aggregate principal amount at Stated Maturity sufficient under the appropriate provision of this Indenture to take action upon the business for the transaction of which such meeting was called shall constitute a quorum. Subject to any required aggregate principal amount at Stated Maturity of Notes required for the taking of any action pursuant to Article 9, in no event shall less than a majority of the votes given by Persons holding or representing Notes at any meeting of Holders be sufficient to approve an action. Any meeting of Holders duly called pursuant to Section 11.03 may be adjourned from time to time by vote of the Holders (or proxies for the Holders) of a majority of the Notes represented at the meeting and entitled to vote, whether or not a quorum shall be present; and the meeting may be held as so adjourned without further notice. No action at a meeting of Holders shall be effective unless approved by Persons holding or representing Notes in the aggregate principal amount at Stated Maturity required by the provision of this Indenture pursuant to which such action is being taken.

(c) At any meeting of Holders, each Holder or proxy shall be entitled to one vote for each $1.00 aggregate principal amount at Stated Maturity of outstanding Notes held or represented.

Section 11.06 Revocation of Consent by Holders at Meetings. At any time prior to (but not after) the evidencing to the Trustee of the taking of any action at a meeting of Holders by the Holders of the percentage in aggregate principal amount at maturity of the Notes specified in this Indenture in connection with such action, any Holder of a Note, the serial number of which is included in the Notes, the Holders of which have consented to such action may, by filing written notice with the Trustee and the Notes Administrator at its respective principal Corporate Trust Office and upon proof of holding as provided herein, revoke such consent so far as concerns such Note. Except as aforesaid, any such consent given by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Note issued in exchange therefor, in lieu thereof or upon transfer thereof, irrespective of whether or not any notation in regard thereto is made upon such Note. Any action taken by the Holders of the percentage in aggregate principal amount at maturity of the Notes specified in this Indenture in connection with such action shall be conclusively binding upon the Issuers, the Guarantors, the Trustee, the Notes Administrator and the Holders. This Section 11.06 shall not apply to revocations of consents to amendments, supplements or waivers, which shall be governed by the provisions of Section 9.04.

ARTICLE 12

MISCELLANEOUS

Section 12.01 [RESERVED].

Section 12.02 Notices. (a) Any notice or communication shall be in writing and delivered in person or by first class mail or sent by facsimile transmission addressed as follows:

if to an Issuer or any Guarantor:

Foresight Energy LLC

211 North Broadway, Suite 2600

St. Louis, Missouri 63102

Facsimile: (561) 626-4938

if to the Trustee:

Wilmington Trust, National Association

Rodney Square North

1100 North Market Street

Wilmington, DE 19890

Facsimile: (302) 636-4149

Attention: Foresight Notes Administrator

if to the Notes Administrator:

American Stock Transfer & Trust Company, LLC

6201 15th Avenue

Brooklyn, NY 11219

Attention: Corporate Trust Department

With copies (which shall not constitute notice) to:

American Stock Transfer & Trust Company, LLC

48 Wall Street, 22nd Floor

New York, NY 10005

Attention: Legal Department

if to Reserves:

Foresight Reserves, L.P.

3801 PGA Boulevard, Suite 903

Palm Beach Gardens, FL 33410

Attention: General Counsel

With copies (which shall not constitute notice) to:

Bailey & Glasser, LLP

209 Capitol Street

Charleston, WV 25301

Attention: Brian A. Glasser

if to Murray Energy:

46226 National Rd W

St Clairsville, OH 43950

Attention: Michael O. McKown

With copies (which shall not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Telephone: (212) 446-4800

Attention: Christian O. Nagler

The Issuers, the Guarantors, the Notes Administrator or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications. All communications delivered to the Trustee shall be deemed effective when received.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods. If the Issuer elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Issuer agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

(b) Notices to the Holders regarding the Notes shall be delivered to each Holder by first-class mail at such Holder’s respective address as it appears on the registration books of the Registrar or such other method as such Holder may from time to time agree. For any Notes which are registered in the name of the Depositary, such notice may be given in accordance with the Applicable Procedures of the Depositary.

Notices given by first-class mail shall be deemed given five calendar days after mailing. Failure to deliver a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is delivered in the manner provided above, it is duly given, whether or not the addressee receives it.

(c) Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event,

and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee and Notes Administrator, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Section 12.03 [RESERVED].

Section 12.04 Certificate and Opinion as to Conditions Precedent. Upon any request or application by an Issuer or any Guarantor to the Trustee or the Notes Administrator to take or refrain from taking any action under this Indenture (except in connection with the original issuance of the Notes on the date hereof) or any Security Document, such Issuer or Guarantor, as the case may be, shall furnish upon request to the Trustee or the Notes Administrator:

(a) an Officers’ Certificate stating that, in the opinion of the signer, all conditions precedent, if any, provided for in this Indenture and the Security Documents, if applicable, relating to the proposed action have been complied with; and

(b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent if any provided for in this Indenture and the Security Documents, if applicable, relating to the proposed action have been complied with.

Section 12.05 Statements Required in Certificate or Opinion. Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 12.06 Rules by Trustee, Notes Administrator, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Notes Administrator, the Registrar and the Paying Agent may make reasonable rules for their functions.

Section 12.07 Legal Holidays. If an Interest Payment Date or other payment date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period. If a Record Date is not a Business Day, the Record Date shall not be affected.

Section 12.08 Governing Law. THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

EACH PARTY (INCLUDING THE HOLDERS) HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, OR IN CONNECTION WITH THIS INDENTURE.

EACH PARTY (INCLUDING THE HOLDERS) HEREBY AGREE TO SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES.

TO THE EXTENT THAT THE ISSUER OR ANY GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY FEDERAL OR NEW YORK STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK, OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OF NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY IN SUCH JURISDICTION, IT HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS INDENTURE AND THE NOTES OR GUARANTEES, AS APPLICABLE, TO THE FULLEST EXTENT PERMITTED BY LAW.

Section 12.09 No Recourse Against Others. No past, present or future director, officer, partner, employee, incorporator, member, manager or unitholder or other owners of capital stock of the Company, the Co-Issuer, any Guarantor or any Parent, as such, will have any liability for any obligations of the Company, the Co-Issuer, or such Guarantor under the Notes, any Note Guarantee or this Indenture or for any claim based on, in respect of, or by reason of, such obligations. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 12.10 Successors. All agreements of each Issuer and any Guarantor in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 12.11 Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. One signed copy is enough to prove this Indenture.

Section 12.12 Table of Contents and Headings. The table of contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 12.13 Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.14 Execution of Counterparts. This Indenture may be signed in any number of counterparts each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Indenture.

Section 12.15 Express Third Party Beneficiaries. Murray Energy, the Murray Group, Reserves, and the Reserves Investor Group, and each of their respective members and affiliates (other than the General Partner, the MLP, and the MLP’s subsidiaries) are and are intended to be express third party beneficiaries of the Issuers’ representations, warranties, agreements, indemnities and other obligations under this Indenture and the rights granted to each of Murray Energy, the Murray Group, Reserves, and the Reserves Investor Group, under this Indenture, as applicable, and will have a right to directly enforce the provisions thereof against the Issuers.

ARTICLE 13

EXCHANGE OF NOTES

Section 13.01 Maturity; Exchange of Notes. On or prior to October 2, 2017, the Issuers may redeem, repurchase, refinance, defease or otherwise retire all (but not less than all) of the Notes in cash at 100% of the principal amount thereof plus accrued and unpaid interest through such date). Any such redemption, repurchase, refinancing, defeasance or other retirement of the Notes made prior to the Notes Maturity Date shall constitute a Note Retirement. If all of the Notes are not redeemed, repurchased, refinanced, defeased or otherwise retired (or purchased by the Murray Group pursuant to the Murray Purchase) on or prior to October 2, 2017, then the Notes shall mature at 1:00 p.m. (New York City time) on the Notes Maturity Date, at which time the Issuers shall repay the Notes in cash at 100% of the principal amount of the Notes plus accrued interest to the Notes Maturity Date; provided, that if the Issuers fail to so repay the Notes, then all outstanding Notes (including all principal, interest, and other amounts outstanding thereunder) will immediately and automatically be exchanged for Common Units at the then-existing Exchange Rate; provided, however, that any Notes held by the same Holder shall be aggregated, and the number of Common Units delivered shall be determined by multiplying such aggregated Notes by the Exchange Rate.

Section 13.02 Payment Upon Exchange.

(a) Upon any exchange of any Note, the MLP shall deliver to exchanging Holders a number of Common Units equal to the product of (x) the principal amount of the Note being exchanged, plus the amount of any accrued and unpaid interest thereon to (but not including) the Notes Maturity Date or the date of the Note Redemption, as applicable, multiplied by (y) the Exchange Rate (in the case of an exchange made in connection with a Note Redemption, taking into account any adjustment to the Exchange Rate based on the 30 Trading Day VWAP in accordance with Article 3).

(b) The MLP shall deliver such Common Units on the third Business Day following the Notes Maturity Date or the date of the Note Redemption, as applicable.

(c) The MLP’s delivery to the Holder of Common Units issued in exchange for a Note will be deemed to satisfy in full the Issuers’ obligation to pay (i) the principal amount of such Note so exchanged and (ii) accrued and unpaid interest, if any, to (but not including) the Notes Maturity Date or the date of the Note Redemption, as applicable.

(d) The MLP shall not issue fractional Common Units upon an exchange of Notes. If multiple Notes shall be surrendered for exchange at one time by the same Holder, the number of full Common Units which shall be issuable upon an exchange shall be computed on the basis of the aggregate principal amount of the Notes so surrendered. If any fractional Common Unit would be issuable upon the exchange of any Notes, the number of Common Units shall be rounded down to the nearest whole Common Unit, and the MLP shall be under no obligation to delivery any Common Units or cash with respect to such fractional amount.

(e) Upon payment of the Notes by the Issuers in full in cash on the Notes Maturity Date or the exchange of the Notes for Common Units on the Notes Maturity Date, all Notes shall be cancelled.

Section 13.03 Adjustment of Exchange Rate.

The Exchange Rate shall be adjusted from time to time if any of the following events occurs. As used herein, the “Adjustment Date” for any issuance, dividend or distribution means the Ex-Dividend Date for such issuance, dividend or distribution.

(a) If the MLP, at any time or from time to time while any of the Notes are outstanding, issues Common Units as a dividend or distribution on Common Units, or if the MLP effects a unit split or unit combination, then the Exchange Rate will be adjusted based on the following formula:

where

ER0	=	the Exchange Rate in effect immediately prior to the open of business on the Adjustment Date, or immediately prior to the open of business on the effective date of such unit split or unit combination, as applicable;

ER1	=	the Exchange Rate in effect immediately after the open of business on such Adjustment Date or effective date, as applicable;

OS0	=	the number of Common Units outstanding immediately prior to the open of business on such Adjustment Date or effective date, as applicable; and

OS1	=	the number of Common Units outstanding immediately after giving effect to such dividend, distribution, unit split or unit combination.

Such adjustment shall become effective immediately after the open of business on the Adjustment Date for such dividend or distribution, or the effective date for such unit split or unit combination. If any dividend or distribution of the type described in this Section 13.03(a) is declared but not so paid or made, the Exchange Rate shall be readjusted to the Exchange Rate which would have been in effect if such dividend or distribution had not been declared.

(b) If the MLP, at any time or from time to time while any of the Notes are outstanding, issues to all or substantially all holders of Common Units any rights, options or warrants entitling them for a period of not more than 60 calendar days after the date of such issuance to subscribe for or purchase Common Units, at a price per unit less than the average of the Daily VWAP of the Common Units for the 10 consecutive Trading Days ending on the Trading Day immediately preceding the date of announcement of such issuance, the Exchange Rate shall be increased based on the following formula:

where

ER0	=	the Exchange Rate in effect immediately prior to the open of business on the Adjustment Date for such issuance;

ER1	=	the Exchange Rate in effect immediately after the open of business on such Adjustment Date;

OS0	=	the number of Common Units outstanding immediately prior to the open of business on such Adjustment Date;

X	=	the total number of Common Units issuable pursuant to such rights, options or warrants; and

Y	=	the number of Common Units equal to the aggregate price payable to exercise such rights, options or warrants divided by the average of the Daily VWAP of the Common Units over the 10 consecutive Trading Days ending on the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

To the extent such rights, options or warrants are not exercised prior to their expiration or termination, the Exchange Rate shall be readjusted to the Exchange Rate which would then be in effect had the adjustments made with respect to the issuance of such rights, options or warrants been made on the basis of the delivery of only the number of Common Units actually delivered.

In the event that such rights, options or warrants are not so issued, the Exchange Rate shall again be adjusted to be the Exchange Rate which would then be in effect if the date fixed for the determination of holders of Common Units entitled to receive such rights, options or warrants had not been fixed.

For purposes of this clause (b) in determining whether any rights, options or warrants entitle the Holder to subscribe for or purchase Common Units at a price per unit less than the average of the Last Reported Sale Prices of the Common Units for the 10 consecutive Trading Days ending on the Trading Day immediately preceding the date of announcement of such issuance, there shall be taken into account any consideration received by the Company in respect of such issuance of such rights, options or warrants and any consideration payable upon exercise thereof, with the value of such consideration, if not in the form of cash, to be reasonably determined in good faith by the Board of Directors.

For the avoidance of doubt, no adjustment shall be made for any rights offering made to non-affiliate holders of the Common Units.

(c) If the MLP, at any time or from time to time while the Notes are outstanding, distributes shares of any class of Capital Stock of the MLP, evidences of its indebtedness, other assets or property of the MLP or rights, options or warrants to acquire the MLP’s Capital Stock or other securities to all or substantially all holders of its Common Units, excluding:

(i) dividends or distributions as to which an adjustment was effected pursuant to Section 13.03(a) and rights, options or warrants referred to in Section 13.03(b);

(ii) dividends or distributions paid exclusively in cash;

(iii) dividends or distributions of Reference Property in exchange for Common Units in connection with a transaction described in Section 13.06; and

(iv) Spin-offs to which provisions set forth below in this Section 13.03(c) shall apply;

then the Exchange Rate shall be increased based on the following formula:

where

ER0	=	the Exchange Rate in effect immediately prior to the open of business on the Adjustment Date for such distribution;

ER1	=	the Exchange Rate in effect immediately after the open of business on such Adjustment Date;

SP0	=	the average of the Daily VWAP of the Common Units over the 10 consecutive Trading Days ending on the Trading Day immediately preceding the Adjustment Date for such distribution; and

FMV	=	the Fair Market Value (as reasonably determined in good faith by the Board of Directors) of the shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants distributed with respect to each outstanding Common Unit on the Adjustment Date for such distribution.

Such adjustment shall become effective immediately after the open of business on the Adjustment Date for such distribution. If the Board of Directors determines the Fair Market Value of any distribution for purposes of this Section 13.03(c) by reference to the actual or when-issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the average of the Daily VWAP of the Common Unit. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing adjustment, each Holder shall receive on the date on which the relevant Capital Stock, evidences of indebtedness, other assets or property of the MLP or rights, options or warrants to acquire the MLP’s Capital Stock or other securities are distributed to holders of Common Units, in respect of each $1.00 principal amount thereof, the amount of Capital Stock, evidences of indebtedness, other assets or property of the MLP or rights, options or warrants to acquire the MLP’s Capital Stock or other securities such Holder would have received in such distribution had such Holder exchanged such Note (taking into account principal and interest) on the record date for such distribution and owned the number of Common Units such Holder would have received upon such exchange based on the Exchange Rate as of the Adjustment Date for such distribution.

(1) With respect to an adjustment pursuant to this Section 13.03(c) where there has been a payment of a dividend or other distribution on the Common Units of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit, in each case which are, or will be, listed on a national securities exchange (a “Spin-off”), the Exchange Rate shall be increased based on the following formula:

where

ER0	=	the Exchange Rate in effect immediately prior to the end of the Valuation Period;

ER1	=	the Exchange Rate in effect immediately after the end of the Valuation Period;

FMV0	=	the average of the Daily VWAP of the Capital Stock or similar equity interest distributed to holders of Common Units applicable to one Common Unit over the first 10 consecutive Trading Days after, and including, the Ex-Dividend Date of the Spin-off (the “Valuation Period”); and

MP0	=	the average of the Daily VWAP of Common Units over the Valuation Period.

The adjustment to the Exchange Rate under this Section 13.03(c)(1) will occur on the Business Day immediately after the last day of the Valuation Period; provided that in respect of any exchange of Notes during the Valuation Period, references above with respect to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the Ex-Dividend Date of such Spin-off and the Notes Maturity Date in determining the Exchange Rate.

If any dividend or distribution of the type described in this Section 13.03(c) is declared but not so paid or made, the Exchange Rate shall be readjusted to the Exchange Rate which would have been in effect if such dividend or distribution had not been declared.

For the avoidance of doubt, no adjustment shall be made for any rights offering made to non-affiliate holders of the Common Units.

(d) [Reserved].

(e) If the MLP or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for Common Units, to the extent that the cash and value of any other consideration included in the payment per Common Unit exceeds the average of the Daily VWAP of the Common Units over the ten consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Exchange Rate shall be increased based on the following formula:

where

ER0	=	the Exchange Rate in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

ER1	=	the Exchange Rate in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as reasonably determined in good faith by the Board of Directors) paid or payable for Common Units purchased in such tender or exchange offer;

OS0	=	the number of Common Units outstanding immediately prior to the time such tender or exchange offer expires (prior to giving effect to the purchase of all Common Units accepted for purchase or exchanged in such tender or exchange offer);

OS1	=	the number of Common Units outstanding immediately after the time such tender or exchange offer expires (after giving effect to the purchase of all Common Units accepted for purchase or exchanged in such tender or exchange offer); and

SP1	=	the average of the Daily VWAP of the Common Units over the 10 consecutive Trading Days commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.

The adjustment to the Exchange Rate under this Section 13.03(e) shall occur immediately after the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that in respect of any exchange of Notes within 10 Trading Days immediately following, and including, the expiration date of any tender or exchange offer, references above with respect to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the expiration date of such tender or exchange offer and the Notes Maturity Date in determining the Exchange Rate.

If the MLP or one of its Subsidiaries is obligated to purchase Common Units pursuant to any such tender or exchange offer, but the MLP or such Subsidiary is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Exchange Rate shall again be adjusted to be the Exchange Rate that would then be in effect if such tender or exchange offer had not been made.

For purposes of this subsection (e), the term “tender offer” is used as such term is used in the Exchange Act and the term “exchange offer” means an exchange offer that constitutes a tender offer.

(f) Except as provided in Sections 13.03(a) or 13.03(b), if the MLP, at any time or from time to time while any of the Notes are outstanding, issues or sells (i) any Common Units at a price per unit that is less than the Common Unit Trading Price or (ii) any Common Unit Equivalents that entitle the holder thereof to subscribe for, purchase or exercise a conversion or exchange right for, Common Units at price per unit that is less than the Common Unit Trading Price, then, in each case, the Exchange Rate shall be increased based on the following formula:

where

ER0	=	the Exchange Rate in effect immediately prior to the open of business on the date of such issuance or sale;

ER1	=	the Exchange Rate in effect immediately after the open of business on the date of such issuance or sale;

OS0	=	the number of Common Units outstanding immediately prior to the open of business on the date of such issuance or sale;

X	=	(i) the total number of Common Units issued (in the case of an issuance or sale of Common Units) or (ii) the total number of Common Units issuable upon the full exercise, conversion or exchange of the Common Unit Equivalents issued or sold (in the case of an issuance or sale of Common Unit Equivalents); and

Y	=	the number of Common Units equal to the quotient of (A) the aggregate price payable (before the deduction of any underwriting or placement agency fees, discounts, commissions and expenses) (i) in respect of such Common Units issued or sold (in the case of an issuance or sale of Common Units) or (ii) in respect of the Common Units issuable upon exercise, conversion or exchange of the Common Unit Equivalents issued or sold (in the case of an issuance or sale of Common Unit Equivalents) divided by (B) the Common Unit Trading Price.

The adjustment to the Exchange Rate under this Section 13.03(f) shall occur immediately after the open of business on the date of the issuance or sale of the Common Units or Common Unit Equivalents, as applicable. To the extent Common Unit Equivalents are not exercised, exchanged or converted prior to the expiration of the exercisability, exchangeability or convertibility thereof, the Exchange Rate shall be readjusted, as of such expiration date, to the Exchange Rate which would then be in effect had the adjustments made upon the distribution of such Common Unit Equivalents been made on the basis of the delivery of only the number of Common Units actually delivered. In determining whether any Common Unit Equivalents entitle the holders to subscribe for or purchase, or exercise a conversion or exchange right for, Common Units at less than the Common Unit Trading Price, and in determining the aggregate exercise, conversion or exchange price payable for such Common Units, there shall be taken into account any consideration received for such Common Unit Equivalents and the value of such consideration, if other than cash, shall be reasonably determined in good faith by the Board of Directors.

If an adjustment to the Exchange Rate in respect of the issuance or sale of a Common Unit Equivalent has been previously made pursuant to Section 13.03(b), this Section 13.03(f) or Section 13.03(g), the exercise of such Common Unit Equivalent in accordance with its terms existing at the time such adjustment was made shall not result in a further adjustment pursuant to this Section 13.03(f) or Section 13.03(g). If an adjustment to the Exchange Rate in respect of the issuance or sale of a Common Unit Equivalent was not required by Section 13.03(b), this Section 13.03(f) or Section 13.03(g), the exercise of such Common Unit Equivalent in accordance with its terms existing at the time of issuance shall not result in an adjustment pursuant to this Section 13.03(f) or Section 13.03(g).

Notwithstanding the foregoing, if an adjustment to the Exchange Rate in respect of any issuance or sale of Common Units or Common Unit Equivalents would be required pursuant to this Section 13.03(f) and also Section 13.03(g) below, only the adjustment that results in the higher as-adjusted Exchange Rate shall be made.

(g) Except as provided in Sections 13.03(a) or 13.03(b), if the MLP, at any time or from time to time while any of the Common Units are outstanding, issues or sells (i) any Common Units at a price per unit that is less than the Exchange Price then in effect or (ii) any Common Unit Equivalents that entitle the holder thereof to subscribe for, purchase or exercise a conversion or exchange right for, Common Units at a price per Common Unit that is less than the Exchange Price then in effect, (in each case, such price per Common Unit, the “New Issue Price”) then, and in each such case, the Exchange Rate will be adjusted to equal the “Adjusted Exchange Rate.” For purposes of determining the New Issue Price, there shall be taken into account any consideration received for such Common Units or Common Unit Equivalents, and the value of such consideration, if other than cash, shall be reasonably determined in good faith by the Board of Directors. The Adjusted Exchange Rate shall be determined according to the following formula:

where

ER0	=	the Exchange Rate in effect immediately prior to the open of business on the date of such issuance or sale;

ER1	=	the Adjusted Exchange Rate;

OS0	=	the number of Common Units outstanding immediately prior to the open of business on the date of such issuance or sale;

X	=	(i) the total number of Common Units issued (in the case of an issuance or sale of Common Units) or (ii) the total number of Common Units issuable upon the full exercise, conversion or exchange of the Common Unit Equivalents issued or sold (in the case of an issuance or sale of Common Unit Equivalents); and

Y	=	the number of Common Units equal to the quotient of (A) the aggregate price payable (before the deduction of any underwriting or placement agency fees, discounts, commissions and expenses) (i) in respect of such Common Units issued or sold (in the case of an issuance or sale of Common Units) or (ii) in respect of the Common Units issuable upon exercise, conversion or exchange of the Common Unit Equivalents issued or sold (in the case of an issuance or sale of Common Unit Equivalents) divided by (B) the Exchange Price in effect immediately preceding such issuance or sale.

The adjustment to the Exchange Rate under this Section 13.03(g) shall occur immediately after the open of business on the date of the issuance or sale of the Common Units or Common Unit Equivalents, as applicable.

If an adjustment to the Exchange Rate in respect of the issuance or sale of a Common Unit Equivalent has been previously made pursuant to Section 13.03(b), Section 13.03(f) or this Section 13.03(g), the exercise of such Common Unit Equivalent in accordance with its terms existing at the time such adjustment was made shall not result in a further adjustment pursuant to Section 13.03(f) or this Section 13.03(g). If an adjustment to the Exchange Rate in respect of the issuance or sale of a Common Unit Equivalent was not required by Section 13.03(b), Section 13.03(f) or this Section 13.03(g), the exercise of such Common Unit Equivalent in accordance with its terms existing at the time of issuance shall not result in an adjustment pursuant to Section 13.03(f) above or this Section 13.03(g).

Notwithstanding the foregoing, if an adjustment to the Exchange Rate in respect of any issuance or sale of Common Units or Common Unit Equivalents would be required pursuant to this Section 13.03(g) and also pursuant to Section 13.03(f) above, only the adjustment that results in the higher as-adjusted Exchange Rate shall be made.

(h) Except in connection with the consummation of a Note Redemption and the concurrent exchanges of Notes for Common Units in connection therewith, the Company from time to time may increase the Exchange Rate by any amount if the increase is irrevocable and the Board of Directors shall have made a determination that such increase would be in the best interests of the Company. Whenever the Exchange Rate is increased pursuant to this Section 13.03(h), the Company shall mail to Holders of record of the Notes a notice (with a copy to the Trustee, the Notes Administrator and the Exchange Agent) of the increase at least 15 days prior to the date the increased Exchange Rate takes effect, and such notice shall state the increased Exchange Rate.

(i) The Company may (but is not required to) make such increases in the Exchange Rate, in addition to any adjustments otherwise required by this Section 13.03, as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Units or rights to purchase Common Units in connection with a dividend or distribution of units (or rights to acquire units) or similar event.

(j) All calculations under this Article 13 shall be made by the Company and shall be calculated to the nearest one-ten-thousandth of a unit. No adjustment to the Exchange Rate will be required unless the adjustment would require an increase or decrease of at least 1% of the Exchange Rate. However, the Company will carry forward any adjustments that are less than 1% of the Exchange Rate that the Company elects not to make and take them into account upon (1) the Notes Maturity Date, (2) the occurrence of a Change of Control, and (3) such time as all adjustments that have not been made prior thereto would have the effect of adjusting the Exchange Rate by at least 1%.

(k) Whenever the Exchange Rate is adjusted as herein provided, the Company shall promptly file with the Trustee, the Notes Administrator and the Exchange Agent an Officers’ Certificate setting forth the Exchange Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee, the Notes Administrator and the Exchange Agent shall have received such Officers’ Certificate, the Trustee, the Notes Administrator and the Exchange Agent shall not be deemed to have knowledge of any adjustment of the Exchange Rate and may assume without inquiry that the last Exchange Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Exchange Rate setting forth the adjusted Exchange Rate and the date on which each adjustment becomes effective and shall send such notice of such adjustment of the Exchange Rate to each Holder of Notes in accordance with Section 12.02. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(l) Notwithstanding the foregoing, if the application of the foregoing formulas would result in a decrease in the Exchange Rate, no adjustment to the Exchange Rate shall be made (other than as a result of a reverse unit split or a unit combination).

(m) Notwithstanding any of the foregoing, the Exchange Rate will not be adjusted:

(i) upon the issuance of any Common Units pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the MLP’s securities and the investment of additional optional amounts in Common Units under any plan;

(ii) upon the issuance of any Common Units or options or rights to purchase those units pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the MLP or any of the MLP’s Subsidiaries; or

(iii) upon the issuance of any Common Units pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the Notes were first issued.

(n) Except as stated herein, the Exchange Rate will not be adjusted for the issuance of Common Units or any securities convertible into or exchangeable for Common Units or the right to purchase Common Units or such convertible or exchangeable securities.

Section 13.04 Adjustment of Average Prices. Whenever any provision of this Indenture requires the Company to calculate Last Reported Sale Prices or Daily VWAP over a span of multiple days, the Company will make appropriate adjustments to account for any adjustment to the Exchange Rate that becomes effective, or any event requiring an adjustment to the Exchange Rate where the Ex-Dividend Date of the event occurs, at any time during the period from which such prices are to be calculated.

Section 13.05 [Reserved].

Section 13.06 Effect of Recapitalization, Reclassification, Consolidation, Merger or Sale.

If any of the following events occur:

(a) any recapitalization, reclassification or change of Common Units (other than changes resulting from a unit split or unit combination);

(b) any consolidation, merger or combination involving the MLP;

(c) any sale, lease or other transfer to a third party of the consolidated assets of the MLP and its Subsidiaries substantially as an entirety; or

(d) any statutory unit exchange;

in each case of clauses (a) through (d) as a result of which the Common Units would be converted into, or exchanged for stock, other securities or other property or assets (including cash or any combination thereof) (any such event, a “Merger Event”), then, at the effective time of such Merger Event, the MLP or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture providing that at and after the effective time of such Merger Event, the right of a Holder to exchange a Note will be changed into a right to exchange such Note as set forth in this Indenture into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of Common Units equal to the number of Common Units that would have been issued in exchange for such Note (taking into account principal and interest) on the record date for such Merger Event at the Exchange Rate such Holder would have been entitled to receive upon such Merger Event (the “Reference Property,” with each “unit of Reference Property” meaning the type and amount of Reference Property that a holder of one Common Unit is entitled to receive). However, at and after the effective time of the Merger Event (x) the amount otherwise payable in cash upon an exchange of the Notes as set forth in Section 13.02 will continue to be payable in cash, (y) the number of Common Units otherwise deliverable upon exchange of the Notes as set forth in Section 13.02 will instead be deliverable in the amount and type of Reference Property that a holder of that number of Common Units would have received in such Merger Event and (z) the Daily VWAP will be calculated based on the value of a unit of Reference Property.

If the Merger Event causes the Common Units to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), (x) the Reference Property into which the Notes will be exchangeable will be deemed to be the weighted average of the types and amounts of consideration received by the holders of the Common Units that affirmatively make such election and (y) the unit of Reference Property for purposes of the foregoing sentence shall refer to the consideration referred to in clause (x) attributable to one Common Unit.

The Company shall not become a party to any such Merger Event unless its terms are consistent with this Section 13.06. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 13 in the reasonable good faith judgment of the Board of Directors or the board of directors of the successor Person certified by the Company in an Officers’ Certificate. If, in the case of any such recapitalization, reclassification, change, consolidation, merger, combination, sale, lease, other transfer or statutory share exchange, the Reference Property receivable thereupon by a holder of Common Units includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a Person other than the successor or purchasing Person, as the case may be, in such reorganization, reclassification, change, consolidation, merger, combination, sale, lease, other transfer or statutory share exchange, then such supplemental indenture shall also be executed by such other Person.

The Company shall cause notice of the execution of such supplemental indenture to be sent in accordance with Section 12.02 to each Holder (with a copy to the Trustee, the Notes Administrator and the Exchange Agent), at the address of such Holder as it appears on the register of the Notes maintained by the Registrar, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture. The above provisions of this Section 13.06 shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances. If this Section 13.06 applies to any Merger Event, Section 13.03 shall not apply.

Section 13.07 Taxes on Units Issued. Any issuance of Common Units on exchanges of Notes shall be made without charge to the exchanging Holder for any documentary, stamp or any similar issue or transfer tax in respect of the issue thereof, and the Issuers shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issuance or delivery of Common Units upon an exchange of Notes pursuant hereto. The Issuers shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue and delivery of Common Units in any name other than that of the Holder of Notes so exchanged.

Section 13.08 Listing of Common Units. The Company covenants that all Common Units that may be issued upon exchange of Notes shall be newly issued Common Units, shall be duly authorized and validly issued and shall be free from preemptive rights and free from any tax, lien or charge (other than those created by the Holder).

The Company shall use its commercially reasonable efforts to list or cause to have quoted any Common Units to be issued upon exchange of Notes on each national securities exchange or over-the-counter or other domestic market on which the Common Units are then listed or quoted.

Section 13.09 Responsibility of Trustee, Notes Administrator and Exchange Agent. The Trustee, the Notes Administrator and the Exchange Agent shall not at any time be under any duty or responsibility to any Holder of Notes or the Company to determine or calculate the Exchange Rate, to determine whether any facts exist which may require any adjustment of the Exchange Rate, or to confirm the accuracy of any such adjustment when made or the appropriateness of the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee, the Notes Administrator and the Exchange Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any Common Units or of any other securities or property that may at any time be issued or delivered upon the exchange of any Notes or any calculation with respect to any exchange; and the Trustee makes no representations with respect thereto. The Trustee, the Notes Administrator and the Exchange Agent shall not be responsible for any failure of the Company or the MLP to issue, transfer or deliver any Common Units or certificates or other securities or property or cash upon the surrender of any Notes for the purpose of exchange or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 13. The rights, privileges, protections, immunities and benefits given to the Trustee, the Notes Administrator and the Exchange Agent under this Indenture, including without limitation its right to be compensated, reimbursed (including reasonable fees, disbursements and expenses of counsel), and indemnified, are extended to, and shall be enforceable by, the Trustee, the Notes Administrator and the Exchange Agent in each of its capacities hereunder. The Trustee, the Notes Administrator and the Exchange Agent shall have no duty to determine or verify the Company’s determination of whether any of the conditions to exchange have been satisfied.

Section 13.10 Notice to Holders Prior to Certain Actions.

In case:

(a) the MLP shall declare a dividend (or any other distribution) on the Common Units that would require an adjustment in the Exchange Rate pursuant to Section 13.03; or

(b) the MLP shall authorize the granting to the holders of all or substantially all of the Common Units of rights, options or warrants to subscribe for or purchase any share of any class or any other rights, options or warrants that would require an adjustment in the Exchange Rate pursuant to Section 13.03; or

(c) of any reclassification or reorganization of the Common Units (other than a subdivision or combination of its outstanding Common Units), or of any consolidation or merger to which the MLP is a party, or of the sale, lease or transfer of all or substantially all of the assets of the MLP; or

(d) of the voluntary or involuntary dissolution, liquidation or winding up of the MLP; or

(e) the MLP takes any other action that would result in an adjustment in the Exchange Rate as described under Section 13.03;

then, in each case, the Company shall cause to be filed with the Trustee, the Notes Administrator and the Exchange Agent and to be sent in accordance with Section 12.02 to each Holder at such Holder’s address appearing on the Security Register, as promptly as practicable but in any event at least 10 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or grant of rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Units of record to be entitled to such dividend, distribution or grant of rights, options or warrants are to be determined, (y) the date on which such reclassification, consolidation, merger, sale, lease, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Units of record shall be entitled to exchange their Common Units for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up, or (z) the date on which any other action that would result in an adjustment in the Exchange Rate pursuant to Section 13.03 is to be taken. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation, winding up or action.

Section 13.11 Rights Plan. To the extent that the MLP has a rights plan in effect upon exchange of the Notes into Common Units, each Common Unit issued upon an exchange of Notes pursuant to this Article 13 shall be entitled to receive, in addition to any Common Units received in connection with such exchange, rights under the rights plan, if any, as the same may be amended from time to time. If prior to any exchange, however, such rights have separated from the Common Units in accordance with the provisions of the applicable rights agreement, the Exchange Rate shall be adjusted at the time of separation as if the MLP distributed to all holders of Common Units, shares of the Company’s Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants as described in Section 13.03(c), subject to readjustment in the event of the expiration, termination or redemption of such rights. The Issuers shall send a notice in accordance with Section 12.02 of any such event to all Holders (with a copy to the Trustee, the Notes Administrator and the Exchange Agent).

Section 13.12 Company Determination Final. Any determination that the Company or the Board of Directors must make pursuant to this Article 13 shall be conclusive and binding on the Holders and the parties to this Indenture if made in good faith, absent manifest error.

ARTICLE 14

RANKING OF NOTE LIENS

Section 14.01 Relative Rights. The Intercreditor Agreement governs the relative rights and remedies, as lienholders, among holders of Liens securing First Priority Lien Obligations and holders of Liens securing Second Priority Lien Obligations and holders of Liens securing Junior Lien Obligations, if any. The Collateral Trust and Intercreditor Agreement governs the relative rights and remedies, as lienholders, among holders of Liens securing the Notes and holders of Liens securing Other Second-Priority Obligations. Nothing in this Indenture, the Collateral Trust and Intercreditor Agreement or the Intercreditor Agreement will:

(a) impair, as between the Issuers and the Holders, the obligations of the Issuers which are absolute and unconditional, to pay principal of, premium and interest on Notes in accordance with their terms or to perform any other obligations of the Issuers or any other obligor under this Indenture, the Notes, the Note Guarantees and the Security Documents; or

(b) restrict the right of any Holder to sue for payments that are then due and owing, in a manner not inconsistent with the provisions of the Collateral Trust and Intercreditor Agreement or the Intercreditor Agreement.

ARTICLE 15

COLLATERAL

Section 15.01 Security Documents.

(a) The payment of the principal of and interest and premium, if any, on the Notes when due, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise and whether by the Issuers pursuant to the Notes or by the Subsidiary Guarantors pursuant to the Note Guarantees, the payment of all other Obligations under this Indenture and the performance of all other obligations of the Issuers and the Subsidiary Guarantors under this Indenture, the Notes, the Note Guarantees and the Security Documents shall be secured as provided in the Security Documents and subject to the Collateral Trust and Intercreditor Agreement and the Intercreditor Agreement, which the Issuers and the applicable Subsidiary Guarantors shall enter into on the Issue Date and will be secured by Security Documents hereafter delivered as required or permitted by this Indenture. The Issuers shall, and shall cause each Restricted Subsidiary to, and each Restricted Subsidiary shall, make all filings (including filings of continuation statements and amendments to UCC financing statements that may be necessary to continue the effectiveness of such UCC financing statements) and all other actions as are necessary or required by the Security Documents to maintain (at the sole cost and expense of the Issuers and the Restricted Subsidiaries) the security interest created by the Security Documents in the Collateral (other than with respect to any Collateral the security interest in which is not required to be perfected under the Security Documents) as a continuing perfected security interest on no less than a second-priority ranking subject only to Permitted Liens and otherwise comply with the Security Documents.

(b) Notwithstanding the foregoing, on or prior to the Issue Date, the Issuers and the Subsidiary Guarantors shall perfect security interests in all Collateral in which a security interest may be perfected under the UCC by filing a financing statement in the relevant jurisdictions (collectively, “Closing Date Collateral”), and the Issuers and the Subsidiary Guarantors shall use commercially reasonable efforts to (x) perfect all security interests in all owned and leased real properties to be mortgaged as security for the Second Priority Lien Obligations (collectively, “Real Property Collateral”) and to deliver all related title insurance policies, surveys, opinions and other customary real property documentation required to evidence perfection (collectively, “Real Property Requirements”) and (y) perfect all security interests in all other Collateral that is not Closing Date Collateral (including cash), in each case of clauses (x) and (y), by the Issue Date. In the event the security interests in the Real Property Collateral have not been perfected through the recordation of mortgages in the relevant jurisdictions and/or the Real Property Requirements have not been satisfied by the Issue Date, the Issuers shall use commercially reasonable efforts to cause such security interests in such Real Property Collateral to be perfected and to cause such Real Property Requirements to be satisfied within 90 days following the Issue Date (and, to the extent such security interests in such Real Property Collateral have not been perfected or such Real Property Requirements have not been satisfied by such date, to continue to use commercially reasonable efforts to cause such security interests in such Real Property Collateral to be perfected and to cause such Real Property Requirements to be satisfied, in each case, as soon as practicable thereafter). In the event the security interests in any other Collateral that is not Closing Date Collateral (including cash) have not been perfected by the Issue Date, the Issuers shall use commercially reasonable efforts to cause such security interests in such Collateral to be perfected within 45 days following the Issue Date (and, to the extent such security interests in such Collateral have not been perfected by such date, to continue to use commercially reasonable efforts to cause such security interests in such Collateral to be perfected, in each case, as soon as practicable thereafter).

Section 15.02 Collateral Agent.

(a) The Collateral Agent is authorized and empowered to appoint one or more co-Collateral Agents or sub-agents as it deems necessary or appropriate.

(b) Subject to Section 7.01, neither the Trustee nor the Collateral Agent nor any of their respective officers, directors, employees, attorneys or agents will be responsible or liable for the existence, genuineness, value or protection of any Collateral, for the legality, enforceability, effectiveness or sufficiency of the Security Documents, for the creation, perfection, priority, sufficiency, continuation, maintenance or protection of any Lien securing Obligations under this Indenture or otherwise granted in connection with the Transactions, or for any defect or deficiency as to any such matters, or for any failure to demand, collect, foreclose or realize upon or otherwise enforce any of the Liens securing Obligations under this Indenture or the Security Documents or any delay in doing so.

(c) The Collateral Agent will be subject to such directions as may be given to it pursuant to the Security Documents and by the Trustee from time to time (as required or permitted by this Indenture); provided that in the event of conflict between directions received pursuant to the Security Documents and the directions received hereunder, the Collateral Agent will be subject to directions received pursuant to the Security Documents. Except as directed by the Trustee as required or permitted by this Indenture and any other representatives or pursuant to the Security Documents, the Collateral Agent will not be obligated:

(A) to act upon directions purported to be delivered to it by any other Person;

(B) to foreclose upon or otherwise enforce any Lien securing Obligations under this Indenture; or

(C) to take any other action whatsoever with regard to any or all of the Liens securing Obligations under this Indenture (or any Lien), Security Documents or Collateral.

(d) The Collateral Agent will be accountable only for amounts that it actually receives as a result of the enforcement of the Liens securing Obligations under this Indenture or the Security Documents.

(e) In acting as Collateral Agent or co-Collateral Agent, the Collateral Agent and each co-Collateral Agent may rely upon and enforce each and all of the rights, powers, immunities, indemnities and benefits of the Trustee under Article 7.

(f) The Holders of Notes agree that the Collateral Agent shall be entitled to the rights, privileges, protections, immunities, indemnities and benefits provided to the Collateral Agent by this Indenture and the Security Documents. Furthermore, each Holder of a Note, by accepting such Note, consents to the terms of and authorizes and directs the Trustee (in each of its capacities) and the Collateral Agent to enter into and perform each of the Security Documents in each of its capacities thereunder.

(g) If an Issuer (i) Incurs First Priority Lien Obligations at any time when no intercreditor agreement is in effect or at any time when Debt constituting First Priority Lien Obligations entitled to the benefit of the Intercreditor Agreement is concurrently retired, and (ii) delivers to the Trustee in accordance with Section 12.02 an Officers’ Certificate so stating and requesting the Trustee to instruct the Collateral Agent, pursuant to the terms of the Collateral Trust and Intercreditor Agreement, to enter into an intercreditor agreement on substantially the same terms as the Intercreditor Agreement in favor of a designated agent or representative for the holders of the First Priority Lien Obligations so Incurred, the Trustee shall (and is hereby authorized and directed to) direct the Collateral Agent to enter into such intercreditor agreement.

(h) At all times when the Trustee is not itself the Collateral Agent, the Issuers will deliver in accordance with Section 12.02 to the Trustee copies of all Security Documents delivered to the Collateral Agent and copies of all documents delivered to the Collateral Agent pursuant to this Indenture and the Security Documents.

(i) If an Issuer (i) Incurs Junior Lien Obligations at any time when the Intercreditor Agreement is not in effect and (ii) delivers to the Trustee in accordance with Section 12.02 an Officers’ Certificate so stating and requesting the Trustee to instruct the Collateral Agent, pursuant to the terms of the Collateral Trust and Intercreditor Agreement, to enter into an intercreditor agreement on substantially the same terms as the Intercreditor Agreement with a designated agent or representative for the holders of the Junior Lien Obligations so Incurred, the Trustee shall (and is hereby authorized and directed to) direct the Collateral Agent to enter into such intercreditor agreement.

Section 15.03 Authorization of Actions to Be Taken. (a) Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms hereof and of each Security Document, including, without limitation, the Collateral Trust and Intercreditor Agreement, the Securitization Intercreditor Agreement and the Intercreditor Agreement as originally in effect and as amended, supplemented or replaced from time to time in accordance with its terms or the terms of this Indenture, authorizes and directs the Trustee and/or the Collateral Agent to enter into the Collateral Trust and Intercreditor Agreement, the Securitization Intercreditor Agreement, the Intercreditor Agreement and the other Security Documents to which it is a party, authorizes and empowers the Trustee to direct the Collateral Agent to enter into, and the Collateral Agent to execute and deliver, the Security Documents, including, without limitation, the Collateral Trust and Intercreditor Agreement, the Securitization Intercreditor Agreement and the Intercreditor Agreement and authorizes and empowers the Trustee and the Collateral Agent to bind the Holders of Notes and other holders of Obligations as set forth in the Security Documents to which it is a party and to perform its obligations and exercise its rights and powers thereunder.

(b) Subject to the provisions of the Collateral Trust and Intercreditor Agreement, the Intercreditor Agreement and the other Security Documents, the Trustee and the Collateral Agent are authorized and empowered to receive for their benefit and for the benefit of the Second Priority Lien Obligations any funds collected or distributed under the Security Documents to which the Collateral Agent or Trustee is a party and to make further distributions of such funds to the Holders according to the provisions of this Indenture.

(c) Subject to the provisions of Article 6, Section 7.01 and Section 7.02 hereof, the Collateral Trust and Intercreditor Agreement, the Intercreditor Agreement and the other Security Documents, upon the occurrence and continuance of an Event of Default, the Trustee may, in its sole discretion and without the consent of the Holders, direct, on behalf of the Holders, the Collateral Agent to take all actions necessary or appropriate in order to:

(A) foreclose upon or otherwise enforce any or all of the Liens securing the Second Priority Lien Obligations;

(B) enforce any of the terms of the Security Documents to which the Collateral Agent or Trustee is a party; or

(C) collect and receive payment of any and all Obligations under this Indenture.

Subject to the Collateral Trust and Intercreditor Agreement, the Intercreditor Agreement and the other Security Documents, the Trustee is authorized and empowered to institute and maintain, or direct the Collateral Agent to institute and maintain, such suits and proceedings as are necessary to protect or enforce the Liens securing the Second Priority Lien Obligations or the Security Documents to which the Collateral Agent or the Trustee is a party or to prevent any impairment of Collateral by any acts that may be unlawful or in violation of the Security Documents to which the Collateral Agent or the Trustee is a party or this Indenture, and such suits and proceedings as are necessary to preserve or protect its interests and the interests of the Holders in the Collateral, including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of Holders, the Trustee or the Collateral Agent.

Section 15.04 Release of Liens.

(a) Notwithstanding anything to the contrary in this Indenture, Collateral may be released from the Lien and security interest created by the Security Documents to secure the Notes and Obligations under this Indenture at any time or from time to time in accordance with the provisions of the Collateral Trust and Intercreditor Agreement.

(b) Notwithstanding anything herein to the contrary, at any time when an Event of Default has occurred and is continuing and the maturity of the Notes has been accelerated (whether by declaration or otherwise), the Trustee shall deliver a notice of acceleration to the Collateral Agent as described in Section 4.1(e) of the Collateral Trust and Intercreditor Agreement.

Section 15.05 Powers Exercisable by Receiver or Trustee. In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 15 upon the Issuer or the Guarantors with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Issuer or the Guarantors or of any Officer or Officers thereof required by the provisions of this Article 15; and if the Trustee, the Collateral Agent or a nominee of the Trustee or the Collateral Agent shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee, the Collateral Agent or a nominee of the Trustee or the Collateral Agent.

Section 15.06 Release Upon Termination of the Issuer’s Obligations. In the event (i) that the Issuers deliver to the Trustee in accordance with Section 12.02 an Officers’ Certificate and Opinion of Counsel certifying that all the obligations under this Indenture and the Notes have been satisfied and discharged by the payment in full in immediately available funds of the Issuers’ obligations under the Notes and this Indenture, and all such obligations have been so satisfied, or (ii) a discharge, legal defeasance or covenant defeasance of this Indenture occurs under Article 8, the Trustee shall deliver to the Issuer and the Collateral Agent a notice stating that the Trustee, on behalf of the Holders, disclaims and gives up any and all rights it has in or to the Collateral, and any rights it has under the Security Documents, and upon receipt by the Collateral Agent of such notice, the Collateral Agent shall be deemed not to hold a Lien in the Collateral on behalf of the Trustee and the Holders.

Section 15.07 Designations. Except as provided in the next sentence, for purposes of the provisions hereof and the Collateral Trust and Intercreditor Agreement and the Intercreditor Agreement requiring the Issuer to designate Debt for the purposes of the terms First Priority Lien Obligations, Other Second-Priority Obligations, Junior Lien Obligations or any other such designations hereunder or under the Intercreditor Agreement and/or Collateral Trust and Intercreditor Agreement, any such designation shall be sufficient if the relevant designation provides in writing that such First Priority Lien Obligations, Other Second-Priority Obligations, Junior Lien Obligations or such other designations are permitted under this Indenture and is signed on behalf of the Issuer by an Officer and delivered to the Trustee and the Collateral Agent. For all purposes hereof and the Intercreditor Agreement, the Issuer hereby designates the obligations pursuant to the Credit Agreement as in effect on the Issue Date as “First Priority Lien Obligations.” For all purposes hereof and the Collateral Trust and Intercreditor Agreement, the Issuer hereby designates the obligations under the Second Lien Notes Indenture as in effect on the Issue Date as “Other Second-Priority Obligations” and under the Credit Agreement as in effect on the Issue Date as “First Priority Lien Obligations.”

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

Foresight Energy LLC,
as Issuer

By:	/s/ Robert D. Moore
Name:	Robert D. Moore
Title:	President & Chief Executive Officer

Foresight Energy Finance Corporation,
as Co-Issuer

By:	/s/ Robert D. Moore
Name:	Robert D. Moore
Title:	President & Chief Executive Officer

Foresight Energy LP,
as Parent Guarantor
By: Foresight Energy GP LLC,
its general partner

By:	/s/ Robert D. Moore
Name:	Robert D. Moore
Title:	President & Chief Executive Officer

[Signature Page to Exchangeable PIK Notes Indenture]

Adena Resources, LLC
Akin Energy LLC
American Century Mineral LLC
American Century Transport LLC
Coal Field Construction Company LLC
Coal Field Repair Services LLC
Foresight Coal Sales LLC
Foresight Energy Employee Services Corporation
Foresight Energy Labor LLC
Foresight Energy Services LLC
Hillsboro Energy LLC
Hillsboro Transport LLC
LD Labor Company LLC
Logan Mining LLC
M-Class Mining, LLC
Mach Mining, LLC
Macoupin Energy LLC
MaRyan Mining LLC
Oeneus LLC d/b/a Savatran LLC
Patton Mining LLC
Seneca Rebuild LLC
Sitran LLC
Sugar Camp Energy, LLC
Tanner Energy LLC
Viking Mining LLC
Williamson Energy, LLC

as Guarantors

By:	/s/ Robert D. Moore
Name:	Robert D. Moore
Title:	President & Chief Executive Officer

[Signature Page to Exchangeable PIK Notes Indenture]

Wilmington Trust, National Association, as
Trustee

By:	/s/ John T. Needham, Jr.
Name:	John T. Needham, Jr.
Title:	Vice President

[Signature Page to Exchangeable PIK Notes Indenture]

American Stock Transfer & Trust Company,
LLC, as Notes Administrator

By:	/s/ Michael A. Nespoli
Name:	Michael A. Nespoli
Title:	Executive Director

[Signature Page to Exchangeable PIK Notes Indenture]

EXHIBIT A

[FORM OF FACE OF NOTE]

UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF AMERICAN STOCK TRANSFER AND TRUST COMPANY, A NEW YORK LIMITED LIABILITY TRUST COMPANY (“AST”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY GLOBAL NOTE ISSUED IS REGISTERED IN THE NAME OF AST OR IN SUCH OTHER NOMINEE AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF AST (AND ANY PAYMENT IS MADE TO AST OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF AST), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, AST, HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF AST OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES, ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY ONLY (A) TO EITHER OF THE ISSUERS OR THEIR SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY AND THE NOTES ADMINISTRATOR’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) AND (E) TO REQUIRE THE DELIVERY OF AN OPINION

OF COUNSEL, CERTIFICATION OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

EACH PURCHASER OF THIS GLOBAL NOTE OR ANY INTEREST HEREIN IS HEREBY NOTIFIED THAT THE SELLER OF THIS GLOBAL NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THIS NOTE IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. FOR INFORMATION REGARDING THE ISSUE PRICE, THE TOTAL AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE, AND THE YIELD TO MATURITY OF THIS SECURITY, PLEASE CONTACT THE CHIEF FINANCIAL OFFICER OF FORESIGHT ENERGY LP, (AS REPRESENTATIVE OF THE ISSUERS) AT 211 NORTH BROADWAY, SUITE 2600, ST. LOUIS, MISSOURI 63102. THIS NOTE IS SUBJECT TO THE TERMS OF (A) THE INTERCREDITOR AGREEMENT AMONG THE ISSUERS, EACH OF THE GUARANTORS PARTY THERETO FROM TIME TO TIME, CITIBANK, N.A., AS COLLATERAL AGENT FOR THE FIRST LIEN SECURED PARTIES, WILMINGTON SAVINGS FUND SOCIETY, FSB, AS COLLATERAL AGENT FOR THE SECOND LIEN SECURED PARTIES, WILMINGTON TRUST, NATIONAL ASSOCIATION, AS TRUSTEE UNDER THE SECOND LIEN EXCHANGEABLE PIK NOTES INDENTURE, WILMINGTON SAVINGS FUND, FSB, AS TRUSTEE UNDER THE SECOND LIEN SECURED NOTES INDENTURE, AND THE OTHER PARTIES FROM TIME TO TIME PARTY THERETO AND (B) THE COLLATERAL TRUST AND INTERCREDITOR AGREEMENT AMONG EACH ISSUER, EACH GUARANTOR, THE TRUSTEE, WILMINGTON TRUST, NATIONAL ASSOCIATION, AS THE TRUSTEE WITH RESPECT TO THE PIK EXCHANGEABLE NOTES, THE SECURED PARTY REPRESENTATIVES FROM TIME TO TIME A PARTY THERETO AND WILMINGTON SAVINGS FUND SOCIETY, FSB, AS COLLATERAL AGENT, IN EACH CASE, ENTERED INTO ON THE ISSUE DATE AND AS IT MAY BE AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME.

THE COMMON UNITS ISSUABLE UPON EXCHANGE OF THIS NOTE WILL ONLY BE DEPOSITED WITH OR ON BEHALF OF THE DEPOSITORY TRUST COMPANY FOLLOWING A DETERMINATION BY FORESIGHT ENERGY GP LLC THAT SUCH COMMON UNITS HAVE LIKE INTRINSIC ECONOMIC AND UNITED STATES FEDERAL INCOME TAX CHARACTERISTICS, IN ALL MATERIAL RESPECTS TO THE INTRINSIC ECONOMIC AND UNITED STATES FEDERAL INCOME TAX CHARACTERISTICS OF THE COMMON UNITS THEN HELD THROUGH THE DEPOSITORY TRUST COMPANY. PRIOR TO SUCH DETERMINATION, SUCH COMMON UNITS WILL ONLY BE TRANSFERABLE PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR BY DELIVERY OF APPROPRIATE TRANSFER INSTRUCTIONS TO THE AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC (THE “TRANSFER AGENT”) AND ANY OTHER APPROPRIATE DOCUMENTATION REASONABLY REQUESTED BY THE TRANSFER AGENT.

No. $

SENIOR SECURED SECOND LIEN EXCHANGEABLE PIK NOTES

Foresight Energy LLC, Delaware limited liability company, and Foresight Energy Finance Corporation, a Delaware corporation, for value received promise to pay to American Stock Transfer & Trust Company, LLC or registered assigns the principal sum of $[        ] dollars or such greater or lesser amount as is set forth on the Schedule of Exchanges of Interests in the Note attached hereto when due in accordance with the Indenture.

From August 30, 2016, or from the most recent interest payment date to which interest has been paid or provided for, PIK Interest on this Note will accrue at 15% per annum, or, if an Event of Default shall be ongoing, the Default Rate, payable on March 1, 2017 and October 3, 2017, to the Person in whose name this Note (or any predecessor Note) is registered at the close of business on the preceding February 15, 2017 and September 15, 2017, as applicable.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Unless the certificate of authentication hereon has been executed by the Notes Administrator referred to on the reverse hereof by manual signature of an authorized signatory, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof and to the provisions of the Indenture, which provisions shall for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, each of Foresight Energy LLC and Foresight Energy Finance Corporation has caused this Note to be signed manually or by facsimile by its duly authorized signatory.

Dated: August 30, 2016

Foresight Energy LLC

By:
Name:
Title:

Foresight Energy Finance Corporation

By:
Name:
Title:

NOTES ADMINISTRATOR’S CERTIFICATE OF AUTHENTICATION

American Stock Transfer & Trust Company, LLC, as Notes Administrator, certifies that this is one of the Notes referred to in the Indenture.

By:
Authorized Signatory

[FORM OF REVERSE SIDE OF NOTE]

SENIOR SECURED SECOND LIEN EXCHANGEABLE PIK NOTES

1.	Interest

Foresight Energy LLC, Delaware corporation (the “Company”) and Foresight Energy Finance Corporation (the “Co-Issuer,” and, together with the Company, the “Issuers”), and their respective successors and assigns under the Indenture hereinafter referred to, for value received promise to pay interest on the principal amount of this Note from August 30, 2016 at the rate per annum shown above, or, if an Event of Default shall be ongoing, the Default Rate. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Issuers will pay interest on overdue principal at the Default Rate compounded semiannually, and it shall pay interest on overdue installments of interest at the Default Rate compounded semiannually to the extent lawful.

Interest will be payable by the Company by increasing the principal amount of this Note or by issuing additional PIK Notes (“PIK Interest”).

At all times, PIK Interest on this Note will be payable by (x) with respect to Notes represented by one or more Global Notes registered in the name of, or held by, the Depositary or its nominee on the relevant Record Date, by increasing the principal amount of the outstanding Global Note by an amount equal to the amount of PIK Interest for the applicable interest period (rounded down to the nearest whole dollar) as provided in writing by the Company to the Notes Administrator and (y) with respect to certificated Notes, by issuing PIK Notes in certificated form in an aggregate principal amount equal to the amount of PIK Interest for the applicable interest period (rounded down to the nearest whole dollar), and the Notes Administrator will, at the written request of the Company, authenticate and deliver such PIK Notes in certificated form for original issuance to the holders on the relevant Record Date, as shown by the records of the register of Holders. Following an increase in the principal amount of any outstanding Global Note as a result of a PIK Payment, such Global Note will bear interest on such increased principal amount from and after the date of such PIK Payment. Any PIK Notes issued in certificated form will be dated as of the applicable Interest Payment Date and will bear interest from and after such date. All Notes issued pursuant to a payment of PIK Interest will be governed by, and subject to the terms, provisions and conditions of, the Indenture and shall have the same rights and benefits as the Notes issued on the Issue Date. Any certificated PIK Notes will be issued with the description “PIK” on the face of such PIK Note.

2.	Method of Payment

The Issuers shall pay interest on this Note (except defaulted interest) to the persons who are registered Holders of this Note at the close of business on the applicable Record Date even if this Note is cancelled after such Record Date and on or before the applicable Interest Payment Date. The Issuers shall pay principal and cash interest, if any, in U.S. Dollars in immediately available funds that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Issuers by check delivered to the Holder.

The amount of payments in respect of interest on each Interest Payment Date shall correspond to the aggregate principal amount of Notes as established by the Registrar at the close of business on the relevant Record Date. Payments of principal shall be made upon surrender of the Global Note to the Paying Agent.

3.	Paying Agent and Registrar

Initially, American Stock Transfer & Trust Company, LLC, or one of its affiliates will act as Paying Agent and Registrar. The Company or any of its Affiliates incorporated in the United States may act as Paying Agent, Registrar or co-Registrar, subject to the provisions of the Indenture.

4.	Indenture

The Issuers issued the Notes under an indenture dated as of August 30, 2016 (the “Indenture”), among the Company, the Co-Issuer, the Guarantors and Wilmington Trust, National Association, as trustee (the “Trustee”), American Stock Transfer & Trust Company, LLC, as notes administrator (the “Notes Administrator”) and Wilmington Savings Fund Society, FSB, as collateral agent. The terms of the Notes include those stated in the Indenture. Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of those terms. In the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control.

The Notes are second lien senior secured guaranteed obligations of the Issuers and are issued in an initial aggregate principal amount up to $299,859,000. The Indenture imposes certain limitations on the Company, the Co-Issuer, the Subsidiary Guarantors and their affiliates, including, without limitation, limitations on the incurrence of indebtedness, the payment of dividends and other payment restrictions affecting the Company and its subsidiaries, the sale of assets, transactions with and among affiliates of the Company and the Restricted Subsidiaries, change of control and Liens.

5.	Optional Redemption

At any time prior to the Notes Maturity Date, the Issuers may redeem the Notes, in whole or in part, by paying a Redemption Price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest, if any, to (but excluding), the applicable Redemption Date (subject to the right of Holders of record on a Record Date to receive interest due on the applicable Interest Payment Date). Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed (or if PIK Interest has been paid, in denominations of $1.00 and any integral multiple of $1.00 in excess thereof with respect to a PIK Note or the portion of a Global Note constituting PIK Interest). On and after the Redemption Date, interest ceases to accrue on Notes or portions thereof called for redemption.

6.	Repurchase at the Option of Holders

Upon the occurrence of a Change of Control or the receipt of Excess Proceeds by the Company or a Restricted Subsidiary from Asset Sales in excess of $25,000,000, the Issuers shall be required to make an Offer to Purchase all or a part of each Holder’s Notes (in a minimum denomination of $1,000 principal amount and multiples of $1,000 above that amount, pursuant to the terms of the Indenture (or if a PIK Payment has been made, in denominations of $1.00 and any integral multiple of $1.00 in excess thereof with respect to a PIK Note or the portion of a Global Note constituting PIK Interest).

7.	Ranking and Collateral

From the Issue Date, the Notes and the Subsidiary Guarantees will be secured by security interests (subject to Permitted Liens) in the Collateral pursuant to the Security Documents (but subject to the terms and conditions of the Security Documents, including the Collateral Trust and Intercreditor Agreement and the Intercreditor Agreement). The Liens upon any and all Collateral are, to the extent and in the manner provided in the Security Documents, including the Collateral Trust and Intercreditor Agreement and the Intercreditor Agreement, junior in ranking with all present and future Liens securing First Priority Lien Obligations, are equal in ranking to all present and future Liens securing Other Second Lien Obligations and will be senior in ranking to all present and future Liens securing Junior Lien Obligations.

8.	Maturity; Exchange of Notes

On or prior to October 2, 2017, the Issuers may redeem, repurchase, refinance, defease or otherwise retire all (but not less than all) of the Notes in cash at 100% of the principal amount thereof plus accrued and unpaid interest through such date). Any such redemption, repurchase, refinancing, defeasance or other retirement of the Notes made prior to the Notes Maturity Date shall constitute a Note Retirement. If all of the Notes are not redeemed, repurchased, refinanced, defeased or otherwise retired (or purchased by the Murray Group pursuant to the Murray Purchase) on or prior to October 2, 2017, then the Notes shall mature at 1:00 p.m. (New York City time) on the Notes Maturity Date, at which time the Issuers shall repay the Notes in cash at 100% of the principal amount of the Notes plus accrued interest to the Notes Maturity Date; provided, that if the Issuers fail to so repay the Notes, then all outstanding Notes (including all principal, interest, and other amounts outstanding thereunder) will immediately and automatically be exchanged for Common Units at the then-existing Exchange Rate; provided, however, that any Notes held by the same Holder shall be aggregated, and the number of Common Units delivered shall be determined by multiplying such aggregated Notes by the Exchange Rate.

9.	Denominations

The Notes are in minimum denominations of $1,000 principal amount and multiples of $1,000 above that amount (or if a PIK Payment has been made, in denominations of $1.00 and any integral multiple of $1.00 in excess thereof with respect to a PIK Note or the portion of a Global Note constituting PIK Interest). The transfer of Notes may be registered, and Notes may be exchanged, as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

10.	Unclaimed Money

All moneys paid by the Issuers or the Guarantors to the Notes Administrator or a Paying Agent for the payment of the principal of, or premium, if any, or interest on, any Notes that remain unclaimed at the end of three years after such principal, premium or interest has become due and payable may be repaid to the Issuers or the Guarantors upon written request therefore, subject to applicable unclaimed property law, and the Holder of such Note thereafter may look only to the Issuers or the Guarantors for payment thereof.

11.	Discharge and Defeasance

Subject to certain conditions, the Issuers may discharge their obligations under the Notes and the Indenture by irrevocably depositing in trust with the Notes Administrator cash in United States dollars or U.S. Government Obligations sufficient without consideration of reinvestment to pay principal of and interest on the Notes to but excluding maturity or redemption within one year.

12.	Amendment, Supplement and Waiver

The Indenture contains provisions permitting the Issuers, the Notes Administrator and the Trustee in certain circumstances, without the consent of the Holders, and in other circumstances, with the consent of the Holders, as set forth in Sections 6.04 and 9.02 of the Indenture, of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture, the Notes, the Note Guarantees, the Collateral Trust and Intercreditor Agreement, the Intercreditor Agreement, any other intercreditor agreements or the Security Documents as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may, on behalf of the Holders of all of the Notes, waive any Default or Event of Default under the Indenture and its consequences. This paragraph is subject to any applicable limitations in the Indenture, including Section 2.09.

13.	Defaults and Remedies

In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal, interest, and premium, if any, on the Notes may be declared, by either the Trustee or the Holders of not less than 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.

14.	Trustee, Paying Agent and Security Registrar Dealings with Issuers

Subject to certain limitations imposed by the Trust Indenture Act, if applicable, the Paying Agent, Security Registrar, Notes Administrator and Trustee under the Indenture, each in its individual or other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuers or their Affiliates and may otherwise deal with the Issuers or their Affiliates with the same rights it would have if it were not the Paying Agent, Security Registrar, Notes Administrator or Trustee, respectively.

15.	No Recourse Against Others

A director, officer, employee, incorporator, member or stockholder, of an Issuer or any Guarantor, as such, shall not have any liability for any obligations of the Issuers or the Guarantors under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

16.	Guarantees

The payment by the Issuers of the principal of and interest on this Note is fully and unconditionally guaranteed on a joint and several basis by each of the Guarantors on the terms set forth in the Indenture.

17.	Authentication

This Note shall not be valid until an authorized officer of the Notes Administrator (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

18.	Governing Law

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

An Issuer or a Guarantor shall furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture. Requests may be made to:

Foresight Energy LLC

211 North Broadway, Suite 2600

St. Louis, Missouri 63102

Facsimile: (561) 626-4938

ASSIGNMENT FORM

To assign and transfer this Note, fill in the form below:

(I) or (the company) assign and transfer this Note to

(Insert assignee’s social security or tax I.D. no.)

(Print or type assignee’s name, address and postal code)

and irrevocably appoint agent to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Your Signature:

(Sign exactly as your name appears on the other side of this Note)

Signature Note Guarantee:

(Participant in a recognized signature guarantee medallion program)

Date:

Certifying Signature:

In connection with any transfer of any Notes evidenced by this certificate occurring prior to the date that is one year after the later of the date of original issuance of such Notes and the last date, if any, on which the Notes were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Notes are being transferred in accordance with the transfer restrictions set forth in such Notes and:

CHECK ONE BOX BELOW

(1)	☐	to the Company; or

(2)	☐	pursuant to and in compliance with Rule 144A under the U.S. Securities Act of 1933; or

(3)	☐	pursuant to and in compliance with Regulation S under the U.S. Securities Act of 1933; or

(4)	☐	pursuant to another available exemption from the registration requirements of the U.S. Securities Act of 1933.

Unless one of the boxes is checked, the Notes Administrator will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if box (2) is checked, by executing this form, the Transferor is deemed to have certified that such Notes are being transferred to a person it reasonably believes is a “qualified institutional buyer” as defined in Rule 144A under the U.S. Securities Act of 1933 who has received notice that such transfer is being made in reliance on Rule 144A; if box (3) is checked, by executing this form, the Transferor is deemed to have certified that such transfer is made pursuant to an offer and sale that occurred outside the United States in compliance with Regulation S under the U.S. Securities Act; and if box (4) is checked, the Notes Administrator may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company reasonably requests to confirm that such transfer is being made pursuant to an exemption from or in a transaction not subject to, the registration requirements of the U.S. Securities Act of 1933.

Signature:

Signature Note Guarantee:

(Participant in a recognized signature guarantee medallion program)

Certifying Signature:

Date:

Signature Note Guarantee:

(Participant in a recognized signature guarantee medallion program)

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note or a portion thereof repurchased pursuant to Section 4.09 or 4.11 of the Indenture, check the box: ☐

If the purchase is in part, indicate the portion (in denominations of $1,000 or any integral multiple thereof) to be purchased:

Your signature:

(Sign exactly as your name appears on the other side of this Note)

Date:

SCHEDULE A

SCHEDULE OF PRINCIPAL AMOUNT

The following decreases/increases in the principal amount of this Security have been made:

Date of Decrease/Increase	Decrease in Principal Amount	Increase in Principal Amount	Principal Amount Following such Decrease/ Increase	Notation Made by or on Behalf of Registrar

EXHIBIT B

FORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED BY SUBSEQUENT GUARANTORS

Supplemental Indenture (this “Supplemental Indenture”), dated as                     , among (the “Guaranteeing Subsidiary”), a subsidiary of Foresight Energy LLC (or its permitted successor), a Delaware limited liability company (the “Company”), the Issuer, Foresight Energy Finance Corporation (or its permitted successor), a Delaware corporation (the “Co-Issuer,” and, together with the Company, the “Issuers”), Wilmington Trust, National Association, as trustee under the Indenture referred to below (the “Trustee”), American Stock Transfer & Trust Company, LLC, as notes administrator under the Indenture referred to below (the “Notes Administrator”) and Wilmington Savings Fund Society, FSB, as collateral agent.

W I T N E S S E T H

WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of August 30, 2016, providing for the issuance of Senior Secured Second Lien Exchangeable PIK Notes due 2017 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuers’ Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee and Notes Administrator are authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary, the Trustee and the Notes Administrator mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

ARTICLE I

DEFINITIONS

Section 1.01. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

ARTICLE II

GUARANTEES

Section 2.01. The Guarantees. Subject to the provisions of this Article II, the Guaranteeing Subsidiary hereby irrevocably and unconditionally guarantees, jointly and severally, on a second lien senior secured basis, the full and punctual payment (whether at maturity, upon any redemption, by declaration or acceleration, or otherwise) of the principal of, premium, if any, and interest on, and all other amounts payable under the Notes, and the full and punctual payment of all other amounts payable by the Issuers under the Indenture. Upon failure by the Issuers to pay punctually any such amount, the Guaranteeing Subsidiary shall forthwith on demand pay the amount not so paid at the place and in the manner specified in the Indenture. The Guaranteeing Subsidiary further agrees to pay any and all expenses (including reasonable counsel fees and expenses) incurred by the Trustee, the Notes Administrator or the Paying Agent in enforcing or exercising any rights under this Note Guarantee.

Section 2.02. Guarantee Unconditional. (a) The obligations of the Guaranteeing Subsidiary hereunder are direct, unsubordinated, unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

(1) any extension, renewal, settlement, compromise, failure to enforce, waiver or release in respect of any obligation of the Issuers under the Indenture, this Supplemental Indenture or under the Notes, by operation of law or otherwise;

(2) any rescission, waiver or, subject to Section 10.03 of the Indenture, any modification or amendment of or supplement to, the Indenture or the Notes;

(3) the occurrence or notice of any default or event of default under the Indenture or under any other agreement,

(4) any change in the corporate existence, structure or ownership of an Issuer, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting an Issuer or their assets or any resulting release or discharge of any obligation of an Issuer contained under the Indenture or under the Notes;

(5) the existence of any claim, set-off or other rights which the Guaranteeing Subsidiary may have at any time against an Issuer, the Trustee, the Notes Administrator or any other Person, whether in connection with the Indenture or any unrelated transactions, provided that nothing herein prevents the assertion of any such claim by separate suit or compulsory counterclaim;

(6) any invalidity or unenforceability relating to or against an Issuer for any reason of the Indenture or any Note, or any provision of applicable law or regulation purporting to prohibit the payment by an Issuer of the principal of or interest on the Notes or any other amount payable by an Issuer under the Indenture; or

(7) any other act or omission to act or delay of any kind by an Issuer, the Trustee, the Notes Administrator or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to such Guaranteeing Subsidiary’s obligations hereunder.

Section 2.03. Discharge; Reinstatement. The Guaranteeing Subsidiary’s obligations hereunder will remain in full force and effect until the principal of, premium, if any, and interest on the Notes and all other amounts payable by the Issuers under the Indenture have been paid in full, or the Notes have been exchanged in accordance with the provisions of Article 13 of the Indenture. If at any time any payment of the principal of, premium, if any, or interest on any Note or any other amount payable by the Issuers under the Indenture is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of an Issuer or otherwise, the Guaranteeing Subsidiary’s obligations hereunder with respect to such payment will be reinstated as though such payment had been due but not made at such time.

Section 2.04. Waiver by the Guaranteeing Subsidiary. The Guaranteeing Subsidiary irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for under the Indenture or herein, as well as any requirement that at any time any action be taken by any Person against an Issuer or any other Person.

Section 2.05. Subrogation and Contribution. Upon making any payment with respect to any obligation of the Issuers under this Article, the Guaranteeing Subsidiary will be subrogated to the rights of the payee against the Issuers with respect to such obligation, provided that the Guaranteeing Subsidiary may not enforce either any right of subrogation, or any right to receive payment in the nature of contribution, or otherwise, from any other Guarantor (including any Guaranteeing Subsidiary), with respect to such payment so long as any amount payable by the Issuers hereunder or under the Notes remains unpaid.

Section 2.06. Stay of Acceleration. If acceleration of the time for payment of any amount payable by an Issuer under the Indenture or the Notes is stayed upon the insolvency, bankruptcy or reorganization of such Issuer, all such amounts otherwise subject to acceleration under the terms of the Indenture are nonetheless payable by the Guaranteeing Subsidiary hereunder forthwith on demand by the Trustee or the Holders.

Section 2.07. Limitation on Amount of Guarantee. Notwithstanding anything to the contrary in this Article II, the Guaranteeing Subsidiary, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guaranteeing Subsidiary not constitute a fraudulent conveyance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law. To effectuate that intention, the Trustee, the Holders and the Guaranteeing Subsidiary hereby irrevocably agree that the obligations of the Guaranteeing Subsidiary under its Note Guarantee are limited to the maximum amount that would not render the Guaranteeing Subsidiary’s obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law.

Section 2.08. Execution and Delivery of Guaranty. The execution by the Guaranteeing Subsidiary of this Supplemental Indenture evidences the Note Guarantee of the Guaranteeing Subsidiary, whether or not the person signing as an officer of the Guaranteeing Subsidiary still holds that office at the time of authentication of any Note. The delivery of any Note by the Notes Administrator after authentication constitutes due delivery of the Note Guarantee set forth in this Supplemental Indenture on behalf of the Guaranteeing Subsidiary.

ARTICLE III

CONSOLIDATION OF SUBSIDIARY GUARANTOR

Section 3.01. Guaranteeing Subsidiary may Consolidate, etc. on Certain Terms. The Guaranteeing Subsidiary shall not (i) consolidate with or merge with or into any Person, or (ii) sell, convey, transfer or dispose of all or substantially all of its assets, in one transaction or a series of related transactions, to any Person, unless:

(i) the other Person is an Issuer or any Restricted Subsidiary that is a Guarantor or becomes a Guarantor concurrently with the transaction; or

(ii) (1) either (x) the Guaranteeing Subsidiary is the continuing Person or (y) the resulting, surviving or transferee Person expressly assumes by supplemental indenture (or other joinder agreement, as applicable) all of the obligations of the Guaranteeing Subsidiary under its Note Guarantee and executes all applicable Security Documents; and

(2) immediately after giving effect to the transaction, no Default has occurred and is continuing; or

(iii) the transaction constitutes a sale or other disposition (including by way of consolidation or merger) of the Guaranteeing Subsidiary or the sale or disposition of all or substantially all the assets of the Guaranteeing Subsidiary (in each case other than to the Issuer or a Restricted Subsidiary) otherwise permitted under the terms of the Indenture.

(b) In case of any consolidation, merger, sale or conveyance of the Guaranteeing Subsidiary pursuant to Section 5.01(d) of the Indenture, and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee, of a Guarantee and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by such Guarantor, such successor Person shall succeed to and be substituted for the Guaranteeing Subsidiary with the same effect as if it had been named herein as a Guaranteeing Subsidiary. All the Note Guarantees so issued shall, in all respects, have the same legal rank and benefit under the Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Note Guarantees had been issued at the date of the execution of the Indenture.

(c) Except as set forth in Article 5 of the Indenture, and notwithstanding clauses (a) and (b) above, nothing contained in this Supplemental Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into an Issuer or another Guarantor, or shall prevent any sale, conveyance, transfer or disposal of the property of a Guarantor or the Guaranteeing Subsidiary as an entirety or substantially as an entirety to an Issuer, the Guaranteeing Subsidiary or another Guarantor.

ARTICLE IV

RELEASES

Section 4.01. Releases. The Note Guarantee of the Guaranteeing Subsidiary shall be released and terminated upon:

(a) a sale or other disposition of Capital Stock (including by way of consolidation or merger) of the Guaranteeing Subsidiary following which it is no longer a direct or indirect Subsidiary of the Company or the sale or disposition of all or substantially all the assets of the Guaranteeing Subsidiary (other than to the Company or a Restricted Subsidiary);

(b) the designation by the Company of the Guaranteeing Subsidiary as an Unrestricted Subsidiary,

(c) if the Note Guarantee was required pursuant to the terms of Section 4.13 of the Indenture, the cessation of the circumstances requiring the Note Guarantee, including the release or discharge of the guarantee of such Guarantor of the Credit Agreement, excluding any such release or discharge in connection with the refinancing or replacement of the Credit Agreement,

(d) defeasance or discharge of the Notes, as provided in Article 8 of the Indenture,

(e) the release, other than the discharge through payment by the Guaranteeing Subsidiary, of all other Guarantees by such Restricted Subsidiary of Debt of the Company or any other Restricted Subsidiary, excluding any such release or discharge in connection with the refinancing or replacement of such Debt, or

(f) the occurrence of an event requiring such termination under the terms of the Intercreditor Agreement.

provided that any such event occurs in accordance with all other applicable provisions under the Indenture, as amended from time to time.

ARTICLE V

MISCELLANEOUS

Section 5.01. Incorporators, Stockholders, Officers and Directors of Issuer Exempt from Individual Liability. No recourse under or upon any obligation, covenant or agreement contained in the Indenture or in this Note Guarantee, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such or against any past, present or future stockholder, officer or director, as such, of an Issuer or the Guaranteeing Subsidiary, or of any successor, either directly or through an Issuer, Guaranteeing Subsidiary or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Notes by the Holders thereof and as part of the consideration for the issue of the Notes.

Section 5.02. Governing Law. The internal law of the State of New York shall govern and be used to construe this Supplemental Indenture, the Indenture and the Notes.

Section 5.03. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 5.04. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

Section 5.05. The Trustee and Agent. Neither the Trustee nor the Notes Administrator shall be responsible in any manner whatsoever for or in respect of the validity, sufficiency or adequacy of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Issuers.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:

[Guaranteeing Subsidiary]

By:
Name:
Title:

Foresight Energy LLC

By:
Name:
Title:

Foresight Energy Finance Corporation

By:
Name:
Title:

Wilmington Trust, National Association, as Trustee

By:
Name:
Title:

EXHIBIT C

FORM OF INTERCREDITOR AGREEMENT

See attached.

C-1

EXHIBIT D

FORM OF COLLATERAL TRUST AND INTERCREDITOR AGREEMENT

See attached.

E-1

EXHIBIT E

WIRE INSTRUCTIONS

See attached.

E-2